                                                                     EXHIBIT 2.2



                           THIRD AMENDED AND RESTATED
                                CREDIT AGREEMENT


                           DATED AS OF OCTOBER 1, 2002


                                      AMONG


                              RAYOVAC CORPORATION,

                           VARTA GERATEBATTERIE GMBH,

                         VARIOUS FINANCIAL INSTITUTIONS,

                       LASALLE BANK NATIONAL ASSOCIATION,
                             AS DOCUMENTATION AGENT,

                          CITICORP NORTH AMERICA, INC.,
                              AS SYNDICATION AGENT,

                                       AND

                             BANK OF AMERICA, N.A.,
                             AS ADMINISTRATIVE AGENT



                                   ARRANGED BY

                         BANC OF AMERICA SECURITIES LLC
                                       AND
                            SALOMON SMITH BARNEY INC.

                                TABLE OF CONTENTS


                                                                                                             Page
ARTICLE I             DEFINITIONS................................................................................1

         1.1      Certain Defined Terms..........................................................................1

         1.2      Other Interpretive Provisions.................................................................27

         1.3      Accounting Principles.........................................................................28

         1.4      Reallocation of Loans and Commitments.........................................................28

ARTICLE II            THE CREDITS...............................................................................29

         2.1      Amounts and Terms of Commitments..............................................................29

         2.2      Loan Accounts.................................................................................30

         2.3      Procedure for Borrowing.......................................................................31

         2.4      Conversion and Continuation Elections.........................................................31

         2.5      Swingline Loans...............................................................................33

         2.6      Changes in Revolving Commitments..............................................................38

         2.7      Optional Prepayments..........................................................................40

         2.8      Mandatory Prepayments of Loans................................................................40

         2.9      Repayment.....................................................................................42

         2.10     Interest......................................................................................42

         2.11     Fees..........................................................................................43

         2.12     Computation of Fees and Interest..............................................................44

         2.13     Payments by the Borrowers.....................................................................44

         2.14     Payments by the Lenders to the Administrative Agent...........................................45

         2.15     Sharing of Payments, Etc......................................................................46

ARTICLE III           THE LETTERS OF CREDIT.....................................................................47

         3.1      The Letter of Credit Subfacility; Existing Letters of Credit..................................47

         3.2      Issuance, Amendment and Renewal of Letters of Credit..........................................48

         3.3      Risk Participations, Drawings and Reimbursements..............................................50

         3.4      Repayment of Participations...................................................................51

         3.5      Role of the Issuing Lender....................................................................52

         3.6      Obligations Absolute..........................................................................53

         3.7      Cash Collateral Pledge........................................................................53

         3.8      Letter of Credit Fees.........................................................................54

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                             Page
         3.9      Applicability of ISP98 and UCP................................................................54

         3.10     Non-Dollar Letters of Credit..................................................................54

ARTICLE IV            TAXES, YIELD PROTECTION AND ILLEGALITY....................................................55

         4.1      Taxes.........................................................................................56

         4.2      Illegality....................................................................................57

         4.3      Increased Costs and Reduction of Return.......................................................58

         4.4      Funding Losses................................................................................59

         4.5      Inability to Determine Rates..................................................................59

         4.6      Certificates of Lenders.......................................................................60

         4.7      Substitution of Lenders.......................................................................60

         4.8      Survival......................................................................................60

ARTICLE V             CONDITIONS PRECEDENT......................................................................60

         5.1      Conditions of Effectiveness...................................................................60

         5.2      Conditions to All Credit Extensions...........................................................63

ARTICLE VI            REPRESENTATIONS AND WARRANTIES............................................................63

         6.1      Corporate Existence and Power.................................................................63

         6.2      Corporate Authorization; No Contravention.....................................................64

         6.3      Governmental Authorization....................................................................64

         6.4      Binding Effect................................................................................64

         6.5      Litigation....................................................................................65

         6.6      No Default....................................................................................65

         6.7      ERISA Compliance..............................................................................65

         6.8      Use of Proceeds; Margin Regulations...........................................................66

         6.9      Title to Properties...........................................................................66

         6.10     Taxes.........................................................................................66

         6.11     Financial Condition...........................................................................66

         6.12     Regulated Entities............................................................................67

         6.13     No Burdensome Restrictions....................................................................67

         6.14     Copyrights, Patents, Trademarks and Licenses, etc.............................................67

         6.15     Subsidiaries..................................................................................67

         6.16     Insurance.....................................................................................67

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                             Page
         6.17     Solvency, etc.................................................................................67

         6.18     Real Property.................................................................................68

         6.19     Swap Obligations..............................................................................68

         6.20     Full Disclosure...............................................................................68

         6.21     Environmental Warranties......................................................................68

         6.22     VARTA Financial Statements....................................................................69

         6.23     VARTA Acquisition.............................................................................70

ARTICLE VII           AFFIRMATIVE COVENANTS.....................................................................70

         7.1      Financial Statements..........................................................................70

         7.2      Certificates; Other Information...............................................................71

         7.3      Notices.......................................................................................72

         7.4      Preservation of Corporate Existence, etc......................................................73

         7.5      Maintenance of Property.......................................................................73

         7.6      Insurance.....................................................................................73

         7.7      Payment of Obligations........................................................................74

         7.8      Compliance with Laws..........................................................................74

         7.9      Compliance with ERISA.........................................................................74

         7.10     Inspection of Property and Books and Records..................................................74

         7.11     Environmental Covenant........................................................................75

         7.12     Use of Proceeds...............................................................................75

         7.13     Further Assurances............................................................................75

         7.14     Swap Contracts................................................................................76

         7.15     Subsidiary Borrower Financial Condition.......................................................77

         7.16     Real Estate Documents.........................................................................77

         7.17     Opinions......................................................................................77

ARTICLE VIII          NEGATIVE COVENANTS........................................................................78

         8.1      Limitation on Liens...........................................................................78

         8.2      Disposition of Assets.........................................................................80

         8.3      Consolidations and Mergers....................................................................80

         8.4      Loans and Investments.........................................................................81

         8.5      Limitation on Indebtedness....................................................................82

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                             Page
         8.6      Transactions with Affiliates..................................................................83

         8.7      Use of Proceeds...............................................................................83

         8.8      Contingent Obligations........................................................................84

         8.9      Joint Ventures................................................................................84

         8.10     Lease Obligations.............................................................................84

         8.11     Minimum Interest Coverage Ratio...............................................................85

         8.12     Maximum Leverage Ratio........................................................................85

         8.13     Minimum Fixed Charge Coverage Ratio...........................................................85

         8.14     Restricted Payments...........................................................................86

         8.15     ERISA.........................................................................................86

         8.16     Limitations on Sale and Leaseback Transactions................................................86

         8.17     Capital Expenditures..........................................................................87

         8.18     Inconsistent Agreements.......................................................................87

         8.19     Change in Business............................................................................87

         8.20     Amendments to Certain Documents...............................................................87

         8.21     Limitation on Issuance of Guaranty Obligations................................................87

         8.22     Limitations on Finance Companies and Certain German Entities..................................88

ARTICLE IX            EVENTS OF DEFAULT.........................................................................88

         9.1      Event of Default..............................................................................88

         9.2      Remedies......................................................................................90

         9.3      Rights Not Exclusive..........................................................................91

ARTICLE X             THE ADMINISTRATIVE AGENT..................................................................91

         10.1     Appointment and Authorization.................................................................91

         10.2     Delegation of Duties..........................................................................92

         10.3     Liability of Administrative Agent.............................................................92

         10.4     Reliance by Administrative Agent..............................................................92

         10.5     Notice of Default.............................................................................93

         10.6     Credit Decision...............................................................................93

         10.7     Indemnification...............................................................................94

         10.8     Administrative Agent in Individual Capacity...................................................94

         10.9     Successor Administrative Agent................................................................94

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                             Page
         10.10    Withholding Tax...............................................................................95

         10.11    Collateral Matters............................................................................97

         10.12    Administrative Agent May File Proofs of Claim.................................................97

         10.13    Other Agents..................................................................................98

ARTICLE XI            MISCELLANEOUS.............................................................................98

         11.1     Amendments and Waivers........................................................................98

         11.2     Notices......................................................................................100

         11.3     No Waiver; Cumulative Remedies...............................................................100

         11.4     Costs and Expenses...........................................................................100

         11.5     Company Indemnification......................................................................101

         11.6     Payments Set Aside...........................................................................102

         11.7     Successors and Assigns.......................................................................102

         11.8     Assignments, Participations, etc.............................................................102

         11.9     Confidentiality..............................................................................104

         11.10    Set-off......................................................................................104

         11.11    Automatic Debits of Fees.....................................................................105

         11.12    Notification of Addresses, Lending Offices, etc..............................................105

         11.13    Counterparts.................................................................................105

         11.14    Severability.................................................................................105

         11.15    No Third Parties Benefited...................................................................105

         11.16    Survival of Representations and Warranties...................................................105

         11.17    Interest Rate Limitation.....................................................................106

         11.18    Judgment Currency............................................................................106

         11.19    Governing Law and Jurisdiction...............................................................106

         11.20    Waiver of Jury Trial.........................................................................107

         11.21    Entire Agreement.............................................................................107

         11.22    Effectiveness with respect to Subsidiary Borrower............................................107

         11.23    Parallel Debt................................................................................108

ARTICLE XII           GUARANTEE................................................................................108

         12.1     Unconditional Guarantee......................................................................108

         12.2     Guarantee Absolute...........................................................................108

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                             Page
         12.3     Waivers......................................................................................109

         12.4     Subrogation..................................................................................109

         12.5     Survival.....................................................................................110

SCHEDULES*


Schedule 1.1               Pricing Schedule

Schedule 2.1               Commitments and Percentages

Schedule 2.9(c)            Euro Term Loan A

Schedule 2.9(d)            Euro Term Loan B

Schedule 2.9(e)            U.S. Term Loan B

Schedule 3.1               Existing Letters of Credit

Schedule 5.1(h)            Mortgaged Real Property

Schedule 6.5               Litigation

Schedule 6.11              Permitted Liabilities

Schedule 6.15              Subsidiaries and Minority Interests

Schedule 6.16              Insurance Matters

Schedule 6.18              Owned Real Property

Schedule 6.21              Environmental Matters

Schedule 8.1               Liens

Schedule 8.4               Permitted Investments

Schedule 8.8               Contingent Obligations

Schedule 11.2 Agent's Payment Offices; Addresses for Notices to the Borrowers, the Administrative Agent, the Issuing Lender and the Swingline Lender


EXHIBITS*


Exhibit A-1                Form of Notice of Borrowing (Dollars)

Exhibit A-2                Form of Notice of Borrowing (Euro)

Exhibit A-3                Form of Notice of Borrowing (Euro Swingline)

Exhibit B                  Form of Notice of Conversion/Continuation

Exhibit C                  Form of Compliance Certificate

Exhibit D-1                Form of Promissory Note (Company)

Exhibit D-2                Form of Promissory Note (Subsidiary Borrower)

Exhibit E                  Form of Security Agreement

Exhibit F-1                Form of KGaA Guaranty

Exhibit F-2                Form of ROV Guaranty

Exhibit G                  Form of Company Pledge Agreement

Exhibit H-1                Form of Subsidiary Pledge Agreement (U.K.)

Exhibit H-2                Form of Subsidiary Pledge Agreement (Canada)

Exhibit H-3                Form of Subsidiary Pledge Agreement (Netherlands/66%)

Exhibit H-4                Form of Subsidiary Pledge Agreement (Netherlands/34%)

Exhibit I                  Form of Opinion of Sutherland, Asbill & Brennan

Exhibit J                  Form of  Opinion of Special German Counsel to the
                           Borrowers

Exhibit K-1                Form of Opinion of Special New York Counsel to the
                           Administrative Agent

Exhibit K-2                Form of Opinion of Special German Counsel to the
                           Administrative Agent

Exhibit L                  Form of Assignment and Assumption

Exhibit M                  Form of Power of Attorney

Exhibit N                  Form of Mortgage Amendment

Exhibit O                  Form of Blocked Account Agreement

Exhibit P                  Form of Account Pledge Agreement

Exhibit Q                  Form of Security Assignment Agreement

Exhibit R-1                Form of German Share Pledge Agreement - Deed of Share
                           Pledge Agreement (ROV Holding / ROV German Holding)

Exhibit R-2                Form of German Share Pledge Agreement - Deed of Share
                           Pledge Agreement (ROV German Holding / ROV Limited
                           GmbH and ROV GP GmbH)

Exhibit R-3                Form of German Share Pledge Agreement - Deed of Share
                           Pledge Agreement (ROV German Holding / Subsidiary
                           Borrower)

Exhibit R-4                Form of German Share Pledge Agreement - General
                           Partnership Interest Pledge Agreement (ROV GP GmbH /
                           Subsidiary Borrower)

Exhibit S                  Form of Security Transfer Agreement

Exhibit T-1                Form of Cayman Pledge Agreement (Rayovac Latin
                           America)

Exhibit T-2                Form of Cayman Pledge Agreement (Cayman Finance Co.)

Exhibit U                  Form of U.S. Revolving Commitment Increase Request

Exhibit V                  Form of Euro Revolving Borrowing Base Certificate

Exhibit W                  Form of Security Trust Agreement

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.

                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT


         This THIRD AMENDED AND RESTATED CREDIT AGREEMENT dated as of October 1, 2002 is among RAYOVAC CORPORATION (the "COMPANY"), VARTA GERATEBATTERIE GmbH (the "SUBSIDIARY BORROWER"), various financial institutions, LASALLE BANK NATIONAL ASSOCIATION, as documentation agent, CITICORP NORTH AMERICA, INC., as syndication agent, and BANK OF AMERICA, N.A., as administrative agent.

         WHEREAS, pursuant to the Second Amended and Restated Credit Agreement dated as of August 9, 1999 (the "EXISTING AGREEMENT"), the Company obtained a $75,000,000 term loan facility and commitments for up to $250,000,000 in revolving loans and letters of credit;

         WHEREAS, the parties hereto have agreed to amend and restate the Existing Agreement so as to, among other things, (a) establish two revolving credit facilities, one available to the Company in Dollars for revolving loans, swingline loans and letters of credit up to an aggregate amount of $100,000,000 (the "U.S. REVOLVING FACILITY") and one available to the Subsidiary Borrower in Euros for revolving loans and swingline loans up to an aggregate amount of
(a)50,000,000 (the "EURO REVOLVING FACILITY"), (b) establish two term loan facilities available to the Company in Euros, one a six-year term loan in the amount of (a)50,000,000 ("EURO TERM LOAN A FACILITY") and one a seven-year term loan in the amount of (a)125,000,000 ("EURO TERM LOAN B FACILITY"), (c) establish a seven-year $300,000,000 term loan facility available to the Company in Dollars ("U.S. TERM LOAN B FACILITY"), (d) amend the pricing, certain covenants and various other provisions of the Existing Agreement and (e) revise in certain respects the composition of the lender group; and

         WHEREAS, the parties hereto intend that this Agreement and the documents executed in connection herewith not effect a novation of the obligations of the Company under the Existing Agreement, but merely a restatement and, where applicable, an amendment of the terms governing such obligations;

         NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Existing Agreement is restated in its entirety, and the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         1.1 CERTAIN DEFINED TERMS. The following terms have the following meanings:

         ACCOUNT PLEDGE AGREEMENT means an Account Pledge Agreement, substantially in the form of EXHIBIT P, entered into by the Subsidiary Borrower and the Lenders.

         ACQUISITION means any transaction or series of related transactions for the purpose of, or resulting directly or indirectly in, (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary), provided that the Company or a Subsidiary is the surviving entity.

         ACQUISITION RESTRUCTURING CHARGES means the following restructuring charges taken by the Company in connection with the VARTA Acquisition: (a) not more than $15,000,000 of cash restructuring charges identified to the Administrative Agent in writing prior to September 30, 2003 and taken prior to March 31, 2004; (b) not more than $7,100,000 of non-cash restructuring charges identified to the Administrative Agent in writing prior to September 30, 2003 and taken prior to March 31, 2004; and (c) not more than $10,000,000 of cash restructuring charges identified to the Administrative Agent in writing prior to September 30, 2004 and taken during the period from October 1, 2003 through March 31, 2005.

         ADJUSTED EBITDA means, for any Computation Period, the total of (i) EBITDA for such Computation Period plus (ii) any Acquisition Restructuring Charges taken during such Computation Period plus (iii) any Other Restructuring Charges taken during such Computation Period plus (iv) any Kmart Charge taken during such Computation Period minus (v) any Kmart Recoveries received during such Computation Period. In addition, if the Company or any Subsidiary makes an Acquisition or a material divestiture during any Computation Period, then the historical financial results for such period of the Person or assets acquired shall be added to Adjusted EBITDA (without taking account of cost savings or other synergies unless approved by the Required Lenders) and/or the portion of the financial results of the Company and its Subsidiaries for such period attributable to the Person or assets divested shall be subtracted in calculating Adjusted EBITDA, all as reasonably determined by the Company and certified to the Administrative Agent and the Lenders.

         ADMINISTRATIVE AGENT means Bank of America in its capacity as administrative agent for the Lenders hereunder, and any successor administrative agent arising under SECTION 10.9.

         AFFILIATE means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities or membership interests, by contract, or otherwise. Without limiting the foregoing, any Person which is an officer, director or shareholder of the Company, or a member of the immediate family of any such officer, director or shareholder, shall be deemed to be an Affiliate of the Company.

         AGENT-RELATED PERSONS means Bank of America and any successor administrative agent arising under SECTION 10.9, together with its Affiliates (including Banc of America Securities LLC), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         AGENT'S PAYMENT OFFICE means the address set forth on SCHEDULE 11.2 in relation to the Administrative Agent for payments in the relevant currency, or such other address as the Administrative Agent may from time to time specify.

         AGREEMENT means this Third Amended and Restated Credit Agreement.

         AGREEMENT CURRENCY - see SECTION 11.18.

         APPROVED FUND means any Person (other than a natural person) that (a) is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (b) is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

         ARRANGERS means Banc of America Securities LLC and Salomon Smith Barney Inc.

         ASSIGNEE - see SUBSECTION 11.8(a).

         ASSIGNMENT AND ASSUMPTION - SEE SUBSECTION 11.8(a).

         ATTORNEY COSTS means and includes all reasonable and documented fees and disbursements of any law firm or other external counsel and, without duplication of effort, the allocated cost of internal legal services and all disbursements of internal counsel.

         BANK OF AMERICA means Bank of America, N.A., a national banking association.

         BANKRUPTCY CODE means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, ET SEQ.).

         BASE RATE means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America in Charlotte as its "reference rate." (The "reference rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate.) Any change in the reference rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

         BASE RATE LOAN means a Loan that bears interest based on the Base Rate.

         BASE RATE MARGIN means at any time the rate per annum determined pursuant to SCHEDULE 1.1.

         BLOCKED ACCOUNT BANK means a bank which has executed and delivered to the Administrative Agent a blocked account agreement substantially in the form of EXHIBIT O or otherwise in a form reasonably acceptable to the Administrative Agent.

         BORROWER means each of the Company and the Subsidiary Borrower.

         BORROWING means a borrowing hereunder consisting of (a) U.S. Revolving Loans, Euro Revolving Loans, Euro Term Loans A, Euro Term Loans B or U.S. Term Loans B of the same Type made to a Borrower on the same day by the Lenders under the applicable Facility and, in the case of Eurocurrency Loans, having the same Interest Period, or (b) a Swingline Loan made to a Borrower by the Swingline Lender, in each case pursuant to ARTICLE II.

         BORROWING BASE means the sum of (a) 85% of the gross book value of accounts receivable (excluding any account receivable that (i) is not subject to the Lien of the Administrative Agent, (ii) is subject to any other Lien or (iii) is outstanding for more than 120 days) owned by the Subsidiary Borrower and (b) 50% of the gross value (at the lower of cost or market) of all inventory owned by the Subsidiary Borrower (excluding inventory that (i) is not subject to the Lien of the Administrative Agent or (ii) is subject to any other Lien).

         BORROWING BASE CERTIFICATE means a certificate substantially in the form of EXHIBIT V.

         BORROWING DATE means any date on which a Borrowing occurs under SECTION 2.3.

         BUSINESS DAY means any day other than a Saturday, Sunday or other day on which commercial banks in New York, Chicago or Charlotte are required or authorized by law to be, or in fact generally are, closed and (i) if the applicable Business Day relates to any Eurocurrency Loan, means any such day on which business is generally carried on in the London interbank eurocurrency market and (ii) if the applicable Business Day relates to any Loan denominated in Euro, means any such day on which the Trans-European Automated Real-time Gross Settlement Express Transfer system, or any successor, is open for business.

         CANADIAN SHARE PLEDGE AGREEMENT means the Share Pledge Agreement dated as of October 1, 2002 between ROV Holding and the Administrative Agent, substantially in the form of EXHIBIT H-2.

         CAPITAL ADEQUACY REGULATION means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case regarding capital adequacy of any bank or of any Person controlling a bank.

         CAPITAL EXPENDITURES means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Company, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (i) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.

         CASH COLLATERALIZE means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Lender and the Lenders, as additional collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Issuing Lender (which documents are hereby consented to by the Lenders). Derivatives of such term shall have corresponding meanings. The Company hereby grants the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Lender and the Lenders, a security interest in all such cash and deposit account balances. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

         CASH EQUIVALENT INVESTMENTS shall mean (i) securities issued or directly and fully guaranteed or insured by the United States or guaranteed by a government that is a member of the OECD ("OECD COUNTRY") or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States or such OECD Country, as applicable, is pledged in support thereof) having maturities of not more than three years from the date of acquisition,
(ii) marketable direct obligations issued by any State of the United States or any local government or other political subdivision thereof rated (at the time of acquisition of such security) at least AA by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. ("S&P") or at least Aa or the equivalent thereof by Moody's Investors Service, Inc. ("MOODY'S") having maturities of not more than one year from the date of acquisition, (iii) time deposits, certificates of deposit and bankers' acceptances of (x) any Lender,
(y) any commercial bank that is a member of the Federal Reserve System or an applicable central bank of an OECD Country having capital and surplus in excess of $250,000,000 or (z) any bank whose short-term commercial paper rating (at the time of acquisition of such security) by S&P is at least A-1 or the equivalent thereof (any such bank, an "APPROVED BANK"), in each case with maturities of not more than six months from the date of acquisition, (iv) commercial paper and variable or fixed rate notes issued by any Lender or Approved Bank or by the parent company of any Lender or Approved Bank and commercial paper and variable rate notes issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating (at the time of acquisition of such security) of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long-term unsecured debt rating (at the time of acquisition of such security) of at least AA or the equivalent thereof by S&P or at least Aa or the equivalent thereof by Moody's and in each case maturing within one year after the date of acquisition and (v) repurchase agreements with any Lender or any primary dealer maturing within one year from the date of acquisition that are fully collateralized by investment instruments that would otherwise be Cash Equivalent Investments; PROVIDED that the terms of such repurchase agreements comply with the guidelines set forth in the Federal Financial Institutions Examination Council Supervisory Policy -- Repurchase Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985.

         CAYMAN FINANCE CO. means ROV International Finance Company, a Cayman Islands exempted company and a Subsidiary.

         CAYMAN PLEDGE AGREEMENT means each of (a) a Charge Over Shares in Rayovac Latin America, Ltd., substantially in the form of EXHIBIT T-1; and (b) a Charge Over Shares in Cayman Finance Co., substantially in the form of EXHIBIT T-2.

         CERCLA means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

         CHANGE OF CONTROL means the occurrence of any of the following events:
(i) a majority of the Board of Directors of the Company shall not be Continuing Directors; or (ii) any Person or group of Persons (within the meaning of Section 13 or 14 of the Exchange Act) shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the outstanding shares of Voting Stock of the Company.

         CODE means the Internal Revenue Code of 1986.

         COLLATERAL DOCUMENT means the Security Agreement, each Pledge Agreement, each Mortgage, the Account Pledge Agreement, the Security Assignment Agreement, the Security Transfer Agreement, the Security Trust Agreement and any other document pursuant to which collateral securing the liabilities of the Company, the Subsidiary Borrower or any Guarantor under any Loan Document is granted or pledged to the Administrative Agent for the benefit of itself, the Lenders and/or the Qualified Foreign Lenders.

         COMMERCIAL LETTER OF CREDIT means any Letter of Credit which is drawable upon presentation of a sight draft and other documents evidencing the sale or shipment of goods purchased by the Company or a Subsidiary in the ordinary course of business.

         COMMITMENT means, as to each Lender, such Lender's U.S. Revolving Commitment, Euro Revolving Commitment, Euro Term Loan A Commitment, Euro Term Loan B Commitment and/or U.S. Term Loan B Commitment, as applicable.

         COMMON STOCK means the common stock, par value $.01 per share, of the Company.

         COMPANY - see the PREAMBLE.

         COMPANY PLEDGE AGREEMENT means a Restated Pledge Agreement, substantially in the form of EXHIBIT G, between the Company and the Administrative Agent.

         COMPLIANCE CERTIFICATE means a certificate substantially in the form of EXHIBIT C.

         COMPUTATION PERIOD means any period of four consecutive fiscal quarters and in any case ending on the last day of a fiscal quarter.

         CONSOLIDATED NET INCOME means, with respect to the Company and its Subsidiaries for any period, the net income (or loss) of the Company and its Subsidiaries for such period; PROVIDED that the net income of any Subsidiary shall be excluded from Consolidated Net Income to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary from such income is not at the time permitted by the terms of its charter or by-laws or any judgment, decree, order, law, statute, rule, regulation, agreement, indenture or other instrument which is binding on such Subsidiary.

         CONTINGENT LIABILITIES means, at any time, the maximum estimated amount of liabilities reasonably likely to result at such time from pending litigation, asserted and unasserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of each of the Company and of each Guarantor after giving effect to the transactions contemplated by this Agreement (including all fees and expenses related thereto).

         CONTINGENT OBLIGATION means, as to any Person, any direct or indirect liability of such Person, whether or not contingent, with or without recourse:
(a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligation") of another Person (the "primary obligor"), including any obligation of such Person (i) to purchase, repurchase or otherwise acquire such primary obligation or any security therefor, (ii) to advance or provide funds for the payment or discharge of any primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof (each, a "GUARANTY OBLIGATION"); (b) with respect to any Surety Instrument (other than any Letter of Credit) issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall, (1) in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof,
(2) in the case of Swap Contracts, be equal to the Swap Termination Value and
(3) in the case of other Contingent Obligations, be equal to the maximum reasonably anticipated liability in respect thereof.

         CONTINUING DIRECTOR means (A) any individual who was a member of the Company's Board of Directors on the Effective Date and (B) any individual who becomes a member of the Company's Board of Directors whose nomination for election by the Company's shareholders was approved by a vote of at least a majority of the Continuing Directors on the date of such nomination, EXCLUDING any individual whose initial nomination for, or assumption of office as, a member of the Company's Board of Directors occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the Company's Board of Directors.

         CONTRACTUAL OBLIGATION means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

         CONVERSION/CONTINUATION DATE means any date on which, under SECTION 2.4, (a) the Company converts Loans of one Type to the other Type or (b) either Borrower continues as Eurocurrency Loans, but with a new Interest Period, Eurocurrency Loans having Interest Periods expiring on such date.

         CREDIT EXTENSION means and includes (a) the making of any Loan hereunder and (b) the Issuance of any Letter of Credit hereunder.

         DOLLAR EQUIVALENT means, in relation to an amount denominated in a currency other than Dollars, the amount of Dollars which could be purchased with such amount at the prevailing foreign exchange spot rate of the Administrative Agent.

         DOLLAR and $ mean lawful money of the United States.

         DOMESTIC SUBSIDIARY means any Subsidiary that is not a Foreign Subsidiary.

         DORMANT SUBSIDIARIES means, so long as either such Person does not have assets with a fair market value in the aggregate in excess of $100,000 and transacts no business, Minera Vidaluz, Zoe-Phos International, Rayovac Far East Limited and Rayovac Foreign Sales Corporation; PROVIDED that no Subsidiary may be a Dormant Subsidiary if the Company or any of its other Subsidiaries provides any credit support thereto or is liable in any respect for the liabilities thereof.

         EBITDA means, for any Computation Period, the sum of Consolidated Net Income for such Computation Period, excluding, to the extent reflected in determining such Consolidated Net Income, extraordinary gains and losses for such period, PLUS to the extent deducted in determining such Consolidated Net Income, Interest Expense, income tax expense, depreciation and amortization.

         EFFECTIVE AMOUNT means, with respect to any outstanding L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursement of outstanding unpaid drawings under any Letter of Credit or any reduction in the maximum amount available for drawing under any Letter of Credit taking effect on such date.

         EFFECTIVE DATE means the date on which all conditions precedent set forth in SECTIONS 5.1 and 5.2 are satisfied or waived by all Lenders in their sole discretion (or, in the case of SUBSECTION 5.1(e), waived by the Person entitled to receive the applicable payment).

         ELIGIBLE ASSIGNEE means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by the Administrative Agent, the Issuing Lender, the Swingline Lender and, unless an Event of Default has occurred and is continuing, the Company (each such approval not to be unreasonably withheld or delayed); PROVIDED that neither the Company nor any Affiliate thereof shall be an Eligible Assignee.

         ENVIRONMENTAL CLAIMS means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability under any Environmental Law or responsibility for violation of any Environmental Law, or for release or injury to the environment.

         ENVIRONMENTAL LAWS means CERCLA, RCRA and all other federal, state or local or foreign laws, statutes, common law duties, rules, regulations, ordinances and codes relating to pollution or protection of public or employee health or the environment, together with all administrative orders, consent decrees, licenses, authorizations and permits of any Governmental Authority implementing them.

         ERISA means the Employee Retirement Income Security Act of 1974.

         ERISA AFFILIATE means any trade or business (whether or not incorporated) under common control with the Company within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

         ERISA EVENT means: (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a substantial cessation of operations which is treated as such a withdrawal; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

         EURO and E means the single currency of participating member states of the European Union.

         EUROCURRENCY LOAN means a Loan that bears interest based on the Eurocurrency Rate.

         EUROCURRENCY RATE means, for any Interest Period, with respect to Eurocurrency Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward, if necessary, to the next 1/100th of 1%) determined by the Administrative Agent as follows:


             Eurocurrency Rate =                         LIBOR
                                                         -----
                                          1.00 - Eurocurrency Reserve Percentage
         Where,

                  "EUROCURRENCY RESERVE PERCENTAGE" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward, if necessary, to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

                   "LIBOR" means (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars or Euro (as applicable) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period or (b) if the rate referenced in the preceding CLAUSE (A) does not appear on such page or service or such page or service is not available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars or Euro (as applicable) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period or (c) if the rates referenced in the preceding CLAUSES (A) and (B) are not available, the rate of interest per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars or Euro (as applicable), in the approximate amount of the Loan to be made or continued as, or converted into, a Eurocurrency Loan by Bank of America and having a maturity comparable to such Interest Period, would be offered to major banks in the London interbank market at their request at approximately 11:00 a.m. (New York time in the case of Dollars and London time in the case of Euros) two Business
         Days prior to the commencement of such Interest Period rounded upwards to the next 1/100th of 1%.

         The Eurocurrency Rate shall be adjusted automatically as to all Eurocurrency Loans then outstanding as of the effective date of any change in the Eurocurrency Reserve Percentage.

         EUROCURRENCY RATE MARGIN means at any time the rate per annum determined pursuant to SCHEDULE 1.1.

         EURODOLLAR LOAN means any Eurocurrency Loan denominated in Dollars.

         EURO REVOLVING COMMITMENT means, as to any Lender, the commitment of such Lender to make Euro Revolving Loans pursuant to SUBSECTION 2.1(b). The initial amount of each Lender's Euro Revolving Commitment is set forth across from such Lender's name on SCHEDULE 2.1.

         EURO REVOLVING COMMITMENT AMOUNT means Euros in the amount of
(a)50,000,000, as reduced from time to time in accordance with the terms hereof.

         EURO REVOLVING FACILITY - see the RECITALS.

         EURO REVOLVING LOAN - see SUBSECTION 2.1(b).

         EURO REVOLVING OUTSTANDINGS means, at any time, the sum of the principal amount of all outstanding Euro Revolving Loans and Euro Swingline Loans.

         EURO REVOLVING TERMINATION DATE means the earlier to occur of (a) October 1, 2008; and (b) the date on which the Euro Revolving Commitments terminate in accordance with the provisions of this Agreement.

         EURO SWINGLINE LOAN - see SUBSECTION 2.5(b).

         EURO TERM LOAN A - see SUBSECTION 2.1(c).

         EURO TERM LOAN A COMMITMENT means, as to any Lender, the commitment of such Lender to make a Euro Term Loan A pursuant to SUBSECTION 2.1(c). The amount of each

Lender's Euro Term Loan A Commitment is set forth across from such Lender's name on SCHEDULE 2.1.

         EURO TERM LOAN A FACILITY - see the RECITALS.

         EURO TERM LOAN B - see SUBSECTION 2.1(d).

         EURO TERM LOAN B COMMITMENT means, as to any Lender, the commitment of such Lender to make a Euro Term Loan B pursuant to SUBSECTION 2.1(d). The amount of each Lender's Euro Term Loan B Commitment is set forth across from such Lender's name on SCHEDULE 2.1.

         EURO TERM LOAN B FACILITY - see the RECITALS.

         EVENT OF DEFAULT means any of the events or circumstances specified in
SECTION 9.1.

         EXCESS CASH FLOW means, for any period, the remainder of

              (a) EBITDA for such period plus non-cash Acquisition Restructuring Charges and non-cash Other Restructuring Charges,

LESS

              (b) the sum, without duplication of

              (i) repayments of principal of Term Loans pursuant to SECTION 2.9
         (c), (d) and (e), regularly scheduled principal payments arising with respect to any other long-term Indebtedness of the Company and its Subsidiaries, and the portion of any regularly scheduled payments with respect to capital leases allocable to principal, in each case made during such period,

         PLUS

              (ii) voluntary prepayments of the Term Loans pursuant to SECTION
         2.7 during such period (other than any such voluntary prepayments to the extent that the same are applied in the order of maturity pursuant to CLAUSE (X) of SUBSECTION 2.7(b) to installments of the Term Loans which were not scheduled to be paid during such period).

         PLUS

              (iii) mandatory prepayments of the Term Loans pursuant to SUBSECTIONS 2.8(a)(i), 2.8(a)(ii) and 2.8(a)(iii) made during such period,

         PLUS

              (iv) cash payments made in such period with respect to capital expenditures,

         PLUS

              (v) all federal, state, local and foreign income taxes paid by the Company and its Subsidiaries during such period,

         PLUS

              (vi) cash Interest Expense of the Company and its Subsidiaries during such period,

         PLUS

              (vii) cash payments made by the Company and its Subsidiaries in respect of pension liability, workers' compensation, payments pursuant to SECTION 8.14(c) and other post-employment benefits to the extent such payments exceed book expenses for such items reflected in the calculation of EBITDA, and plus

              (viii) cash payments made by the Company and its Subsidiaries during such period in respect of fees and expenses in connection with the VARTA Acquisition.

         EXCHANGE ACT means the Securities Exchange Act of 1934.

         EXCLUDED TAXES - see the definition of "Taxes."

         EXISTING AGREEMENT - see the RECITALS.

         EXISTING LETTERS OF CREDIT means the Letters of Credit described in
SCHEDULE 3.1.

         FACILITY means one of the credit facilities under this Agreement, i.e., the U.S. Revolving Facility, the Euro Revolving Facility, the Euro Term Loan A Facility, the Euro Term Loan B Facility or the U.S. Term Loan B Facility.

         FACILITY PERCENTAGE means, as to any Lender with respect to any Facility, the percentage which (a) the amount of such Lender's Commitment under such Facility is of (b) the aggregate amount of all of the Lenders' Commitments under such Facility (or, if the Commitments under such Facility have terminated, which the sum of such Lender's Loans (plus (i) in the case of the U.S. Revolving Facility, such Lender's participation interest in U.S. Swingline Loans and L/C Obligations, and (ii) in the case of the Euro Revolving Facility, such Lender's participation interest in Euro Swingline Loans) is of the aggregate amount of all Loans (and, in the case of the U.S. Revolving Facility, L/C Obligations) under such Facility). The initial Facility Percentage for each Lender in each Facility is set forth across from such Lender's name on SCHEDULE 2.1.

         FAIR VALUE means, at any time, the amount at which the assets, in their entirety, of each of the Company and of each Guarantor would likely change hands at such time as part of a going concern and for continued use as part of a going concern between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

         FEDERAL FUNDS RATE means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York time) on that day by each of three leading brokers of Federal funds transactions in New York selected by the Administrative Agent.

         FEE LETTER - see SUBSECTION 2.11(a).

         FIXED CHARGE COVERAGE RATIO means, as of the last day of any fiscal quarter, the ratio of (a) Adjusted EBITDA for the Computation Period ending on such day less Capital Expenditures made during such Computation Period to (b) the sum of (i) Interest Expense for such Computation Period plus (ii) scheduled repayments of Indebtedness made during such Computation Period (excluding, if applicable, the final four installments of each of the Euro Term Loans B and the US Term Loans B) plus (iii) dividends paid by the Company during such Computation Period plus (iv) cash taxes paid by the Company and its Subsidiaries during such Computation Period.

         FOREIGN LENDER - see SECTION 10.10.

         FOREIGN SUBSIDIARY shall mean each Subsidiary of the Company organized under the laws of any jurisdiction other than the United States or any state thereof.

         FRB means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

         FUNDED DEBT means all Indebtedness of the Company and its Subsidiaries as determined in accordance with GAAP.

         FURTHER TAXES means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts paid or payable pursuant to SECTION 4.1.

         GAAP means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

         GERMAN ENTITIES means the Subsidiary Borrower, ROV German Holding, ROV GP GmbH and ROV LP GmbH.

         GERMAN FINANCE CO. means ROV German Finance GmbH.

         GERMAN GAAP means generally accepted accounting principles of The Federal Republic of Germany which are applicable to the circumstances as of the date of determination.

         GERMAN SHARE PLEDGE AGREEMENT means the following pledge agreements:
(i) a Share Pledge Agreement entered into by ROV Holding and the Lenders regarding a portion of 66% and a portion of 34% of ROV Holding's shares in ROV German Holding, substantially in the form of EXHIBIT R-1; (ii) a Deed of Share Pledge Agreement entered into by ROV German Holding and the Lenders regarding ROV German Holding's shares in ROV Limited GmbH and ROV GP GmbH, substantially in the form of EXHIBIT R-2; (iii) a Deed of Share Pledge Agreement entered into by ROV Limited GmbH and the Lenders regarding the pledge of ROV Limited GmbH's future shares in the Subsidiary Borrower prior to the Transformation, substantially in the form of EXHIBIT R-3; and (iv) a General Partnership Interest Pledge Agreement entered into by ROV GP GmbH and the Lenders regarding the pledge of ROV GP GmbH's future general partnership interest (KOMMANDITANTEIL) in the Subsidiary Borrower after the Transformation, substantially in the form of EXHIBIT R-4.

         GOVERNMENTAL AUTHORITY means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         GUARANTOR means an ROV Guarantor or a KGaA Guarantor.

         GUARANTY means an ROV Guaranty or a KGaA Guaranty.

         GUARANTEED OBLIGATIONS - see SECTION 12.1.

         GUARANTY OBLIGATION has the meaning specified in the definition of Contingent Obligation.

         HAZARDOUS MATERIAL means

              (a) any "hazardous substance", as defined by CERCLA;

              (b) any "hazardous waste", as defined by RCRA;

              (c) any petroleum product; or

              (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other Environmental Law.

         HONOR DATE - see SUBSECTION 3.3(b).

         INDEBTEDNESS of any Person means, without duplication: (a) all indebtedness of such Person for borrowed money; (b) all obligations issued, undertaken or assumed by such Person as the deferred purchase price of property or services (other than trade payables entered into and accrued expenses arising in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments; (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations of such Person with respect to capital leases; (g) all indebtedness referred to in CLAUSES (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all Guaranty Obligations of such Person in respect of indebtedness or obligations of others of the kinds referred to in CLAUSES (A) through (G) above.

         INDEMNIFIED LIABILITIES - see SECTION 11.5.

         INDEMNIFIED PERSON - see SECTION 11.5.

         INDEPENDENT AUDITOR - see SUBSECTION 7.1(a).

         INSOLVENCY PROCEEDING means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of such creditors, in each case undertaken under any U.S. Federal, State or foreign law, including the Bankruptcy Code.

         INTEREST COVERAGE RATIO means, as of the last day of any fiscal quarter, the ratio of (a) Adjusted EBITDA for the Computation Period ending on such day to (b) Interest Expense for such Computation Period.

         INTEREST EXPENSE means for any period the consolidated interest expense of the Company and its Subsidiaries for such period (including all imputed interest on capital leases). If the Company or any Subsidiary makes an Acquisition or a material divestiture during any Computation Period, then for purposes of determining the Interest Coverage Ratio and the Leverage Ratio, Interest Expense shall be adjusted to account for all increases or decreases in Indebtedness directly related to such Acquisition or divestiture based on the assumption that such increase or decrease had occurred on the first day of such Computation Period rather than on the date of such Acquisition or divestiture, all as reasonably determined by the Company and certified to the Administrative Agent and the Lenders.

         INTEREST PAYMENT DATE means (i) as to any Eurocurrency Loan, the last day of each Interest Period applicable to such Loan and, in the case of any Eurocurrency Loan with a six-month Interest Period, the three-month anniversary of the first day of such Interest Period, and (ii) as to any Base Rate Loan, the last Business Day of each calendar quarter.

         INTEREST PERIOD means, as to any Eurocurrency Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Eurocurrency Loan, and ending one, two, three or six months thereafter (or such other period, not exceeding three months, as may be agreed among the applicable Borrower and the Administrative Agent and specified to the Lenders under the applicable Facility upon not less than four Business Days' notice), as selected by the applicable Borrower in its Notice of Borrowing or Notice of Conversion/Continuation; PROVIDED that:

               (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

               (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

               (iii) no Interest Period for a Euro Term Loan A or any portion thereof shall extend beyond any date on which a scheduled principal payment is due in respect of the Euro Term Loans A unless the aggregate principal amount of all Euro Term Loans A which have Interest Periods that will expire on or before such date equals or exceeds the amount of such principal payment;

               (iv) no Interest Period for a Euro Term Loan B or any portion thereof shall extend beyond any date on which a scheduled principal payment is due in respect of the Euro Term Loans B unless the aggregate principal amount of all Euro Term Loans B which have Interest Periods that will expire on or before such date equals or exceeds the amount of such principal payment;

               (v) no Interest Period for a U.S. Term Loan B or any portion thereof shall extend beyond any date on which a scheduled principal payment is due in respect of the U.S. Term Loans B unless the aggregate principal amount of all U.S. Term Loans B which are Base Rate Loans, or have Interest Periods that will expire on or before such date, equals or exceeds the amount of such principal payment;

               (vi) no Interest Period for any U.S. Revolving Loan shall extend beyond the scheduled U.S. Revolving Termination Date; and

               (vii) no Interest Period for any Euro Revolving Loan shall extend beyond the scheduled Euro Revolving Termination Date.

         IRB DEBT means Indebtedness of the Company arising as a result of the issuance of tax-exempt industrial revenue bonds or similar tax-exempt public financing.

         IRS means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

         ISSUANCE DATE - see SUBSECTION 3.1(a).

         ISSUE means, with respect to any Letter of Credit, to issue or to extend the expiry of, or to increase the amount of, such Letter of Credit; and the terms "ISSUED," "ISSUING" and "ISSUANCE" have corresponding meanings.

         ISSUING LENDER means Bank of America in its capacity as issuer of one or more Letters of Credit hereunder, together with any replacement letter of credit issuer arising under SUBSECTION 10.1(b) or SECTION 10.9.

         JOINT VENTURE means a corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) which is not a Subsidiary of the Company or any of its Subsidiaries and which is now or hereafter formed by the Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

         JUDGMENT CURRENCY - see SECTION 11.18.

         KGAA GUARANTOR means the Company, each Subsidiary having a direct or indirect ownership interest in the Subsidiary Borrower, Cayman Finance Co. and each other Person which from time to time executes and delivers a counterpart of the KGaA Guaranty.

         KGAA GUARANTY means each of (a) a Guaranty of the Obligations of the Subsidiary Borrower, substantially in the form of EXHIBIT F-1, issued by any Subsidiary having a direct or indirect ownership interest in the Subsidiary Borrower, Cayman Finance Co. and Rayovac (UK) Ltd. and (b) any other guaranty issued by any Person of the Obligations of the Subsidiary Borrower.

         KMART CHARGE means the $16,100,000 of write-off of accounts receivable taken by the Company in the first fiscal quarter of 2002 in connection with actual and potential losses arising out of the filing by Kmart Corporation for protection under Chapter 11 of the Bankruptcy Code.

         KMART PRE-PETITION RECEIVABLES means accounts receivable owed by Kmart Corporation or any Affiliate thereof to the Company or any Subsidiary arising prior to the filing by Kmart Corporation for protection under Chapter 11 of the Bankruptcy Code in January of 2002.

         KMART RECOVERIES means any amounts (including sale proceeds) received by the Company or any Subsidiary with respect to Kmart Pre-Petition Receivables.

         L/C ADVANCE means each Lender's participation in any L/C Borrowing in accordance with its applicable Facility Percentage.

         L/C AMENDMENT APPLICATION means an application form for amendment of an outstanding standby or commercial documentary letter of credit as shall at any time be in use at the Issuing Lender, as the Issuing Lender shall request.

         L/C APPLICATION means an application form for issuance of a standby or commercial documentary letter of credit as shall at any time be in use at the Issuing Lender, as the Issuing Lender shall request.

         L/C BORROWING means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of U.S. Revolving Loans under SUBSECTION 3.3(c).

         L/C COMMITMENT means the commitment of the Issuing Lender to Issue, and the commitments of the Lenders severally to participate in, Letters of Credit (including the Existing Letters of Credit) from time to time Issued or outstanding under ARTICLE III, in an aggregate amount not to exceed on any date the lesser of $40,000,000 and the U.S. Revolving Commitment Amount; IT BEING UNDERSTOOD that the L/C Commitment is a part of the U.S. Revolving Commitments, rather than a separate, independent commitment.

         L/C FEE RATE means, at any time for any Letter of Credit, the rate per annum determined pursuant to SCHEDULE 1.1; PROVIDED that such rate shall be increased by 2% at any time an Event of Default exists.

         L/C OBLIGATIONS means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, PLUS (b) the aggregate amount of all undrawn Commercial Letters of Credit which expired less than 25 days prior to such date, PLUS (c) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

         L/C-RELATED DOCUMENTS means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the Issuing Lender's standard form documents for letter of credit issuances.

         LENDERS means the several financial institutions from time to time party to this Agreement. References to the "Lenders" shall include Bank of America in its capacity as the Issuing Lender and in its capacity as Swingline Lender; for purposes of clarification only, to the extent that the Issuing Lender or the Swingline Lender may have any rights or obligations in addition to those of the other Lenders due to its status as Issuing Lender or Swingline Lender, its status as such will be specifically referenced. References made to the Lenders under any particular Facility shall only include the Lenders which have Commitments and/or Loans and/or are participating in Letters of Credit under such Facility.

         LENDING OFFICE means, as to any Lender, the office or offices of such Lender specified as its "Lending Office" or "Domestic Lending Office" or "Eurocurrency Lending Office", as the case may be, in the administrative questionnaire delivered to the Administrative Agent, or such other office or offices as such Lender may from time to time specify to the Company and the Administrative Agent.

         LETTER OF CREDIT means the Existing Letters of Credit and any letter of credit (whether a standby letter of credit or commercial documentary letter of credit) Issued by the Issuing Lender pursuant to ARTICLE III.

         LEVERAGE RATIO means, as of any date, the ratio of (i) the aggregate outstanding principal amount of all Funded Debt as of such date TO (ii) Adjusted EBITDA for the Computation Period most recently ended on or before such date for which financial statements have been delivered pursuant to SECTION 7.1.

         LIEN means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, or any financing lease having substantially the same economic effect as any of the foregoing, but not including the interest of a lessor under an operating lease).

         LOAN means an extension of credit by a Lender to a Borrower under
ARTICLE II or ARTICLE III in the form of a U.S. Revolving Loan, Euro Revolving Loan, Euro Term Loan A, Euro Term Loan B, U.S. Term Loan B, Swingline Loan or L/C Advance.

         LOAN DOCUMENTS means this Agreement, any Notes, any Fee Letter, the L/C-Related Documents, an ROV Guaranty, a KGaA Guaranty, the Collateral Documents and all other documents delivered to the Administrative Agent or any Lender in connection herewith.

         MANDATORY PREPAYMENT EVENT - see SUBSECTION 2.8(a).

         MARGIN STOCK means "margin stock" as such term is defined in Regulation T, U or X of the FRB.

         MATERIAL ADVERSE EFFECT means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of either Borrower or any Guarantor to perform any of its obligations under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against either Borrower or any Guarantor of any Loan Document.

         MAXIMUM RATE - see SECTION 11.17.

         MINERA VIDALUZ means Minera Vidaluz, S.A. de C.V., a corporation organized under the laws of Mexico.

         MORTGAGE means a mortgage, leasehold mortgage, deed of trust or similar document granting a Lien on real property in appropriate form for filing or recording in the applicable jurisdiction and otherwise reasonably satisfactory to the Administrative Agent.

         MORTGAGE AMENDMENT means an amendment to a Mortgage previously executed by the Company or a Subsidiary, substantially in the form of EXHIBIT N.

         MULTIEMPLOYER PLAN means a "multiemployer plan", within the meaning of
Section 4001(a)(3) of ERISA, with respect to which the Company or any ERISA Affiliate may have any liability.

         NET CASH PROCEEDS means:

             (a) with respect to the sale, transfer, or other disposition by the Company or any Subsidiary of any asset (including any stock of any Subsidiary), the aggregate cash proceeds (including cash proceeds received by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by the Company or any Subsidiary pursuant to such sale, transfer or other disposition, net of (i) the direct costs relating to such sale, transfer or other disposition (including sales commissions and legal, accounting and investment banking fees), (ii) taxes paid or reasonably estimated by the Company to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (iii) amounts required to be applied to the repayment of any Indebtedness secured by a Lien on the asset subject to such sale, transfer or other disposition (other than the Loans); and

              (b) with respect to any issuance of equity securities or Indebtedness, the aggregate cash proceeds received by the Company or any Subsidiary pursuant to such issuance, net of the direct costs relating to such issuance (including sales and underwriter's discounts and commissions and legal, accounting and investment banking fees).

         NETHERLANDS SHARE PLEDGE AGREEMENT means each of (i) the Deed of Pledge dated as of October 1, 2002 between ROV Holding and the Administrative Agent with respect to 66% of the shares of Rayovac Europe B.V., substantially in the form of EXHIBIT H-3, and (ii) the Deed of Pledge dated as of October 1, 2002 between ROV Holding and the Administrative Agent with respect to 34% of the shares of Rayovac Europe B.V., substantially in the form of EXHIBIT H-4.

         NON-DOLLAR LETTER OF CREDIT - see SECTION 3.10.

         NON-USE FEE RATE means at any time the rate per annum determined pursuant to SCHEDULE 1.1.


         NOTE means a promissory note executed by a Borrower in favor of a Lender pursuant to SUBSECTION 2.2(b), in substantially the form of EXHIBIT D-1 (with respect to the Company) or EXHIBIT D-2 (with respect to the Subsidiary Borrower), as applicable.

         NOTICE OF BORROWING means a notice in substantially the form of EXHIBIT A-1 (in the case of Loans in Dollars), EXHIBIT A-2 (in the case of Loans in Euro) or EXHIBIT A-3 (in the case of Euro Swingline Loans).

         NOTICE OF CONVERSION/CONTINUATION means a notice in substantially the form of EXHIBIT B.

         OBLIGATIONS means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by either Borrower to any Lender, the Administrative Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, or now existing or hereafter arising.

         OECD means the Organization for Economic Cooperation and Development.

         ORGANIZATION DOCUMENTS means, (a) for any domestic corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation and (b) for any foreign corporation, the equivalent documents.

         OTHER RESTRUCTURING CHARGES means the following restructuring charges taken by the Company in connection with its previously announced U.S. restructuring: (a) not more than $2,600,000 of non-cash restructuring charges taken during the fiscal year ending September 30, 2002; (b) not more than $6,400,000 of cash restructuring charges taken during the fiscal year ending September 30, 2003; and (c) not more than $4,000,000 of non-cash restructuring charges taken during the fiscal year ending September 30, 2003.

         OTHER TAXES means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Document.

         OVERNIGHT RATE means, with respect to any Euro Swingline Loan or any unpaid sum denominated in a currency other than Dollars, the rate of interest per annum determined by the Administrative Agent as the rate of interest at which deposits in the applicable currency, in the approximate amount of such Euro Swingline Loan or such sum and having a term of one Business Day (or, in the case of a Euro Swingline Loan, such other period not exceeding one month as may be agreed by the Subsidiary Borrower and the Swingline Lender), would be offered to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days (or such other period of time as the Administrative Agent determines is customary for deposits in the applicable currency and for the applicable term) prior to the first day of the term for which such rate is being determined (or, in the case of a Euro Swingline Loan, such other rate as may be agreed upon between the Subsidiary Borrower and the Swingline Lender).

         PARTICIPANT - see SUBSECTION 11.8(c).

         PAYMENT SHARING NOTICE means a notice to the Administrative Agent from Lenders which have Facility Percentages of 50% or more under any Facility requesting that payments be shared in accordance with the provisions of SUBSECTION 2.15(b).

         PAYMENT SHARING PERIOD means any period (a) beginning on a date on which (i) an Event of Default exists under SUBSECTION 9.1(a), (f) or (g) and
(ii) the Administrative Agent receives a Payment Sharing Notice and (b) ending on the first date thereafter on which (i) no Event of Default exists under SUBSECTION 9.1(a), (f) or (g) or (ii) all Payment Sharing Notices received by the Administrative Agent initiating, or during, such Payment Sharing Period have been rescinded by Lenders which have Facility Percentages of more than 50% under each applicable Facility.

         PBGC means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

         PENSION PLAN means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA with respect to which the Company or any ERISA Affiliate may have any liability.

         PERCENTAGE means, as to any Lender, the percentage which (a) the sum of the amount of such Lender's Commitment plus, with respect to any Facility under which the Commitments have expired or terminated, the amount of such Lender's Loans and participation in Swingline Loans and/or L/C Obligations, as applicable, is of (b) the sum of the aggregate amount of all of the Lenders' Commitments plus, with respect to any Facility under which the Commitments have expired or terminated, the aggregate amount of all Loans and L/C Obligations. The initial Percentage for each Lender is set forth across from such Lender's name on SCHEDULE 2.1.

         PERMITTED LIENS - see SECTION 8.1.

         PERMITTED SWAP OBLIGATIONS means all obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under Swap Contracts, PROVIDED that each of the following criteria is satisfied: (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view;" and
(b) such Swap Contracts do not contain any provision ("walk-away" provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party.

         PERSON means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

         PLAN means an employee benefit plan (as defined in Section 3(3) of ERISA) with respect to which the Company may have any liability.

         PLEDGE AGREEMENT means the Company Pledge Agreement, each Subsidiary Pledge Agreement and the German Share Pledge Agreements.

         PRESENT FAIR SALEABLE VALUE means, at any time, the amount that could be obtained at such time by an independent willing seller from an independent willing buyer if the assets of each of the Company and each Guarantor are sold with reasonable promptness in an arm's-length transaction under present conditions for the sale of comparable assets.

         QUALIFIED FOREIGN CREDIT FACILITY means a credit facility provided by a Lender or an Affiliate of a Lender to any Foreign Subsidiary which (i) is guarantied by the Company, (ii) is permitted under SUBSECTION 8.5(d) and (iii) the Company has specified (in a written notice to the Administrative Agent) is entitled to the benefit of the Guaranty and the Collateral Documents.

         QUALIFIED FOREIGN LENDER means any Lender or any Affiliate of a Lender which is a party to a Qualified Foreign Credit Facility.

         RCRA means the Resource Conservation and Recovery Act, 42 U.S.C.
Section 690, ET SEQ.

         RELEASE means a "release", as such term is defined in CERCLA.

         REPORTABLE EVENT means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC or administrative pronouncements.

         REQUIRED LENDERS means, at any time, Lenders having an aggregate Percentage of 51% or more.

         REQUIREMENT OF LAW means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         RESPONSIBLE OFFICER means the chief executive officer or the president of the Company, or any other officer having substantially the same authority and responsibility or the chief financial officer or the treasurer of the Company, or any other officer having substantially the same authority and responsibility.

         ROV GERMAN HOLDING means ROV German Holding GmbH, with a registered seat in Eschborn, registered under file no. HRB 55482 with the Commercial Register (HANDELSREGISTER) located with the local court (AMTSGERICHT) Frankfurt am Main, Germany.

         ROV GP GMBH means ROV German General Partner GmbH, with a registered seat in Eschborn, registered under file no. HRB 55425 with the Commercial Register (HANDELSREGISTER) located with the local court (AMTSGERICHT) Frankfurt am Main, Germany.

         ROV GUARANTOR means ROV Holding, Rovcal, Cayman Finance Co., each other Domestic Subsidiary and each other Person which from time to time executes and delivers a counterpart of an ROV Guaranty.

         ROV GUARANTY means each of (a) an Amended and Restated Subsidiary Guaranty with respect to the Obligations of the Company, substantially in the form of EXHIBIT F-2, issued by each Domestic Subsidiary of the Company (other than any Dormant Subsidiary) and Cayman Finance Co., and (b) any other guaranty issued by any Person of the Obligations of the Company.

         ROV HOLDING means ROV Holding, Inc., a Delaware corporation and a Subsidiary.

         ROV LP GMBH means ROV German Limited GmbH, with a registered seat in Eschborn, registered under file no. HRB 55352 with the Commercial Register (HANDELSREGISTER) located with the local court (AMTSGERICHT) Frankfurt am Main, Germany.

         ROVCAL means Rovcal, Inc., a direct, Wholly-Owned Subsidiary of the Company organized under the laws of California, and having a principal place of business in the State of

California, the primary business of which is the ownership of intellectual property and the licensing of such property to the Company and its other Subsidiaries.

         SEC means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

         SECURITY AGREEMENT means a Restated Security Agreement among the Company, each Domestic Subsidiary (other than any Dormant Subsidiary), any other Person that becomes a party thereto and the Administrative Agent, substantially in the form of EXHIBIT E.

         SECURITY ASSIGNMENT AGREEMENT means a Global Assignment Agreement on the Global Assignment of Accounts Receivable, substantially in the form of EXHIBIT Q, entered into by the Subsidiary Borrower and the Administrative Agent for the benefit of the Lenders.

         SECURITY TRANSFER AGREEMENT means a Security Transfer Agreement, substantially in the form of EXHIBIT S, entered by the Subsidiary Borrower and the Administrative Agent for the benefit of the Lenders.

         SECURITY TRUST AGREEMENT means a Security Trust Agreement, substantially in the form of EXHIBIT W, entered into among the Security Grantors and the Original Lenders (each as defined therein) and the Administrative Agent.

         STANDBY LETTER OF CREDIT means any Letter of Credit that is not a Commercial Letter of Credit.

         STATED LIABILITIES means, at any time, the recorded liabilities (including Contingent Liabilities that would be recorded in accordance with GAAP) of each of the Company and of each Guarantor at such time after giving effect to the transactions contemplated under this Agreement, determined in accordance with GAAP consistently applied, together with the amount, without duplication, of all Loans and Contingent Liabilities.

         SUBORDINATED DEBT means all unsecured Indebtedness of the Company for money borrowed which is subject to, and is only entitled to the benefits of, terms and provisions (including maturity, amortization, acceleration, interest rate, sinking fund, covenant, default and subordination provisions) satisfactory in form and substance to the Required Lenders, in each case as evidenced by their written approval thereof (which may be granted or withheld in their sole discretion).

         SUBSIDIARY of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests is owned or controlled directly or indirectly by such Person, or one or more of the Subsidiaries of such Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

         SUBSIDIARY BORROWER - see the PREAMBLE.

         SUBSIDIARY PLEDGE AGREEMENT means the U.K. Charge, the Netherlands Share Pledge Agreements, the Canadian Share Pledge Agreement, the Cayman Pledge Agreements, the German Share Pledge Agreements and each other agreement pursuant to which any Subsidiary pledges to the Administrative Agent shares of stock or other equity interests owned by it or Indebtedness owing to it.

         SURETY INSTRUMENTS means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, surety bonds and similar instruments.

         SWAP CONTRACT means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

         SWAP TERMINATION VALUE means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in CLAUSE (A) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender).

         SWINGLINE LENDER means Bank of America in its capacity as lender of Swingline Loans, together with any replacement lender of Swingline Loans arising under SECTION 10.9.

         SWINGLINE LOAN means a U.S. Swingline Loan or a Euro Swingline Loan.

         SYNTHETIC LEASE means a lease by the Company or a Subsidiary which is an operating lease for financial reporting purposes (as determined pursuant to Statement of Financial Accounting Standards No. 13) of properties which are reported for United States income tax purposes as owned by the Company or a Subsidiary.

         SYNTHETIC LEASE OBLIGATIONS means obligations of the lessee under a Synthetic Lease. The amount of Synthetic Lease Obligations under any Synthetic Lease shall be determined in accordance with GAAP as if such lease were a capital lease.

         TAXES means any and all present or future taxes, levies, assessments, imposts, duties, deductions, charges or withholdings, fees or similar charges and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, such taxes (including income taxes, branch profit taxes or franchise taxes) as are imposed on or measured by such Lender's or the Administrative Agent's, as the case may be, net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the

Administrative Agent, as the case may be, is organized, maintains a lending office or conducts business (collectively, "EXCLUDED TAXES").

         TERM LOAN means a Euro Term Loan A, a Euro Term Loan B or a U.S. Term Loan B.

         TRANSFORMATION means the change of the Subsidiary Borrower's corporate form from a GmbH into a KGaA after the Effective Date.

         TYPE of Loan means the characterization of a Loan as a Base Rate Loan or a Eurocurrency Loan.

         U.K. CHARGE means a Deed of Charge and Memorandum of Deposit, substantially in the form of EXHIBIT H-1, between ROV Holding and the Administrative Agent.

         UNFUNDED PENSION LIABILITY means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of such Pension Plan's assets, determined in accordance with the assumptions used for funding such Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

         UNITED STATES and U.S. each means the United States of America.

         UNMATURED EVENT OF DEFAULT means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

         U.S. REVOLVING COMMITMENT means, as to any Lender, the commitment of such Lender to make U.S. Revolving Loans pursuant to SUBSECTION 2.1(a). The initial amount of each Lender's U.S. Revolving Commitment is set forth across from such Lender's name on SCHEDULE 2.1.

         U.S. REVOLVING COMMITMENT AMOUNT means $100,000,000, as changed from time to time in accordance with the terms hereof.

         U.S. REVOLVING FACILITY - see the RECITALS.

         U.S. REVOLVING LOAN - see SUBSECTION 2.1(a).

         U.S. REVOLVING OUTSTANDINGS means, at any time, the sum of the principal amount of all outstanding U.S. Revolving Loans and U.S. Swingline Loans plus the Effective Amount of all L/C Obligations.

         U.S. REVOLVING TERMINATION DATE means the earlier to occur of (a) October 1, 2008; and (b) the date on which the U.S. Revolving Commitments terminate in accordance with the provisions of this Agreement.

         U.S. SWINGLINE LOAN has the meaning specified in SUBSECTION 2.5(a).

         U.S. TERM LOAN B - see SUBSECTION 2.1(e).

         U.S. TERM LOAN B COMMITMENT means, as to any Lender, the commitment of such Lender to make a U.S. Term Loan B pursuant to SUBSECTION 2.1(e). The amount of each Lender's U.S. Term Loan B Commitment is set forth across from such Lender's name on SCHEDULE 2.1.

         U.S. TERM LOAN B FACILITY - see the RECITALS.

         VARTA means VARTA Geratebatterie GmbH and its Subsidiaries.

         VARTA ACQUISITION means the acquisition by the Company of certain assets of VARTA (excluding VARTA's ownership interest in Microlite and certain other assets transferred to VARTA's parent or Affiliates).

         VARTA ACQUISITION AGREEMENT means the Agreement dated July 28, 2002 among VARTA AG, ROV German Limited GmbH and the Company delivered in connection with the VARTA Acquisition.

         VARTA EXCHANGE means the transfer of the stock of German Finance Co. to VARTA AG or an affiliate thereof in exchange for the stock of the Subsidiary Borrower owned by VARTA AG or an affiliate thereof and not more than
(a)1,000,000, all on the terms set forth in Article XI of the VARTA Acquisition Agreement as in effect on the date hereof.

         VOTING STOCK means, with respect to any corporation, the capital stock of such corporation having general voting power under ordinary circumstances to elect directors to the board of directors of such corporation, but shall not include any capital stock that has or would have such voting power solely by reason of the happening of any contingency.

         WHOLLY-OWNED SUBSIDIARY means (i) any Person in which (other than director's qualifying shares or similar shares owned by other Persons due to native ownership requirements) 100% of the capital stock or other equity interests of each class is owned beneficially and of record by the Company or by one or more other Wholly-Owned Subsidiaries and (ii) the Subsidiary Borrower.

         ZOE-PHOS INTERNATIONAL means Zoe-Phos International N.V., a corporation organized under the laws of the Netherlands Antilles.

         1.2 OTHER INTERPRETIVE PROVISIONS. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

              (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and SUBSECTION, SECTION, SCHEDULE and EXHIBIT references are to this Agreement unless otherwise specified.

              (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                  (ii) The term "including" is not limiting and means "including without limitation."

               (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding"; and the word "through" means "to and including."

              (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

              (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

              (f) This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

         1.3  ACCOUNTING PRINCIPLES.

              (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied; PROVIDED that if the Company notifies the Administrative Agent that the Company wishes to amend any covenant in ARTICLE VIII or any corresponding definition to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Company that the Required Lenders wish to amend ARTICLE VIII or any corresponding definition for such purpose), then the Company's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Lenders.

              (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.

         1.4  REALLOCATION OF LOANS AND COMMITMENTS.

              (a) The Company and each Lender agree that, effective on the Effective Date, this Agreement amends and restates in its entirety the Existing Agreement. On the Effective Date, the Commitments of the Lenders shall be reallocated in accordance with the terms hereof.

              (b) To facilitate the reallocation described in SUBSECTION (a), on the Effective Date, (i) all loans under the Existing Agreement shall be deemed to be Loans hereunder, (ii) each Lender which is a party to the Existing Agreement shall transfer to the Administrative Agent an amount equal to the excess, if any, of such Lender's Percentage of all outstanding Loans in Dollars to the Company hereunder (including any Loans in Dollars requested by the Company on the Effective Date) over the amount of all of such Lender's loans under the Existing Agreement, (iii) each Lender which is not a party to the Existing Agreement shall transfer to the Administrative Agent an amount equal to such Lender's Percentage of all outstanding Loans in Dollars to the Company hereunder (including any Loans in Dollars requested by the Company on the Effective Date),
(iv) the Administrative Agent shall apply the funds received from the Lenders pursuant to CLAUSES (II) and (III), FIRST, on behalf of the Lenders (pro rata according to the amount of the loans each is required to purchase to achieve the reallocation described in SUBSECTION (a)), to purchase from each Existing Lender which is not a party hereto the loans of such Existing Lender under the Existing Agreement (and, if applicable to purchase from any Existing Lender which is a party hereto but which has loans under the Existing Agreement in excess of such Lender's Percentage of all then-outstanding Loans in Dollars hereunder (including any Loans in Dollars requested by the Company on the Effective Date), a portion of such loans equal to such excess), SECOND, to pay to each Existing Lender all interest, fees and other amounts (including amounts payable pursuant to Section 4.4 of the Existing Agreement, assuming for such purpose that the loans under the Existing Agreement were prepaid rather than reallocated on the Effective Date) owed to such Existing Lender under the Existing Agreement (whether or not otherwise then due) and, THIRD, as the Company shall direct and
(v) the Company shall select new Interest Periods to apply to all Loans in Dollars hereunder (or, to the extent the Company fails to do so with respect to any Eurodollar Loans, such Loans shall be Base Rate Loans).

                                   ARTICLE II

                                   THE CREDITS

         2.1 AMOUNTS AND TERMS OF COMMITMENTS.

              (a) THE U.S. REVOLVING FACILITY. Each Lender severally agrees, on the terms and conditions set forth herein, to make loans to the Company (each such loan, a "U.S. REVOLVING LOAN") from time to time on any Business Day during the period from the Effective Date to the U.S. Revolving Termination Date, in an aggregate amount not to exceed at any time outstanding such Lender's Facility Percentage of the U.S. Revolving Commitment Amount; PROVIDED that, after giving effect to any Borrowing of U.S. Revolving Loans, the U.S. Revolving Outstandings shall not exceed the U.S. Revolving Commitment Amount. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company may borrow under this SUBSECTION 2.1(a), prepay under SECTION 2.7 or 2.8 and reborrow under this SUBSECTION 2.1(a).

              (b) THE EURO REVOLVING FACILITY. Each Lender severally agrees, on the terms and conditions set forth herein, to make loans to the Subsidiary Borrower (each such loan, a "EURO REVOLVING LOAN") from time to time on any Business Day during the period from the Effective Date to the Euro Revolving Termination Date, in an aggregate amount not to exceed at any time outstanding such Lender's Facility Percentage of the Euro Revolving Commitment Amount; PROVIDED that, after giving effect to any Borrowing of Euro Revolving Loans, the Euro Revolving Outstandings shall not exceed the lesser of (i) the Euro Revolving Commitment Amount and (ii) the Borrowing Base. Within the foregoing limits, and subject to the other terms and conditions hereof, the Subsidiary Borrower may borrow under this SUBSECTION 2.1(b), prepay under SECTION 2.7 or
2.8 and reborrow under this SUBSECTION 2.1(b).

              (c) THE EURO TERM LOAN A FACILITY. Each Lender severally agrees, on the terms and conditions set forth herein, to make a single loan to the Company (each such loan, a "EURO TERM LOAN A") on the Effective Date in the amount of such Lender's Euro Term Loan A Commitment. Amounts borrowed as Euro Term Loans A which are repaid or prepaid by the Company may not be reborrowed. The Euro Term Loan A Commitments shall expire concurrently with the making of the Euro Term Loans A on the Effective Date.

              (d) THE EURO TERM LOAN B FACILITY. Each Lender severally agrees, on the terms and conditions set forth herein, to make a single loan to the Company (each such loan, a "EURO TERM LOAN B") on the Effective Date in the amount of such Lender's Euro Term Loan B Commitment. Amounts borrowed as Euro Term Loans B which are repaid or prepaid by the Company may not be reborrowed. The Euro Term Loan B Commitments shall expire concurrently with the making of the Euro Term Loans B on the Effective Date.

              (e) THE U.S. TERM LOAN B FACILITY. Each Lender severally agrees, on the terms and conditions set forth herein, to make a single loan to the Company (each such loan, a "U.S. TERM LOAN B") on the Effective Date in the amount of such Lender's U.S. Term Loan B Commitment. Amounts borrowed as U.S. Term Loans B which are repaid or prepaid by the Company may not be reborrowed. The U.S. Term Loan B Commitments shall expire concurrently with the making of the U.S. Term Loans B on the Effective Date.

         2.2 LOAN ACCOUNTS. (a) The Loans made by each Lender and the Letters of Credit Issued by the Issuing Lender shall be evidenced by one or more accounts or records maintained by the Administrative Agent and such Lender or the Issuing Lender, as the case may be, in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender or the Issuing Lender, as the case may be, shall be conclusive (absent manifest error) as to the amount of the Loans made by the Lenders to each Borrower and the Letters of Credit Issued for the account of the Company, and the interest and payments thereon. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Any failure to record or any error in doing so shall not, however, limit or otherwise affect the obligation of either Borrower to pay any amount owing by such Borrower with respect to any Loan or any Letter of Credit.

              (b) Upon the request of any Lender made through the Administrative Agent, the Loans made by such Lender to a Borrower may be evidenced by a Note issued by such Borrower in addition to a loan account. Each such Lender shall endorse on the schedules annexed to the applicable Note the date, amount and maturity of each Loan made by the applicable Borrower and the amount of each payment of principal made by such Borrower with respect thereto. Each such Lender is irrevocably authorized by the applicable Borrower to endorse the Note issued by such Borrower to such Lender and each Lender's record shall be conclusive absent manifest error; PROVIDED that the failure of a Lender to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the applicable Borrower hereunder or under the Note issued by such Borrower to such Lender.

              2.3 PROCEDURE FOR BORROWING. (a) Each Borrowing shall be made upon the applicable Borrower's irrevocable written notice delivered to the relevant Agent's Payment Office in the form of a Notice of Borrowing (which notice must be received by the Administrative Agent (i) prior to 12:00 noon (Chicago time) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, (ii) prior to 12:00 noon (Chicago time) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans) and (iii) prior to 12:00 noon (London time) three Business Days prior to the requested Borrowing Date, in the case of Loans in Euros), specifying:

                         (A) the amount of the Borrowing, which shall be in an
                    amount of (x) $5,000,000 or a higher integral multiple of $1,000,000, in the case of Loans in Dollars, or (y)
                    (a)1,000,000 or a higher integral multiple of (a)500,000, in the case of Loans in Euros;

                         (B) the requested Borrowing Date, which shall be a
                    Business Day;

                         (C) in the case of Loans in Dollars, the Type of Loans
                    comprising the Borrowing; and

                         (D) in the case of Eurocurrency Loans, the duration of
                    the Interest Period applicable to such Borrowing.

              (b) The Administrative Agent will promptly notify each applicable Lender of its receipt of any Notice of Borrowing and of the amount of such Lender's share of the related Borrowing.

              (c) Each Lender will make the amount of its share of each Borrowing available to the Administrative Agent for the account of the applicable Borrower at the relevant Agent's Payment Office by 1:00 p.m. (local time of the Agent's Payment Office) on the Borrowing Date requested by the Company and in funds immediately available to the Administrative Agent. The proceeds of all Loans will then be made available to the applicable Borrower by the Administrative Agent at such office by crediting the account of such Borrower on the books of Bank of America with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent (or, in the case of the Subsidiary Borrower, transferring such funds to an account of the Subsidiary Borrower in the United Kingdom or the Federal Republic of Germany designated by the Subsidiary Borrower).

              (d) After giving effect to any Borrowing, there may not be more than five different Interest Periods in effect under the Euro Revolving Facility or more than 11 different Interest Periods in effect under all other Facilities collectively.

         2.4 CONVERSION AND CONTINUATION ELECTIONS. (a) Each Borrower may, upon irrevocable written notice delivered to the relevant Agent's Payment Office in accordance with SUBSECTION 2.4(b):

          (i) in the case of the Company, elect to convert, on any Business Day, any Base Rate Loans (in an aggregate amount of $5,000,000 or a higher integral multiple of $1,000,000) into Eurodollar Loans;

          (ii) in the case of the Company, elect to convert, on the last day of the applicable Interest Period, any Borrowing of Eurodollar Loans (or any part thereof in an aggregate amount of $5,000,000 or a higher integral multiple of $1,000,000) into Base Rate Loans; or

          (iii) elect to continue, as of the last day of the applicable Interest Period, any Eurocurrency Loans to such Borrower having Interest Periods expiring on such day (or any part thereof in an aggregate amount of (x) $5,000,000 or a higher integral multiple of $1,000,000, in the case of Loans in Dollars, or (y) (a)1,000,000 or a higher integral multiple of
     (a)500,000, in the case of Loans in Euros);

PROVIDED that if at any time the aggregate amount of Eurodollar Loans in respect of any Borrowing shall have been reduced, by payment, prepayment or conversion of part thereof, to be less than $5,000,000, such Eurodollar Loans shall automatically convert into Base Rate Loans.

              (b) The applicable Borrower shall deliver a Notice of Conversion/Continuation to be received at the relevant Agent's Payment Office not later than (i) 12:00 noon (Chicago time) at least three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Eurodollar Loans, (ii) not later than 12:00 noon (Chicago time) one Business Day prior to the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans and (iii) 12:00 noon (London time) at least three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be continued as Eurocurrency Loans denominated in Euros, specifying:

                         (A) the proposed Conversion/Continuation Date;

                         (B) the aggregate principal amount of Loans to be
                    converted or continued;

                         (C) in the case of the Company, the Type of Loans
                    resulting from the proposed conversion or continuation; and

                         (D) in the case of conversions into or continuations of
                    Eurocurrency Loans, the duration of the requested Interest Period.

              (c) If upon the expiration of any Interest Period applicable to Eurodollar Loans, the Company has failed to select timely a new Interest Period to be applicable to such Eurodollar Loans, the Company shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration of such Interest Period. If upon the expiration of any Interest Period applicable to Eurocurrency Loans in Euros, the applicable Borrower has failed to select timely a new Interest Period to be applicable to such Eurocurrency Loans (and has not given a notice of prepayment with respect to such Loans), such Borrower shall be deemed to have elected to continue such Eurocurrency Loans in Euros for a new Interest Period of one month effective as of the expiration date of such expiring Interest Period.

              (d) The Administrative Agent will promptly notify each Lender of its receipt of a Notice of Conversion/Continuation or, if no timely notice is provided by the applicable Borrower, the Administrative Agent will promptly notify each Lender of the details of any automatic conversion or continuation. All conversions and continuations shall be made ratably according to the applicable Facility Percentages of the Lenders.

              (e) Unless the Required Lenders otherwise agree, during the existence of an Event of Default or Unmatured Event of Default, the Company may not elect to have a Loan in Dollars converted into or continued as a Eurodollar Loan.

              (f) After giving effect to any conversion or continuation of Loans, there may not be more than five different Interest Periods in effect under the Euro Revolving Facility or more than 11 different Interest Periods in effect under all other Facilities collectively.

         2.5  SWINGLINE LOANS.

              (a) U.S. SWINGLINE LOANS.

               (i) Subject to the terms and conditions hereof, the Swingline Lender may, in its sole discretion (subject to SUBSECTION 2.5(a)(ii)), make a portion of the U.S. Revolving Facility available to the Company by making swingline loans (each such loan, a "U.S. SWINGLINE LOAN") to the Company on any Business Day during the period from the Effective Date to the U.S. Revolving Termination Date in accordance with the procedures set forth in this SECTION 2.5 in an aggregate principal amount at any one time outstanding not to exceed the lesser of (x) the U.S. Revolving Commitment Amount and (y) $10,000,000, notwithstanding the fact that such U.S. Swingline Loans, when aggregated with the Swingline Lender's outstanding U.S. Revolving Loans and direct or participation interest in Letters of Credit, may exceed the Swingline Lender's applicable Facility Percentage of the U.S. Revolving Commitment Amount; PROVIDED that at no time shall U.S. Revolving Outstandings exceed the U.S. Revolving Commitment Amount. Subject to the other terms and conditions hereof, the Company may borrow under this SUBSECTION 2.5(a)(i), prepay pursuant to SUBSECTION 2.5(a)(iv) and reborrow pursuant to this SUBSECTION 2.5(a)(i) from time to time; PROVIDED that the Swingline Lender shall not be obligated to make any U.S. Swingline Loan.

               (ii) The Company shall provide the Administrative Agent and the Swingline Lender irrevocable written notice (or notice by a telephone call confirmed promptly by facsimile) of any U.S. Swingline Loan requested hereunder (which notice must be received by the Swingline Lender and the Administrative Agent prior to 12:00 noon (Chicago time) on the requested Borrowing Date) specifying (A) the amount to be borrowed, and (B) the requested Borrowing Date, which must be a Business Day. Upon receipt of such notice, the Swingline Lender will promptly confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such notice from the Company and, if not, the Swingline Lender will provide the Administrative Agent with a copy thereof. If and only if the Administrative Agent notifies the Swingline Lender on the proposed Borrowing Date that it may make available to the Company the amount of the requested U.S. Swingline Loan, THEN, subject to the terms and conditions hereof, the Swingline Lender may make the amount of the requested U.S. Swingline Loan available to the Company by crediting the account of the Company on the books of Bank of America with the amount of such U.S. Swingline Loan. The Administrative Agent will not so notify the Swingline Lender if the Administrative Agent has knowledge that (A) the limitations set forth in the PROVISO set forth in the first sentence of SUBSECTION 2.5(a)(i) are being violated or would be violated by such U.S. Swingline Loan or (B) one or more conditions specified in ARTICLE V is not then satisfied. Each U.S. Swingline Loan shall be in a principal amount equal to $100,000 or an integral multiple thereof. The Swingline Lender will promptly notify the Administrative Agent of the amount of each U.S. Swingline Loan.

               (iii) Principal of and accrued interest on each U.S. Swingline Loan shall be due and payable (i) on demand made by the Swingline Lender at any time upon one Business Day's prior notice to the Company furnished at or before 11:45 a.m. (Chicago time), and (ii) in any event on the U.S. Revolving Termination Date. In addition, interest on each U.S. Swingline Loan shall be due and payable on each Interest Payment Date. Interest on U.S. Swingline Loans shall be for the sole account of the Swingline Lender (except to the extent that the other Lenders have funded the purchase of participations therein pursuant to SUBSECTION 2.5(a)(v)).

               (iv) The Company may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any U.S. Swingline Loan, without incurring any premium or penalty; PROVIDED that

                         (A) each such voluntary prepayment shall require prior
                    written notice given to the Administrative Agent and the Swingline Lender no later than 1:00 p.m. (Chicago time) on the day on which the Company intends to make a voluntary prepayment, and

                         (B) each such voluntary prepayment shall be in an
                    amount equal to $100,000 or an integral multiple thereof.

               Voluntary prepayments of U.S. Swingline Loans shall be made by the Company to the Swingline Lender at such office as the Swingline Lender may designate by notice to the Company from time to time. All such payments shall be made in Dollars and in immediately available funds no later than 4:00 p.m. (Chicago time) on the date specified by the Company pursuant to CLAUSE (A) above (and any payment received later than such time shall be deemed to have been received on the next Business Day). The Swingline Lender will promptly notify the Administrative Agent of the amount of each prepayment of U.S. Swingline Loans.

               (v) If (A) any U.S. Swingline Loan shall remain outstanding at 12:00 noon (Chicago time) on the Business Day immediately prior to a Business Day on which U.S. Swingline Loans are due and payable pursuant to SUBSECTION 2.5(a)(iii) and by such time on such Business Day the Administrative Agent shall have received neither (1) a Notice of Borrowing delivered pursuant to SECTION 2.3 requesting that U.S. Revolving Loans be made pursuant to SUBSECTION 2.1(a) on such following Business Day in an amount at least equal to the aggregate principal amount of such U.S. Swingline Loans, nor (2) any other notice indicating the Company's intent to repay such U.S. Swingline Loans with funds obtained from other sources, or (B) any Swingline Loans shall remain outstanding during the existence of an Unmatured Event of Default or Event of Default and the Swingline Lender shall in its sole discretion notify the Administrative Agent that the Swingline Lender desires that such U.S. Swingline Loans be converted into U.S. Revolving Loans, THEN the Administrative Agent shall be deemed to have received a Notice of Borrowing from the Company pursuant to SECTION 2.3 requesting that Base Rate Loans be made pursuant to SUBSECTION 2.1(a) on the following Business Day in an amount equal to the aggregate amount of such U.S. Swingline Loans, and the procedures set forth in SUBSECTIONS 2.3(b) and 2.3(c) shall be followed in making such Base Rate Loans; PROVIDED that such Base Rate Loans shall be made notwithstanding the Company's failure to comply with SECTION 5.2; and PROVIDED, FURTHER, that if a Borrowing of U.S. Revolving Loans becomes legally impractical and if so required by the Swingline Lender at the time such U.S. Revolving Loans are required to be made by the Lenders in accordance with this SUBSECTION 2.5(a)(v), each Lender agrees that in lieu of making U.S. Revolving Loans as described in this SUBSECTION 2.5(a)(v), such Lender shall purchase a participation from the Swingline Lender in the applicable U.S. Swingline Loans in an amount equal to such Lender's applicable Facility Percentage of such U.S. Swingline Loans, and the procedures set forth in SUBSECTIONS 2.3(b) and 2.3(c) shall be followed in connection with the purchases of such participations. The proceeds of such Base Rate Loans (or participations purchased) shall be delivered by the Administrative Agent to the Swingline Lender to repay such U.S. Swingline Loans (or as payment for such participations). A copy of each notice given by the Administrative Agent to the Lenders pursuant to this SUBSECTION 2.5(a)(v) with respect to the making of Loans, or the purchases of participations, shall be promptly delivered by the Administrative Agent to the Company. Each Lender's obligation in accordance with this Agreement to make U.S. Revolving Loans, or purchase the participations, as contemplated by this SUBSECTION 2.5(a)(v), shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swingline Lender, the Company or any other Person for any reason whatsoever; (2) the occurrence or continuance of an Unmatured Event of Default, an Event of Default or a Material Adverse Effect; or (3) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

              (b) EURO SWINGLINE LOANS.

               (i) Subject to the terms and conditions hereof, the Swingline Lender may, in its sole discretion (subject to SUBSECTION 2.5(b)(ii)), make a portion of the Euro Revolving Facility available to the Subsidiary Borrower by making Euro Swingline Loans (each such loan, a "EURO SWINGLINE LOAN") to the Subsidiary Borrower on any Business Day during the period from the Effective Date to the Euro Revolving Termination Date in accordance with the procedures set forth in this
          SECTION 2.5 in an
          aggregate principal amount at any one time outstanding not to exceed the lesser of (x) the Euro Revolving Commitment Amount and
          (y)(a)5,000,000, notwithstanding the fact that such Euro Swingline Loans, when aggregated with the Swingline Lender's outstanding Euro Revolving Loans, may exceed the Swingline Lender's applicable Facility Percentage of the Euro Revolving Commitment Amount; PROVIDED that at no time shall Euro Revolving Outstandings exceed the lesser of (1) the Euro Revolving Commitment Amount and (2) the Borrowing Base. Subject to the other terms and conditions hereof, the Subsidiary Borrower may borrow under this SUBSECTION 2.5(b)(i), prepay pursuant to SUBSECTION 2.5(b)(iv) and reborrow pursuant to this SUBSECTION 2.5(b)(i) from time to time; PROVIDED that the Swingline Lender shall not be obligated to make any Euro Swingline Loan.

               (ii) The Subsidiary Borrower shall provide the Administrative Agent and the Swingline Lender irrevocable written notice (or notice by a telephone call confirmed promptly by facsimile) of any Euro Swingline Loan requested hereunder (which notice must be received by the Swingline Lender and the Administrative Agent prior to 10:00 a.m. (London time) on the requested Borrowing Date) specifying (i) the amount to be borrowed, and (ii) the requested Borrowing Date, which must be a Business Day. Upon receipt of such notice, the Swingline Lender will promptly confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such notice from the Subsidiary Borrower and, if not, the Swingline Lender will provide the Administrative Agent with a copy thereof. If and only if the Administrative Agent notifies the Swingline Lender on the proposed Borrowing Date that it may make available to the Subsidiary Borrower the amount of the requested Euro Swingline Loan, THEN, subject to the terms and conditions hereof, the Swingline Lender may make the amount of the requested Euro Swingline Loan available to the Subsidiary Borrower by crediting the account of the Subsidiary Borrower on the books of the London Branch of Bank of America with the amount of such Euro Swingline Loan (or transferring such amount to an account of the Subsidiary Borrower in the United Kingdom or the Federal Republic of Germany designated by the Subsidiary Borrower). The Administrative Agent will not so notify the Swingline Lender if the Administrative Agent has knowledge that (A) the limitations set forth in the PROVISO set forth in the first sentence of SUBSECTION 2.5(b)(i) are being violated or would be violated by such Euro Swingline Loan or (B) one or more conditions specified in ARTICLE V is not then satisfied. Each Euro Swingline Loan shall be in a principal amount equal to(a)500,000 or higher integral multiple of(a)100,000. The Swingline Lender will promptly notify the Administrative Agent of the amount of each Euro Swingline Loan.

               (iii) Principal of and accrued interest on each Euro Swingline Loan shall be due and payable (A) on demand made by the Swingline Lender at any time upon three Business Days' prior notice to the Subsidiary Borrower furnished at or before 11:45 a.m. (London time) and (B) in any event on the Euro Revolving Termination Date. In addition, interest on each Euro Swingline Loan shall be due and payable (x) if the Overnight Rate for such Euro Swingline Loan is based on a period of two or more Business Days agreed to by the Subsidiary Borrower and the Swingline Lender, the last day of such period; (y) in any other case, on the last Business Day of each month; and (z) in any event, upon any prepayment of such Swingline Loan. Interest on Euro Swingline

          Loans shall be for the sole account of the Swingline Lender (except to the extent that the other Lenders have funded the purchase of participations therein pursuant to SUBSECTION 2.5(b)(v)).

               (iv) The Subsidiary Borrower may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Euro Swingline Loan, without incurring any premium or penalty; PROVIDED that

                         (A) each such voluntary prepayment shall require prior
                    written notice given to the Administrative Agent and the Swingline Lender no later than 12:00 noon (London time) on the day on which the Subsidiary Borrower intends to make a voluntary prepayment, and

                         (B) each such voluntary prepayment shall be in an
                    amount equal to (a)500,000 or a higher integral multiple
                    (a)100,000.

               Voluntary prepayments of Euro Swingline Loans shall be made by the Subsidiary Borrower to the Swingline Lender at such office as the Swingline Lender may designate by notice to the Subsidiary Borrower from time to time. All such payments shall be made in Euros and in immediately available funds no later than 1:00 p.m. (London time) on the date specified by the Subsidiary Borrower pursuant to CLAUSE (A) above (and any payment received later than such time shall be deemed to have been received on the next Business Day). The Swingline Lender will promptly notify the Administrative Agent of the amount of each prepayment of Euro Swingline Loans.

               (v) If (A) any Euro Swingline Loan shall remain outstanding at 12:00 noon (London time) three Business Days prior to a Business Day on which Euro Swingline Loans are due and payable pursuant to SUBSECTION 2.5(b)(iii) and by such time on such Business Day the Administrative Agent shall have received neither (1) a Notice of Borrowing delivered pursuant to SECTION 2.3 requesting that Euro Revolving Loans be made pursuant to SUBSECTION 2.1(b) on such third following Business Day in an amount at least equal to the aggregate principal amount of such Euro Swingline Loans, nor (2) any other notice indicating the Subsidiary Borrower's intent to repay such Euro Swingline Loans with funds obtained from other sources, or (B) any Euro Swingline Loans shall remain outstanding during the existence of an Unmatured Event of Default or Event of Default and the Swingline Lender shall in its sole discretion notify the Administrative Agent that the Swingline Lender desires that such Euro Swingline Loans be converted into Euro Revolving Loans, THEN the Administrative Agent shall be deemed to have received a Notice of Borrowing from the Subsidiary Borrower pursuant to SECTION 2.3 requesting that Euro Revolving Loans with an initial Interest Period of one month be made pursuant to SUBSECTION 2.1(b) on the third following Business Day in an amount equal to the aggregate amount of such Euro Swingline Loans, and the procedures set forth in SUBSECTIONS 2.3(b) and 2.3(c) shall be followed in making such Euro Revolving Loans; PROVIDED that such Euro Revolving Loans shall be made notwithstanding the Subsidiary Borrower's failure to comply with SECTION 5.2; and PROVIDED, FURTHER, that if a Borrowing of Euro Revolving Loans becomes legally impractical and if so required by the Swingline Lender at the time such Euro Revolving Loans are required to be made by the Lenders in accordance with this SUBSECTION 2.5(b)(v), each Lender agrees that in lieu of making Euro Revolving Loans as described in this SUBSECTION 2.5(b)(v), such Lender shall purchase a participation from the Swingline Lender in the applicable Euro Swingline Loans in an amount equal to such Lender's applicable Facility Percentage of such Euro Swingline Loans, and the procedures set forth in SUBSECTIONS 2.3(b) and 2.3(c) shall be followed in connection with the purchases of such participations. The proceeds of such Euro Revolving Loans (or participations purchased) shall be delivered by the Administrative Agent to the Swingline Lender to repay such Euro Swingline Loans (or as payment for such participations). A copy of each notice given by the Administrative Agent to the Lenders pursuant to this SUBSECTION 2.5(b)(v) with respect to the making of Loans, or the purchases of participations, shall be promptly delivered by the Administrative Agent to the Subsidiary Borrower. Each Lender's obligation in accordance with this Agreement to make Euro Revolving Loans, or purchase the participations, as contemplated by this SUBSECTION 2.5(b)(v), shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swingline Lender, the Subsidiary Borrower or any other Person for any reason whatsoever; (2) the occurrence or continuance of an Unmatured Event of Default, an Event of Default or a Material Adverse Effect; or (3) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

         2.6 CHANGES IN REVOLVING COMMITMENTS.

              (a) MANDATORY REDUCTION OF REVOLVING COMMITMENTS. If the Term Loans have been (or as a result of the application of the proceeds from any applicable Mandatory Prepayment Event will be) paid in full, then upon the occurrence of a Mandatory Prepayment Event, the U.S. Revolving Commitments and the Euro Revolving Commitments shall be reduced by the amount, if any, of any Net Cash Proceeds which would have been required (and are not applied) to prepay the Term Loans pursuant to such subsections if the Term Loans had not been (or were not concurrently) paid in full, with each such reduction effective at the time such prepayment would have been required pursuant to SUBSECTION 2.8(a). Any such reduction shall be applied first to reduce the U.S. Revolving Commitments and then to reduce the Euro Revolving Commitments.

              (b) VOLUNTARY REDUCTION OR TERMINATION OF U.S. REVOLVING COMMITMENTS. The Company may, upon not less than three Business Days' prior written notice to the Administrative Agent, permanently reduce the U.S. Revolving Commitment Amount to an amount which is not less than the U.S. Revolving Outstandings. Any such reduction shall be in an aggregate amount of $5,000,000 or a higher integral multiple of $1,000,000. The Company may at any time on like notice terminate the U.S. Revolving Commitments upon payment in full of all U.S. Revolving Loans and U.S. Swingline Loans, Cash Collateralization in full of all L/C Obligations and payment in full of all other obligations of the Company arising under the U.S. Revolving Facility.

              (c) VOLUNTARY REDUCTION OR TERMINATION OF EURO REVOLVING COMMITMENTS. The Subsidiary Borrower may, upon not less than three Business Days' prior written notice to the Administrative Agent, permanently reduce the Euro Revolving Commitment Amount to an amount which is not less than the Euro Revolving Outstandings. Any such reduction shall be in an aggregate amount of (a)2,000,000 or a higher integral multiple of (a)1,000,000. The Subsidiary Borrower may at any time on like notice terminate the Euro Revolving Commitments upon payment in full of all Euro Revolving Loans and Euro Swingline Loans and all other obligations of the Subsidiary Borrower arising under the Euro Revolving Facility.

              (d) EACH REDUCTION OR TERMINATION OF REVOLVING COMMITMENTS. Once reduced in accordance with this Section, the U.S. Revolving Commitment Amount or the Euro Revolving Commitment Amount, as the case may be, may not be increased without the consent of all Lenders participating in the applicable Facility (except as set forth in SECTION 2.6(e)). Any reduction of the U.S. Revolving Commitments shall be applied to the U.S. Revolving Commitment of each Lender according to its related Facility Percentage. Any reduction of the Euro Revolving Commitments shall be applied to the Euro Revolving Commitment of each Lender according to its related Facility Percentage. All accrued non-use fees on the U.S. Revolving Commitments to, but not including, the effective date of any reduction or termination of the U.S. Revolving Commitments shall be paid on the effective date of such reduction or termination. All accrued non-use fees on the Euro Revolving Commitments to, but not including, the effective date of any reduction or termination of the Euro Revolving Commitments shall be paid on the effective date of such reduction or termination.

              (e) INCREASE IN U.S. REVOLVING COMMITMENT AMOUNT.

               (i) The Company may, from time to time, by means of a letter delivered to the Administrative Agent substantially in the form of EXHIBIT U, request that the U.S. Revolving Commitment Amount be increased to up to $150,000,000; PROVIDED that (x) any such increase in the U.S. Revolving Commitment Amount shall be in the amount of $5,000,000 or a higher integral multiple thereof and (y) the aggregate amount of all such increases shall not exceed $50,000,000.

               (ii) Any increase in the U.S. Revolving Commitment Amount may be effected by (x) increasing the U.S. Revolving Commitment of one or more Lenders which have agreed to such increase and/or (y) subject to CLAUSE (III), adding one or more commercial banks or other Persons as a party hereto (each an "ADDITIONAL LENDER") with a U.S. Revolving Commitment in an amount agreed to by any such Additional Lender. Any increase in the U.S. Revolving Commitment Amount pursuant to this
          SECTION 2.6(e) shall be effective three Business Days (or such other period agreed to by the Administrative Agent, the Company and, as applicable, each Lender that has agreed to increase its Commitment and each Additional Lender) after the date on which the Administrative Agent has received and accepted the applicable increase letter in the form of ANNEX 1 to EXHIBIT U.

               (iii) No Additional Lender shall be added as a party hereto without the written consent of the Administrative Agent, the Issuing Lender and the Swingline Lender (which consents shall not be unreasonably withheld), and no increase in the U.S. Revolving Commitment Amount may be effected above if an Event of Default or Unmatured Event of Default exists.

               (iv) The Administrative Agent shall promptly notify the Company and the Lenders of any increase in the amount of the U.S. Revolving Commitment Amount pursuant to this SECTION 2.6(e) and of the U.S. Revolving Commitment and Facility Percentage of each Lender after giving effect thereto. The Company acknowledges that, in order to maintain U.S. Revolving Loans in accordance with each Lender's Facility Percentage, a reallocation of the U.S. Revolving Commitments as a result of a non-pro-rata increase in the U.S. Revolving Commitment Amount may require prepayment or conversion of all or portions of certain U.S. Revolving Loans on the date of such increase (and any such prepayment or conversion shall be subject to the provisions of SECTION 4.4).

         2.7 OPTIONAL PREPAYMENTS. (a) Subject to SECTION 4.4, either Borrower may, from time to time, upon irrevocable written notice to relevant Agent's Payment Office (which notice must be received by 12:00 noon (Chicago time) one Business Day prior to the requested day of prepayment in the case of Base Rate Loans, 12:00 noon (Chicago time) three Business Days prior to the date of prepayment in the case of Eurodollar Loans and 12:00 noon (London time) three Business Days prior to the requested day of prepayment in the case of Loans in Euros), prepay any Borrowing of Loans in whole or in part, without premium or penalty, in an aggregate amount of (x) $5,000,000 or a higher integral multiple of $1,000,000, in the case of Loans in Dollars, or (y) (a)1,000,000 or a higher integral multiple of (a)500,000, in the case of Loans in Euros.

              (b) Each notice of prepayment shall specify the date and amount of such prepayment and the Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of any such notice and of such Lender's share of such prepayment. If any such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with (i) if any Loan is paid in full, accrued interest to such date on such Loan, and (ii) any amounts required pursuant to SECTION 4.4. All prepayments of Term Loans shall be applied, at the Company's election (expressed in writing to the Administrative Agent no later than one Business Day prior to such prepayment), (x) against one or both of the next two unpaid principal installments of the Term Loans, (y) PRO rata to the unpaid installments of the Term Loans or (z) in such combination of the alternatives expressed in CLAUSES
(X) and (Y) as the Company shall specify in writing to the Administrative Agent (it being understood that if the Company fails to give any notice as to application of such prepayment, such prepayment will be applied as set forth in CLAUSE (Y)).

         2.8 MANDATORY PREPAYMENTS OF LOANS. (a) The Company shall make a prepayment of the Term Loans upon the occurrence of any of the following (each a "MANDATORY PREPAYMENT EVENT") at the following times and in the following amounts (and any such prepayment shall be subject to the provisions of SECTION 4.4):

               (i) Within 120 days after any sale, transfer or other disposition by the Company or any Subsidiary of any asset (other than (A) sales of inventory and dispositions of obsolete, unused, surplus or unnecessary equipment, in each case in the ordinary course of business, (B) sales of assets described in CLAUSE (II) below and (C) the VARTA Exchange) to a Person other than the Company or a Subsidiary, in an amount equal to 100% of the Net Cash Proceeds of such sale, transfer or other disposition;

          PROVIDED that the foregoing shall not apply (x) to sales, transfers or other dispositions of assets the proceeds of which are used or committed to be used by the Company or a Subsidiary for capital expenditures permitted under SECTION 8.17 within 120 days after any such sale, or (y) to the extent that the Net Cash Proceeds of all such sales, transfers or other dispositions in any fiscal year is less than $5,000,000.

               (ii) Within 30 days after any sale, transfer or other disposition (including by way of merger or consolidation) by the Company or any Subsidiary of any of the capital stock of any Subsidiary to a Person other than the Company or a Subsidiary (excluding the VARTA Exchange), in an amount equal to 100% of the Net Cash Proceeds of such sale.

               (iii) Concurrently with the receipt of any Net Cash Proceeds from any issuance of equity securities of the Company or any Subsidiary (excluding any issuance of shares of Common Stock pursuant to any employee or director stock option program, benefit plan or compensation program), in an amount equal to 50% of such Net Cash Proceeds.

               (iv) Concurrently with the receipt of any Net Cash Proceeds from any issuance of Indebtedness of the Company or any Subsidiary (excluding Indebtedness permitted under SUBSECTIONS (a) and (c) through (k) of SECTION 8.5), in an amount equal to 100% of such Net Cash Proceeds.

               (v) Within 90 days after the end of each fiscal year, beginning with the fiscal year ending September 30, 2003, in an amount equal to 50% (or, if the Leverage Ratio as of the end of such fiscal year is less than 2.5:1.00, 25%) of Excess Cash Flow for such fiscal year.

         All prepayments of Term Loans pursuant to this SUBSECTION 2.8(a) shall be applied to the Term Loans (on a PRO RATA basis across all Term Loan Facilities) and to the remaining installments of the Term Loans on a PRO RATA basis (using the then Dollar Equivalent of each Euro installment to determine the PRO RATA application).

              (b) If on any date on which the U.S. Revolving Commitment Amount is reduced pursuant to SUBSECTION 2.6(a), the U.S. Revolving Outstandings exceed the U.S. Revolving Commitment Amount (after giving effect to the reduction of the U.S. Revolving Commitment Amount on such date), the Company shall immediately prepay an outstanding principal amount of the U.S. Revolving Loans, U.S. Swingline Loans and/or L/C Advances in an amount equal to such excess (and any such prepayment shall be subject to the provisions of SECTION 4.4).

              (c) If on any date on which the Euro Revolving Commitment Amount is reduced pursuant to SUBSECTION 2.6(a), the Euro Revolving Outstandings exceed the Euro Revolving Commitment Amount (after giving effect to the reduction of the Euro Revolving Commitment Amount on such date), the Subsidiary Borrower shall immediately prepay an outstanding principal amount of the Euro Revolving Loans and/or Euro Swingline Loans in an amount equal to such excess (and any such prepayment shall be subject to the provisions of SECTION 4.4).

              (d) If on any date the Euro Revolving Outstandings exceed the Borrowing Base, the Subsidiary Borrower shall immediately prepay Euro Revolving Loans and/or Euro Swingline Loans in an amount sufficient to eliminate such excess (rounded upward, if necessary, to the applicable amount otherwise required in accordance with the provisions hereof).

         2.9 REPAYMENT.

              (a) THE U.S. REVOLVING FACILITY. The Company shall pay to the Administrative Agent, for the account of the Lenders, on the U.S. Revolving Termination Date the aggregate principal amount of all U.S. Revolving Loans outstanding on such date.

              (b) THE EURO REVOLVING FACILITY. The Subsidiary Borrower shall pay to the Administrative Agent, for the account of the Lenders, on the Euro Revolving Termination Date the aggregate principal amount of all Euro Revolving Loans outstanding on such date.

              (c) THE EURO TERM LOAN A FACILITY. On each date set forth on
SCHEDULE 2.9(c), the Company shall repay Euro Term Loans A in an aggregate amount equal to the amount set forth opposite such date on such Schedule.

              (d) THE EURO TERM LOAN B FACILITY. On each date set forth on
SCHEDULE 2.9(d), the Company shall repay Euro Term Loans B in an aggregate amount equal to the amount set forth opposite such date on such Schedule.

              (e) THE U.S. TERM LOAN B FACILITY. On each date set forth on
SCHEDULE 2.9(e), the Company shall repay U.S. Term Loans B in an aggregate amount equal to the amount set forth opposite such date on such Schedule.

              (f) ALL REPAYMENTS. All repayments shall be applied to the applicable Loans of the Lenders according to their respective Facility Percentages of the Facility being repaid.

         2.10 INTEREST. (a) Each U.S. Revolving Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Base Rate PLUS the Base Rate Margin or the Eurocurrency Rate PLUS the Eurocurrency Rate Margin, as the case may be (and subject to the Company's right to convert to the other Type of Loans under
SECTION 2.4). Each U.S. Swingline Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Base Rate PLUS the Base Rate Margin.

              (b) Each Euro Revolving Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Eurocurrency Rate PLUS the Eurocurrency Rate Margin. Each Euro Swingline Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Overnight Rate PLUS the Eurocurrency Rate Margin.

              (c) Each Euro Term Loan A shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Eurocurrency Rate PLUS the Eurocurrency Rate Margin.

              (d) Each Euro Term Loan B shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Eurocurrency Rate PLUS 3.750%.

              (e) Each U.S. Term Loan B shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Base Rate PLUS 2.750% or the Eurocurrency Rate PLUS 3.750%, as the case may be (and subject to the Company's right to convert to the other Type of Loans under SECTION 2.4). (f) Interest on each Loan shall be paid in arrears on each Interest Payment Date therefor. Interest shall also be paid on the date of any prepayment of Eurocurrency Loans under SECTION 2.7 or 2.8 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof.

              (g) Notwithstanding SUBSECTIONS (a) through (e) of this Section, during the existence of any Event of Default, the Borrowers shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Loans and, to the extent permitted by applicable law, on any other amount payable hereunder or under any other Loan Document, at a rate per annum equal to the rate otherwise applicable thereto pursuant to the terms hereof or such other Loan Document (or, if no such rate is specified, the Base Rate PLUS the Base Rate Margin) plus 2%. All such interest shall be payable on demand.

              (h) Anything herein to the contrary notwithstanding, the obligations of each Borrower to any Lender hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder to the extent (but only to the extent) that contracting for or receiving such payment by such Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Lender, and in such event such Borrower shall pay such Lender interest at the highest rate permitted by applicable law.

         2.11 FEES.  In addition to certain fees described in SECTION 3.8:

              (a) ARRANGER AND AGENCY FEES. The Company shall pay arrangement fees to each Arranger for such Arranger's own account and agency fees to the Administrative Agent for the Administrative Agent's own account, in each case as required by any fee letter among the Company and any of such parties (each a "FEE LETTER").

              (b) NON-USE FEES - U.S. REVOLVING FACILITY. The Company shall pay to the Administrative Agent for the account of each applicable Lender a non-use fee at the Non-Use Fee Rate on the daily unused portion of such Lender's Facility Percentage of the U.S. Revolving Commitment Amount. For purposes of the foregoing, the U.S. Revolving Commitment Amount shall be deemed used to the extent of the outstanding principal amount of the U.S. Revolving Loans

(but not U.S. Swingline Loans) PLUS the Effective Amount of all outstanding L/C Obligations.

              (c) NON-USE FEES - EURO REVOLVING FACILITY. The Subsidiary Borrower shall pay to the Administrative Agent for the account of each applicable Lender a non-use fee at the Non-Use Fee Rate on the daily unused portion of such Lender's Facility Percentage of the Euro Revolving Commitment Amount. For purposes of the foregoing, the Euro Revolving Commitment Amount shall be deemed used to the extent of the outstanding principal amount of the Euro Revolving Loans (but not Euro Swingline Loans).

              (d) ALL NON-USE FEES. The non-use fees described in SUBSECTIONS
(b) and (c) above shall accrue from the Effective Date to the U.S. Revolving Termination Date or the Euro Revolving Termination Date, as applicable, and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter and on the U.S. Revolving Termination Date and the Euro Revolving Termination Date, as applicable. Such non-use fees shall accrue at all times after the Effective Date, including at any time during which one or more conditions in ARTICLE V are not met.

         2.12 COMPUTATION OF FEES AND INTEREST. (a) All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of interest and fees shall be made on the basis of a 360-day year and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

              (b) Each determination of an interest rate by the Administrative Agent shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. The Administrative Agent will, at the request of either Borrower or any Lender, deliver to such Borrower or such Lender, as the case may be, a statement showing the quotations used by the Administrative Agent in determining any interest rate and the resulting interest rate.

         2.13 PAYMENTS BY THE BORROWERS. (a) All payments to be made by either Borrower shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by either Borrower shall be made to the Administrative Agent for the account of the Lenders at the Agent's Payment Office, in immediately available funds, no later than 1:00 p.m. (local time of the Agent's Payment Office) on the date specified herein. All payments with respect to the Euro Revolving Facility, the Euro Term Loans A and the Euro Term Loans B shall be made in Euros, and all other payments shall be made in Dollars. Except as expressly otherwise provided herein, the Administrative Agent will promptly distribute, in like funds as received, to each Lender its applicable Facility Percentage (or other applicable portion) of such payment. Any payment received by the Administrative Agent later than 1:00 p.m. (local time of the Agent's Payment Office) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

              (b) Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day (unless, in the case of an Eurocurrency Loan, such following Business Day is in another calendar month, in which case such payment shall be made on the preceding Business Day), and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

              (c) Unless the Administrative Agent receives notice from a Borrower prior to the date on which any payment is due to the Lenders that such Borrower will not make such payment in full as and when required, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent a Borrower has not made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate (in the case of payments in Dollars) or the Overnight Rate (in the case of payments in any other currency) for each day from the date such amount is distributed to such Lender until the date repaid.

        2.14 PAYMENTS BY THE LENDERS TO THE ADMINISTRATIVE AGENT. (a) Unless the Administrative Agent receives notice from a Lender on or prior to the Effective Date, or, with respect to any Borrowing after the Effective Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Administrative Agent for the account of the applicable Borrower the amount of such Lender's applicable Facility Percentage of such Borrowing, the Administrative Agent may assume that each Lender has made such amount available to the Administrative Agent in immediately available funds on the Borrowing Date and the Administrative Agent may (but shall not be required to), in reliance upon such assumption, make available to such Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to such Borrower such amount, such Lender shall on the Business Day following such Borrowing Date make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate (in the case of payments in Dollars) or the Overnight Rate (in the case of payments in any other currency) for each day during such period. A notice of the Administrative Agent submitted to any Lender with respect to amounts owing under this SUBSECTION (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Lender's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the Business Day following the Borrowing Date, the Administrative Agent will notify the applicable Borrower of such failure to fund and, upon demand by the Administrative Agent, such Borrower shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

              (b) The failure of any Lender to make any Loan on any Borrowing Date shall not relieve any other Lender of any obligation hereunder to make a Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Borrowing Date.

         2.15 SHARING OF PAYMENTS, ETC. (a) If, other than as expressly provided elsewhere herein, any Lender under any Facility shall receive on account of the Obligations owed to it under such Facility any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share of all payments received by the Lenders under such Facility, such Lender shall immediately (i) notify the Administrative Agent of such fact and (ii) purchase from the other Lenders in such Facility such participations in the Obligations owed to them as shall be necessary to cause such purchasing Lender to share the excess payment pro rata with each other Lender in such Facility; PROVIDED that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender under such Facility shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (x) the amount of such paying Lender's required repayment to (y) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender in a Loan of such Borrower may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.

              (b) If, during any Payment Sharing Period, the Lenders under any Facility as a group shall receive aggregate payments (whether voluntary, involuntary, by application of offset or otherwise) on account of the Obligations owed under such Facility in a greater percentage than the Lenders under any other Facility receive on account of the Obligations owed under such other Facility, THEN the Lenders under the Facility receiving such higher percentage of payments (the "BENEFITED LENDERS") shall immediately (i) notify the Administrative Agent of such fact and (ii) purchase from the Lenders under the other Facilities such participations in the Obligations owed to them as shall be necessary to cause the Lenders under each Facility to have received the same percentage of payments on account of the Obligations owed to them during such Payment Sharing Period; PROVIDED that (A) if all or any part of the excess payment or other recovery is thereafter recovered from the Benefited Lenders, then such purchases shall to that extent be rescinded and each other Lender shall repay to the members of the Benefited Group the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (x) the amount of such paying Lender's required repayment to (y) the total amount so recovered from the Benefited Group) of any interest or other amount paid or payable by the Benefited Group in respect of the total amount so recovered; and (B) if such Payment Sharing Period ends, then all such purchases shall be rescinded and each other Lender shall repay to the members of the Benefited Group the purchase price paid therefor. The obligation of each Lender under a Facility to make its share of any payment required under this SUBSECTION (b) shall be several, and not joint or joint and several, and after giving effect to any such payment the Lenders under each Facility shall make such other adjustments as shall be necessary under SUBSECTION 2.15(a).

              (c) The provisions of this SECTION 2.15 are solely for the benefit of the Lenders and are not for the benefit of (and may not be enforced by) any other Person. The Lenders may, without the consent of either Borrower or any other Person, make arrangements among themselves to amend or otherwise modify this SECTION 2.15 and to establish different sharing arrangements with respect to payments by the Borrowers; PROVIDED that any such amendment, modification or sharing arrangement shall be consented to by all Lenders.

              (d) The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments.

                                  ARTICLE III

                              THE LETTERS OF CREDIT

         3.1 THE LETTER OF CREDIT SUBFACILITY; EXISTING LETTERS OF CREDIT. (a) On the terms and conditions set forth herein: (i) the Issuing Lender agrees, (A) from time to time on any Business Day during the period from the Effective Date to the U.S. Revolving Termination Date to issue Letters of Credit for the account of the Company (or jointly for the account of the Company and any Subsidiary), and to amend or renew Letters of Credit previously issued by it, in accordance with SUBSECTIONS 3.2(c) and 3.2(d), and (b) to honor drafts under the Letters of Credit issued by it; and (ii) the Lenders severally agree to participate in Letters of Credit Issued for the account of the Company; PROVIDED that the Issuing Lender shall not be obligated to Issue, and no Lender shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the "ISSUANCE DATE") (1) the U.S. Revolving Outstandings exceed the U.S. Revolving Commitment Amount, (2) the Effective Amount of all L/C Obligations exceeds the amount of the L/C Commitment or (3) the sum of the participation of any Lender in the Effective Amount of all L/C Obligations and U.S. Swingline Loans PLUS the outstanding principal amount of the U.S. Revolving Loans of such Lender exceed such Lender's U.S. Revolving Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

              (b) The Issuing Lender shall not be under any obligation to Issue any Letter of Credit if:

               (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from Issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the Issuing Lender in good faith deems material to it;

               (ii) the Issuing Lender has received written notice from any Lender, the Administrative Agent or the Company, on or prior to the

          Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in
          ARTICLE V is not then satisfied;

               (iii) the expiry date of such Letter of Credit is less than (A) in the case of a standby Letter of Credit, 35 days prior to the scheduled U.S. Revolving Termination Date, or (B) in the case of a Commercial Letter of Credit, 25 days prior to the scheduled U.S. Revolving Termination Date, unless, in each case, all of the Lenders have approved such expiry date in writing;

               (iv) such Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to the Issuing Lender, or the Issuance of such Letter of Credit shall violate any applicable policies of the Issuing Lender; or

               (v) except as provided in SECTION 3.10, such Letter of Credit is denominated in a currency other than Dollars.

              (c) On and after the Effective Date, the Existing Letters of Credit shall be deemed for all purposes to be Letters of Credit outstanding under this Agreement. Each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender on the Effective Date a participation in each Existing Letter of Credit and each drawing thereunder in an amount equal to the product of (i) such Lender's applicable Facility Percentage times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

         3.2 ISSUANCE, AMENDMENT AND RENEWAL OF LETTERS OF CREDIT. (a) Each Letter of Credit shall be issued upon the irrevocable written request of the Company received by the Issuing Lender and the Administrative Agent at least four Business Days (or such shorter time as the Issuing Lender and the Administrative Agent may agree in a particular instance in their sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the Issuing Lender: (i) the face amount of the Letter of Credit; (ii) the expiry date of the Letter of Credit; (iii) the name and address of the beneficiary thereof; (iv) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (v) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vi) such other matters as the Issuing Lender may require.

              (b) At least two Business Days prior to the Issuance of any Letter of Credit, the Issuing Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of the L/C Application or L/C Amendment Application from the Company and, if not, the Issuing Lender will provide the Administrative Agent with a copy thereof. If and only if the Administrative Agent notifies the Issuing Lender on or before the Business Day immediately preceding the proposed date of Issuance of a Letter of Credit that the Issuing Lender may Issue such Letter of Credit, then, subject to the terms and conditions hereof, the Issuing Lender shall, on the requested date, Issue such Letter of Credit for the account of the Company in accordance with the Issuing Lender's usual and customary business practices. The Administrative Agent shall not give such notice if the Administrative

Agent has knowledge that (A) such Issuance is not then permitted under SUBSECTION 3.1(a) as a result of the limitations set forth in CLAUSE (1) or (2) thereof or (B) the Issuing Lender has received a notice described in SUBSECTION 3.1(b)(ii). The Administrative Agent will promptly notify the Lenders of any Letter of Credit Issuance hereunder.

              (c) From time to time while a Letter of Credit is outstanding and prior to the U.S. Revolving Termination Date, the Issuing Lender will, upon the written request of the Company received by the Issuing Lender (with a copy sent by the Company to the Administrative Agent) at least four Business Days (or such shorter time as the Issuing Lender and the Administrative Agent may agree in a particular instance in their sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the Issuing
Lender: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of such Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuing Lender may require. The Issuing Lender shall not have any obligation to amend any Letter of Credit if: (A) the Issuing Lender would have no obligation at such time to Issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

              (d) The Issuing Lender and the Lenders agree that, while a Letter of Credit is outstanding and prior to the U.S. Revolving Termination Date, at the option of the Company and upon the written request of the Company received by the Issuing Lender (with a copy sent by the Company to the Administrative Agent) at least four Business Days (or such shorter time as the Issuing Lender and the Administrative Agent may agree in a particular instance in their sole discretion) prior to the proposed date of notification of renewal, the Issuing Lender shall be entitled, with the approval of the Administrative Agent, to authorize the automatic renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to the Issuing Lender: (i) the Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of such Letter of Credit (which shall be a Business Day); (iii) the revised expiry date of such Letter of Credit (which, unless all Lenders otherwise consent in writing, shall be prior to the U.S. Revolving Termination
Date); and (iv) such other matters as the Issuing Lender may require. The Issuing Lender shall not be under any obligation to renew any Letter of Credit if: (A) the Issuing Lender would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of such Letter of Credit does not accept the proposed renewal of such Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Lender that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuing Lender would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this SUBSECTION 3.2(d) upon the request of the Company but the Issuing Lender shall not have received any L/C Amendment Application from the Company with respect to such renewal or other written direction by the Company with respect thereto, the Issuing Lender shall nonetheless be permitted to allow such Letter of Credit to renew, subject to the approval of the Administrative Agent, and the Company and the Lenders hereby authorize such renewal, and, accordingly, the Issuing Lender shall be deemed to have received an L/C Amendment Application from the Company requesting such renewal.

              (e) The Issuing Lender may, at its election (or as required by the Administrative Agent at the direction of the Required Lenders), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the U.S. Revolving Termination Date.

              (f) This Agreement shall control in the event of any conflict with any L/C Application.

              (g) The Issuing Lender will deliver to the Administrative Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

        3.3 RISK PARTICIPATIONS, DRAWINGS AND REIMBURSEMENTS. (a) Immediately upon the Issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) such Lender's applicable Facility Percentage times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

              (b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Lender will promptly notify the Company and the Administrative Agent. The Company shall reimburse the Issuing Lender prior to 10:30 a.m. (Chicago time), on each date that any amount is paid by the Issuing Lender under any Letter of Credit (each such date, an "HONOR DATE") in an amount equal to the amount so paid by the Issuing Lender; PROVIDED that, to the extent that the Issuing Lender accepts a drawing under a Letter of Credit after 10:30 a.m. (Chicago time), the Company will not be obligated to reimburse the Issuing Lender until the next Business Day and the "Honor Date" for such Letter of Credit shall be such next Business Day. If the Company fails to reimburse the Issuing Lender for the full amount of any drawing under any Letter of Credit by 10:30 a.m. (Chicago time) on the Honor Date, the Issuing Lender will promptly notify the Administrative Agent and the Administrative Agent will promptly notify each Lender thereof, and the Company shall be deemed to have requested that Base Rate Loans be made by the Lenders to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the U.S. Revolving Commitment Amount and subject to the conditions set forth in SECTION 5.2 other than SECTION 5.2(a). Any notice given by the Issuing Lender or the Administrative Agent pursuant to this SUBSECTION 3.3(b) may be oral if immediately confirmed in writing (including by facsimile); PROVIDED that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

              (c) Each Lender shall upon any notice pursuant to SUBSECTION 3.3(b) make available to the Administrative Agent for the account of the Issuing Lender an amount in Dollars and in immediately available funds equal to its applicable Facility Percentage of the amount of the drawing, whereupon the participating Lenders shall (subject to SUBSECTION 3.3(d)) each be deemed to have made a U.S. Revolving Loan consisting of a Base Rate Loan to the Company in such amount. If any Lender so notified fails to make available to the Administrative Agent for the account of the Issuing Lender the amount of such Lender's applicable Facility Percentage of the amount of such drawing by no later than 1:00 p.m. (Chicago time) on the Honor Date, then interest shall accrue on such Lender's obligation to make such payment, from the Honor Date to the date such Lender makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Administrative Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Administrative Agent to give any such notice on the Honor Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligations under this SECTION 3.3.

              (d) With respect to any unreimbursed drawing that is not converted into U.S. Revolving Loans consisting of Base Rate Loans in whole or in part, because of the Company's failure to satisfy the conditions set forth in SECTION
5.2 (other than SECTION 5.2(a), which need not be satisfied) or for any other reason, the Company shall be deemed to have incurred from the Issuing Lender an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the sum of the Base Rate PLUS the Base Rate Margin PLUS 2%, and each Lender's payment to the Issuing Lender pursuant to SUBSECTION 3.3(c) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this SECTION 3.3.

              (e) Each Lender's obligation in accordance with this Agreement to make U.S. Revolving Loans or L/C Advances, as contemplated by this SECTION 3.3, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Lender and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Lender, the Company or any other Person for any reason whatsoever, (ii) the occurrence or continuance of an Event of Default, an Unmatured Event of Default or a Material Adverse Effect or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; PROVIDED that each Lender's obligation to make U.S. Revolving Loans under this SECTION
3.3 is subject to the conditions set forth in SECTION 5.2.

        3.4 REPAYMENT OF PARTICIPATIONS. (a) Upon (and only upon) receipt by the Administrative Agent for the account of the Issuing Lender of immediately available funds from the Company (i) in reimbursement of any payment made by the Issuing Lender under a Letter of Credit with respect to which any Lender has paid the Administrative Agent for the account of the Issuing Lender for such Lender's participation in such Letter of Credit pursuant to SECTION 3.3 or (ii) in payment of interest thereon, the Administrative Agent will pay to each Lender, in like funds as those received by the Administrative Agent for the account of the Issuing Lender, the amount of such Lender's applicable Facility Percentage of such funds, and the Issuing Lender shall receive the amount of the applicable Facility Percentage of such funds of any Lender that did not so pay the Administrative Agent for the account of the Issuing Lender.

              (b) If the Administrative Agent or the Issuing Lender is required at any time to return to the Company, or to a trustee, receiver, liquidator or custodian, or to any official in any Insolvency Proceeding, any portion of any payment made by the Company to the Administrative Agent for the account of the Issuing Lender pursuant to SUBSECTION 3.4(a) in reimbursement of a payment made under a Letter of Credit or interest or fee thereon, each Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent or the Issuing Lender the amount of its applicable Facility Percentage of any amount so returned by the Administrative Agent or the Issuing Lender PLUS interest thereon from the date such demand is made to the date such amount is returned by such Lender to the Administrative Agent or the Issuing Lender, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

         3.5 ROLE OF THE ISSUING LENDER. (a) Each Lender and the Company agree that, in paying any drawing under a Letter of Credit, the Issuing Lender shall not have any responsibility to obtain any document (other than any sight draft and certificate expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

              (b) None of any Agent-Related Person, the Issuing Lender or any of their respective correspondents, participants or assignees shall be liable to any Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders (including the Required Lenders, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

              (c) The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; PROVIDED that this assumption is not intended to, and shall not, preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under this Agreement or any other agreement. None of any Agent-Related Person, the Issuing Lender or any of their respective correspondents, participants or assignees shall be liable or responsible for any of the matters described in CLAUSES (I) through (VII) of
SECTION 3.6; PROVIDED that, anything in such clauses to the contrary notwithstanding, the Company may have a claim against the Issuing Lender, and the Issuing Lender may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the Issuing Lender's willful misconduct or gross negligence or the Issuing Lender's willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing: (i) the Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Issuing Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

         3.6 OBLIGATIONS ABSOLUTE. The obligations of the Company under this Agreement and any L/C-Related Document to reimburse the Issuing Lender for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into U.S. Revolving Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

                    (i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

                    (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Company in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

                    (iii) the existence of any claim, set-off, defense or other right that the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

                    (iv) any draft, demand, certificate or other document
               presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

                    (v) any payment by the Issuing Lender under any Letter of
               Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Issuing Lender under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

                    (vi) any exchange, release or non-perfection of any
               collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the obligations of the Company in respect of any Letter of Credit; or

                    (vii) any other circumstance or happening whatsoever,
               whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor.

         3.7 CASH COLLATERAL PLEDGE. If any Letter of Credit remains outstanding and partially or wholly undrawn as of the U.S. Revolving Termination Date, then the Company shall immediately Cash Collateralize the L/C Obligations in an amount equal to the maximum amount then available to be drawn under all Letters of Credit.

         3.8 LETTER OF CREDIT FEES. (a) The Company shall pay to the Administrative Agent for the account of each Lender a letter of credit fee with respect to each Letter of Credit at a rate per annum equal to the L/C Fee Rate on the maximum amount available to be drawn on such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit), computed on a quarterly basis in arrears on the last Business Day of each calendar quarter.

              (b) The Company shall pay to the Issuing Lender a letter of credit fronting fee (i) for each standby Letter of Credit equal to 0.25% per annum of the maximum amount available to be drawn on such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit), computed on the last Business Day of each calendar quarter and on the U.S. Revolving Termination Date (or such later date on which such Letter of Credit shall expire or be fully drawn), and (ii) for each commercial Letter of Credit, 0.25% of the maximum amount available to be drawn under such Letter of Credit on the date of Issuance.

              (c) The letter of credit fees payable under SUBSECTION 3.8(a) and the fronting fee payable under SUBSECTION 3.8(b)(i) shall be due and payable quarterly in arrears on the first Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Effective Date, through the U.S. Revolving Termination Date (or such later date upon which all outstanding Letters of Credit shall expire or be fully drawn), with the final payment to be made on the U.S. Revolving Termination Date (or such later date). The fronting fee payable under SUBSECTION 3.8(b)(ii) shall be payable on the date of Issuance of the applicable commercial Letter of Credit. For purposes of calculating the fees payable under SUBSECTION 3.8(a), any undrawn Commercial Letter of Credit shall be considered outstanding and available to be drawn upon for 25 days after its expiry date.

              (d) The Company shall pay to the Issuing Lender from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Lender relating to letters of credit as from time to time in effect.

         3.9 APPLICABILITY OF ISP98 AND UCP. Unless otherwise expressly agreed by the Issuing Lender and the Company when a Letter of Credit is issued (including any such agreement applicable to any Existing Letter of Credit), (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency) shall apply to each commercial Letter of Credit.

         3.10 NON-DOLLAR LETTERS OF CREDIT. (a) The Company, the Administrative Agent, the Issuing Lender and the Lenders (i) agree that the Issuing Lender may (in its sole discretion) issue Letters of Credit ("NON-DOLLAR LETTERS OF CREDIT") in currencies other than Dollars and (ii) further agree as follows with respect to such Non-Dollar Letters of Credit:

              (b) The Company agrees that its reimbursement obligation under SUBSECTION 3.3(b) and any resulting L/C Borrowing, in each case in respect of a drawing under any Non-Dollar Letter of Credit, (i) shall be payable in Dollars at the Dollar Equivalent of such obligation in the currency in which such Non-Dollar Letter of Credit was issued (determined on the date of payment) and
(ii) shall bear interest at a rate per annum equal to the sum of the Federal Funds Rate PLUS the Eurocurrency Rate Margin PLUS 3% for each day from and including the Honor Date to but excluding the date such obligation is paid in full (IT BEING UNDERSTOOD that any payment received after 10:30 a.m., Chicago time, on any day shall be deemed received on the following Business Day).

              (c) Each Lender agrees that its obligation to make U.S. Revolving Loans under SUBSECTION 3.3(b) and to make L/C Advances for any unpaid reimbursement obligation or L/C Borrowing in respect of a drawing under any Non-Dollar Letter of Credit shall be payable in Dollars at the Dollar Equivalent of such obligation in the currency in which such Non-Dollar Letter of Credit was issued (calculated on the date of payment) (and any such amount which is not paid when due shall bear interest at a rate per annum equal to the Overnight Rate PLUS, beginning on the third Business Day after such amount was due, the Eurocurrency Rate Margin).

              (d) For purposes of determining whether there is availability for the Company to request, continue or convert any Loan, or request, extend or increase the face amount of any Letter of Credit, the Dollar Equivalent of the Effective Amount of each Non-Dollar Letter of Credit shall be calculated on the date such Letter of Credit is to be issued, extended or increased and on the last day of each calendar month.

              (e) For purposes of determining (i) the amount of the unused portion of the U.S. Revolving Commitment Amount under SUBSECTION 2.11(b), (ii) the letter of credit fee under SUBSECTION 3.8(a) and (iii) the letter of credit fronting fee under SUBSECTION 3.8(b), the Dollar Equivalent of the Effective Amount of any Non-Dollar Letter of Credit shall be determined on each of (1) the date of an issuance, extension or change in the face amount of such Non-Dollar Letter of Credit, (2) the date of any payment by the Issuing Lender in respect of a drawing under such Non-Dollar Letter of Credit, (3) the last day of each calendar month and (4) each day on which the U.S. Revolving Commitment Amount is reduced.

              (f) If, on the last day of any calendar month or any day on which the U.S. Revolving Commitment Amount is reduced, the sum of the principal amount of all Revolving Loans and U.S. Swingline Loans plus the Effective Amount of all Letters of Credit (valuing the Effective Amount of, and all reimbursement obligations and L/C Borrowings of the Company in respect of, any Non-Dollar Letter of Credit at the Dollar Equivalent thereof as of such day) would exceed the U.S. Revolving Commitment Amount, then the Company will immediately eliminate such excess by prepaying U.S. Revolving Loans and/or U.S. Swingline Loans and/or causing one or more Letters of Credit to be reduced or terminated.

                                   ARTICLE IV

                     TAXES, YIELD PROTECTION AND ILLEGALITY

         4.1 TAXES. (a) Any and all payments by either Borrower to a Lender or the Administrative Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Borrowers shall pay all Other Taxes.

              (b) The Borrowers agree to indemnify and hold harmless each Lender and the Administrative Agent for the full amount of Taxes, Other Taxes and Further Taxes paid by such Lender in the amount necessary to preserve the after-tax yield such Lender would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and reasonable out-of-pocket expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted; PROVIDED, HOWEVER, that no participant of any Lender shall be entitled to receive any greater payment under this SUBSECTION 4.1(b) than such Lender would have been entitled to receive with respect to the rights participated; and PROVIDED FURTHER that the Borrowers shall not indemnify any Lender (or participant thereof) or the Administrative Agent for Taxes, Other Taxes, Further Taxes, penalties, additions to tax, interest and expenses arising as a result of any of their own willful misconduct or gross negligence. Payment under this SUBSECTION 4.1(b) shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor, including with such demand an identification of the Taxes, Other Taxes or Further Taxes (together with the amounts thereof) with respect to which such demand for indemnification is being made.

              (c) If either Borrower shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, then:

                    (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Lender or the Administrative Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

                    (ii) such Borrower shall make such deductions and
               withholdings; and

                    (iii) such Borrower shall pay the full amount deducted or
               withheld to the relevant taxing authority or other authority in accordance with applicable law.

              (d) Within 10 days after the date either Borrower receives any receipt for the payment of any Taxes, Other Taxes or Further Taxes deducted or withheld pursuant to CLAUSE (C) above, such Borrower shall furnish to each Lender and the Administrative Agent the original or a certified copy of such receipt evidencing payment thereof, or other evidence of payment satisfactory to such Lender or the Administrative Agent.

              (e) If either Borrower is required to pay additional amounts to any Lender or the Administrative Agent pursuant to SUBSECTION (b) of this Section or SECTION 4.3, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to reduce or eliminate any such additional payment by such Borrower which may thereafter accrue, if such change in the sole judgment of such Lender is not otherwise disadvantageous to such Lender.

              (f) If a Lender (or participant thereof) or the Administrative Agent shall become aware that it is entitled to receive a refund (including interest and penalties, if any) in respect of Taxes, Other Taxes or Further Taxes as to which it has been indemnified by either Borrower pursuant to this
SECTION 4.1, it shall promptly notify such Borrower in writing of the availability of such refund (including interest and penalties, if any) and shall, within 30 days after receipt of a request by such Borrower, apply for such refund. If any Lender (or participant thereof) or the Administrative Agent receives a refund (including interest and penalties, if any) in respect of any Taxes, Other Taxes or Further Taxes as to which it has been indemnified by either Borrower pursuant to this SECTION 4.1, it shall promptly notify such Borrower of the receipt of such refund and shall, within 15 days of receipt, repay such refund (to the extent of amounts that have been paid by such Borrower under this SECTION 4.1 with respect to such refund and not previously reimbursed) to such Borrower, net of all reasonable out-of-pocket expenses of such Lender or the Administrative Agent and without any interest (other than the interest, if any, included in such refund).

         4.2 ILLEGALITY. (a) After the date hereof, if any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make Eurocurrency Loans in Dollars or Euros, then, on notice thereof by the Lender to the Company through the Administrative Agent, any obligation of such Lender to make Eurocurrency Loans in the applicable currency shall be suspended until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist.

              (b) After the date hereof, if a Lender determines that it is unlawful to maintain any Eurocurrency Loan, the Borrowers shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Administrative Agent), prepay in full such Eurocurrency Loan, together with interest accrued thereon and any amount required under SECTION 4.4, either on the last day of the Interest Period thereof or on such earlier date on which such Lender may no longer lawfully continue to maintain such Eurocurrency Loan (as determined by such Lender). If a Borrower is required to so prepay any Eurodollar Loan, then concurrently with such prepayment, such Borrower shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan. If a Borrower is required to so prepay any other Eurocurrency Loan, then concurrently with such prepayment, such Borrower shall borrow from the affected Lender, in the amount of such repayment, a Loan bearing interest at the Overnight Rate (or, if such Lender notifies such Borrower and the Administrative Agent that the Overnight Rate will not cover the cost to such Lender of obtaining funds to maintain such Loan, at such other rate as may be agreed to by such Borrower and such Lender) plus the Eurocurrency Margin.

              (c) If the obligation of any Lender to make or maintain Eurocurrency Loans has been terminated or suspended pursuant to SUBSECTION (a) or (b) above, all Loans which would otherwise be made by such Lender as Eurocurrency Loans shall instead (i) in the case of Loans denominated in Dollars, be made as Base Rate Loans, and (ii) in the case of Loans denominated in Euros, bear interest at the Overnight Rate (or, if such Lender notifies the applicable Borrower and the Administrative Agent that the Overnight Rate will not cover the cost to such Lender of obtaining funds to maintain such Loan, at such other rate as may be agreed to by such Borrower and such Lender) plus the Eurocurrency Margin.

              (d) Before giving any notice to the Administrative Agent or demand upon the Borrowers under this Section, the affected Lender shall designate a different Lending Office with respect to its Eurocurrency Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of such Lender, be illegal or otherwise disadvantageous to such Lender.

         4.3 INCREASED COSTS AND REDUCTION OF RETURN. (a) After the date hereof, if any Lender determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Eurocurrency Rate) in or in the interpretation of any law or regulation or (ii) compliance by such Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Eurocurrency Loan or participating in Letters of Credit or, in the case of the Issuing Lender, any increase in the cost to the Issuing Lender of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the applicable Borrower shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Administrative Agent), pay to the Administrative Agent, for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

              (b) After the date hereof, if any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lender (or its Lending Office) or any corporation controlling such Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of any of its Commitments, Loans or obligations under this Agreement, then, upon demand of such Lender to the Company through the Administrative Agent, the applicable Borrower shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

              (c) This SECTION 4.3 shall not require either Borrower to reimburse the Administrative Agent or any Lender for any Taxes which are otherwise covered by the indemnity set forth in SECTION 4.1 or any Excluded Taxes.

         4.4 FUNDING LOSSES. Each Borrower shall reimburse each Lender and hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

              (a) the failure of such Borrower to make on a timely basis any payment of principal of any Eurocurrency Loan;

              (b) the failure of such Borrower to borrow, continue or convert a Loan after such Borrower has given (or is deemed to have given) a Notice of Borrowing, a Notice of Conversion/ Continuation or a notice of a Euro Swingline Loan pursuant to SECTION 2.5(b)(ii);

              (c) the failure of such Borrower to make any prepayment in accordance with any notice delivered under SECTION 2.5(b)(iv) or SECTION 2.7;

              (d) the prepayment (including pursuant to SECTION 2.8) or other payment (including after acceleration thereof) of a Eurocurrency Loan on a day that is not the last day of the relevant Interest Period (or, in the case of a Euro Swingline Loan with respect to which the Subsidiary Borrower and the Swingline Lender have agreed to a period of two or more days for determining the Overnight Rate, on a day that is not the last day of such period); or

              (e) the automatic conversion under SUBSECTION 2.4(a) of any Eurodollar Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Eurocurrency Loans (or, in the case of the Swingline Lender, Euro Swingline Loans) or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section and under SUBSECTION 4.3(a), each Eurocurrency Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the Eurocurrency Rate for such Eurocurrency Loan by a matching deposit or other borrowing in the interbank eurocurrency market for a comparable amount and for a comparable period, whether or not such Eurocurrency Loan is in fact so funded.

          4.5 INABILITY TO DETERMINE RATES. If the Administrative Agent determines that for any reason adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Loan, or Lenders having a Facility Percentage of 50% or more under a Facility determine (and notify the Administrative Agent) that the Eurocurrency Rate applicable pursuant to SUBSECTION 2.10(a) for any requested Interest Period with respect to a proposed Eurocurrency Loan under such Facility does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrowers and each Lender under such Facility. Thereafter, the obligation of the Lenders to make or maintain Eurocurrency Loans under such Facility shall be suspended until the Administrative Agent, with the consent of Lenders having a Facility Percentage of 50% or more under such Facility, revokes such notice in writing. Upon receipt of such notice, the applicable Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it under such Facility. If such Borrower does not revoke such Notice, the Lenders under such Facility shall make, convert or continue the Loans, as proposed by such Borrower, in the amount specified in the applicable notice submitted by such Borrower, but (a) in the case of Loans denominated in Dollars, such Loans shall be made, converted or continued as Base Rate Loans instead of Eurocurrency Loans; and (b) in the case of Loans denominated in Euros, such Loans shall bear interest at the Overnight Rate (or, if any Lender notifies such Borrower and the Administrative Agent that the Overnight Rate will not cover the cost to such Lender of obtaining funds to maintain the applicable Loan, at such other rate as may be agreed to by such Borrower and such Lender) plus the Eurocurrency Margin.

         4.6 CERTIFICATES OF LENDERS. Any Lender claiming reimbursement or compensation under this ARTICLE IV shall deliver to the Company (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the basis for such claim and a calculation of the amount payable to such Lender and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error.

         4.7 SUBSTITUTION OF LENDERS. In the event a Borrower becomes obligated to pay additional amounts to any Lender pursuant to SECTION 4.1(b) or
(c) or SECTION 4.3, or if it becomes illegal for any Lender to continue to fund or to make Eurocurrency Loans pursuant to SECTION 4.2, as a result of any condition described in any such Section, then, unless such Lender has theretofore taken steps to remove or cure, and has removed or cured, the conditions creating the cause for such obligation to pay such additional amounts or for such illegality, such Borrower may, upon notice to such Lender and the Administrative Agent, replace such Lender by causing such Lender to assign its Commitment (with the assignment fee to be paid by the Company in such instance) pursuant to SECTION 11.8(a) to one or more other Lenders or Eligible Assignees procured by the Company; PROVIDED that if the Company elects to exercise such right with respect to any Lender, it shall be obligated to replace all Lenders that have made similar requests for compensation. The Borrowers shall (x) pay in full all principal, interest, fees and other amounts owing to such Lender through the date of replacement (including any amounts payable pursuant to SECTION 4.4), (y) provide appropriate assurances and indemnities (which may include letters of credit) to the Issuing Lender and the Swingline Lender as each may reasonably require with respect to any continuing obligation to fund participation interests in any L/C Obligations or any Swingline Loans then outstanding, and (z) release such Lender from its obligations under this Agreement. Any Lender being replaced shall execute and deliver an Assignment and Assumption with respect to such Lender's Commitment and outstanding Loans and participations in L/C Obligations and Swingline Loans, to the extent applicable.

         4.8 SURVIVAL. The agreements and obligations of the Borrowers in this
ARTICLE IV shall survive the payment of all other Obligations.

                                   ARTICLE V

                              CONDITIONS PRECEDENT

         5.1 CONDITIONS OF EFFECTIVENESS. This Agreement shall become effective (and the Existing Agreement shall be deemed to have been amended and restated hereby) on the date that the Administrative Agent shall have received:
(i) evidence (satisfactory to the Administrative Agent) that the Company has completed (or will concurrently complete) the VARTA

Acquisition; and (ii) all of the following, in form and substance satisfactory to the Administrative Agent and each Lender, and (except for any Notes) in sufficient copies for each Lender:

              (a) CREDIT AGREEMENT AND NOTES. This Agreement and the Notes (if any), executed by each party hereto and thereto.

              (b) RESOLUTIONS AND INCUMBENCY.

               (i) Copies of resolutions of the board of directors (or other governing body) of each Borrower and each Guarantor authorizing the transactions contemplated hereby, certified as of the Effective Date by the Secretary or an Assistant Secretary of such Person, PROVIDED that no German Entity shall be required to deliver copies of resolutions unless resolutions are necessary pursuant to its Organization Documents; and

               (ii) A certificate of the Secretary or an Assistant Secretary or director of each Borrower and each Guarantor certifying the names and true signatures of the officers of such Person authorized to execute, deliver and perform the Loan Documents to be delivered by it hereunder, PROVIDED that, in lieu of the foregoing, each German Entity shall deliver a certified copy of its current excerpt of the commercial register file (HANDELSREGISTERAUSZUG) and a certified copy of the specimen signature (UNTERSCHRIFTENPROBE) currently filed with the commercial register of the representative of such Person who will execute, deliver and perform the Loan Documents to be delivered by it hereunder.

              (c) ORGANIZATION DOCUMENTS; GOOD STANDING. Each of the following documents:

               (i) for each Borrower and each Guarantor, the articles or certificate of incorporation and the bylaws of such Person, as the case may be, as in effect on the Effective Date, certified by the Secretary or Treasurer of such Person, as of the Effective Date, PROVIDED that, in lieu of the foregoing, each German Entity shall deliver certified copies of its shareholders agreement (GESELLSCHAFTSVERTRAG); and

               (ii) in the case of the Company, Rovcal and ROV Holding, a good standing certificate, if applicable, for each Borrower and each Guarantor from the Secretary of State (or similar applicable Governmental Authority) of the jurisdiction of its organization.

              (d) LEGAL OPINIONS.

               (i) An opinion of Sutherland, Asbill & Brennan, substantially in the form of EXHIBIT I,

               (ii) an opinion of Clifford Chance Punder, special German counsel to the Borrowers, substantially in the form of EXHIBIT J,

               (iii) an opinion of Mayer, Brown, Rowe & Maw, special New York counsel to the Administrative Agent, substantially in the form of EXHIBIT K-1; and

               (iv) an opinion of Mayer, Brown, Rowe & Maw Gaedertz, special German counsel to the Administrative Agent, substantially in the form of EXHIBIT K-2.

              (e) PAYMENT OF FEES. Evidence of payment by the Borrowers of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Effective Date, together with Attorney Costs of the Administrative Agent and the Arrangers to the extent invoiced prior to or on the Effective Date, PLUS such additional amounts of Attorney Costs as shall constitute the Administrative Agent's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (IT BEING UNDERSTOOD that such estimate shall not thereafter preclude final settling of accounts between the Company and the Administrative Agent), including any such costs, fees and expenses arising under or referenced in SECTION 2.11 or 11.4.

              (f) CERTIFICATE. A certificate signed by a Responsible Officer, dated as of the Effective Date, stating that:

               (i) the representations and warranties contained in ARTICLE VI are true and correct in all material respects on and as of such date, as though made on and as of such date (and assuming that the transactions contemplated by the VARTA Acquisition Agreement had been completed and that VARTA already was a Subsidiary of the Company);

               (ii) no Event of Default or Unmatured Event of Default exists or will result from the effectiveness hereof; and

               (iii) no event or circumstance has occurred since September 30, 2001 that has resulted, or would reasonably be expected to result, in a Material Adverse Effect.

              (g) GUARANTIES. (a) An ROV Guaranty executed by ROV Holding, Rovcal and Cayman Finance Co.; and (b) a KGaA Guaranty executed by (i) each Subsidiary having a direct or indirect ownership interest in the Subsidiary Borrower, (ii) Cayman Finance Co. and (iii) Rayovac (UK) Ltd.

              (h) REAL PROPERTY. With respect to each parcel of real property owned or leased by the Borrower or any Subsidiary and listed on SCHEDULE 5.1(H), a duly executed Mortgage Amendment providing for a fully perfected Lien, in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders, in all right, title and interest of the Company and each Subsidiary to the real property subject to such Mortgage, superior in right to any Lien (other than Permitted Liens), existing or future, which the Company or any Subsidiary or any creditors thereof or purchasers therefrom, or any other Person, may have against such real property, together with a certificate of insurance confirming that the insurance required to be maintained with respect to such real property by this Agreement, any Mortgage, any Mortgage Amendment or any other Loan Document is in full force and effect.

              (i) COLLATERAL DOCUMENTS. Fully-executed originals of each of the following: (i) the Security Agreement; (ii) the Company Pledge Agreement; (iii) the U.K. Charge; (iv) the Netherlands Share Pledge Agreements; (v) the Canadian Share Pledge Agreement; (vi) the Cayman Pledge Agreements; (vii) the German Share Pledge Agreements; (viii) the Account

Pledge Agreement; (ix) the Security Assignment Agreement; (x) the Security Transfer Agreement; and (xi) the Security Trust Agreement; together with, in each case, evidence that all necessary deliveries, registrations and filings have been (or substantially concurrently will be) made to perfect the Liens granted thereunder.

              (j) OTHER DOCUMENTS. Such other approvals, opinions, documents or materials as the Administrative Agent or any Lender may reasonably request.

         5.2 CONDITIONS TO ALL CREDIT EXTENSIONS. The obligation of each Lender to make any Loan to be made by it and the obligation of the Issuing Lender to Issue any Letter of Credit is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Issuance Date:

              (a) NOTICE, APPLICATION. In the case of any Loan, the Administrative Agent shall have received a Notice of Borrowing, and in the case of any Issuance of any Letter of Credit, the Issuing Lender and the Administrative Agent shall have received an L/C Application or L/C Amendment Application, as required under SECTION 3.2.

              (b) CONTINUATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties in ARTICLE VI shall be true and correct in all material respects on and as of the date of such Credit Extension with the same effect as if made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).

              (c) NO EXISTING DEFAULT. No Event of Default or Unmatured Event of Default shall exist or shall result from such Credit Extension.

Each Notice of Borrowing and L/C Application or L/C Amendment Application submitted by a Borrower hereunder shall constitute a representation and warranty by such Borrower hereunder, as of the date of such notice and as of the applicable Borrowing Date or Issuance Date, that the conditions in this SECTION
5.2 are satisfied.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to the Administrative Agent and each Lender (and the Subsidiary Borrower represents and warrants to the Administrative Agent and each Lender as to itself) that:

         6.1 CORPORATE EXISTENCE AND POWER. Each Borrower and each of its Subsidiaries (other than any Dormant Subsidiary):

              (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

              (b) has the power and authority and all governmental licenses, authorizations, consents and approvals (i) to own its assets and to carry on its business and (ii) to execute, deliver and perform its obligations under the Loan Documents to which it is a party;

              (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

              (d) is in compliance with all Requirements of Law;

except, in each case referred to in CLAUSE (B)(I), (C) or (D), to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

         6.2 CORPORATE AUTHORIZATION; NO CONTRAVENTION. The execution and delivery by each Borrower of this Agreement and each other Loan Document to which it is a party, the Borrowings hereunder, the execution and delivery by each Guarantor of each Loan Document to which it is a party and the performance by each Borrower and each Guarantor of its obligations under each Loan Document to which it is a party (i) are within the corporate powers of each Borrower and each Guarantor, as applicable, (ii) have been duly authorized by all necessary corporate action on the part of each Borrower and each Guarantor (including any necessary shareholder action) and (iii) do not and will not:

              (a) contravene the terms of any of the Organization Documents of either Borrower or any Guarantor;

              (b) conflict with or result in a breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which either Borrower or any Guarantor is a party or any order, injunction, writ or decree of any Governmental Authority to which either Borrower, any Guarantor or any of their properties is subject; or

              (c) violate any Requirement of Law.

         6.3 GOVERNMENTAL AUTHORIZATION. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, either Borrower of this Agreement or any other Loan Document to which it is a party or any Guarantor of any Loan Document to which it is a party, except, in each case, for filings required to perfect Liens in favor of the Administrative Agent granted under the Loan Documents.

         6.4 BINDING EFFECT. This Agreement and each other Loan Document to which either Borrower is a party constitutes the legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability; and with respect to each Guarantor, each Loan Document to which such Guarantor is a party constitutes the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally and by equitable principles relating to enforceability.

         6.5 LITIGATION. Except as specifically disclosed in SCHEDULE 6.5, there are no actions, suits, proceedings, claims or disputes pending or, to the best knowledge of the Borrowers, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against either Borrower or any Subsidiary or any of their respective properties which: purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or other order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

         6.6 NO DEFAULT. No Event of Default or Unmatured Event of Default exists or would result from the incurring of any Obligations by either Borrower. As of the Effective Date, neither Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, would reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Effective Date, create an Event of Default under SUBSECTION 9.1(e).

         6.7 ERISA COMPLIANCE.

              (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and, to the best knowledge of the Borrowers, nothing has occurred which would cause the loss of such qualification. Each Borrower and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to
Section 412 of the Code has been made with respect to any Plan.

              (b) There are no pending or, to the best knowledge of the Borrowers, threatened claims, actions or lawsuits, or actions by any Governmental Authority, with respect to any Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect.

              (c) No ERISA Event has occurred or is reasonably expected to occur that would reasonably be expected to have a Material Adverse Effect; no contribution failure has occurred with respect to a Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability to the PBGC under Title IV of ERISA with respect to any Pension Plan; neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to any Multiemployer Plan that would reasonably be expected to have a Material Adverse Effect; and neither Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         6.8 USE OF PROCEEDS; MARGIN REGULATIONS. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by SECTION 7.12 and not in contravention of Section 8.7. Neither Borrower nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

         6.9 TITLE TO PROPERTIES. Each Borrower and each Subsidiary has good record and marketable title in fee simple to, or a valid leasehold interest in, all real property necessary or used in the ordinary conduct of its businesses, except for such defects in title as would not, individually or in the aggregate, have a Material Adverse Effect. Each Borrower and each Subsidiary has good title to all their other respective material properties and assets (except for those assets disposed of not in violation of this Agreement and the other Loan Documents). As of the Effective Date, the property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.

         6.10 TAXES. The Company and its Subsidiaries have filed all Federal and State income tax returns (or, in the case of any Foreign Subsidiary, all income tax returns required in the jurisdiction of its organization and in the jurisdiction where it has its principal place of business) and all other material tax returns and reports required to be filed, and have paid all Federal and State income taxes (or, in the case of any Foreign Subsidiary, all income taxes in the jurisdictions described in the preceding parenthetical clause) and all other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no written, and, to the best of the Company's knowledge, there is no oral, proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.

         6.11 FINANCIAL CONDITION. (a) The audited consolidated financial statements of the Company dated September 30, 2001, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year then ended:

               (i) were prepared in accordance with GAAP;

               (ii) present fairly the financial condition of the Company and its Subsidiaries as of the date thereof and the results of operations for the period covered thereby; and

               (iii) except as specifically disclosed in SCHEDULE 6.11, show all material indebtedness and other liabilities, direct or contingent, of the Company and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

              (b) Since September 30, 2001 there has been no Material Adverse Effect.

         6.12 REGULATED ENTITIES. Neither Borrower nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940. Neither Borrower nor any Subsidiary is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state or applicable foreign statute or regulation limiting its ability to incur Indebtedness.

         6.13 NO BURDENSOME RESTRICTIONS. Neither Borrower nor any Subsidiary is a party to or bound by any Contractual Obligation or subject to any restriction in any Organization Document or any Requirement of Law which would reasonably be expected to have a Material Adverse Effect.

         6.14 COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES, ETC. The Company and its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights and other similar rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any valid rights held by any other Person. Except as specifically disclosed in
SCHEDULE 6.5, no claim or litigation regarding any of the foregoing is pending or threatened against the Company or any Subsidiary, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code, relating in each case to intellectual property, is, to the knowledge of the Company, pending or proposed, which, in either case, would reasonably be expected to have a Material Adverse Effect.

         6.15 SUBSIDIARIES. As of the Effective Date, the Company has no Subsidiaries other than those specifically disclosed in PART (A) of SCHEDULE
6.15 hereto and has no equity investments in any other corporation or entity other than those specifically disclosed in PART (B) of SCHEDULE 6.15. As of the Effective Date, none of Minera Vidaluz, Zoe-Phos International, Rayovac Far East Limited and ROV International Finance Company has assets with a fair market value in excess of $100,000 or conducts any business. As of the Effective Date, none of the Company or any of its Subsidiaries provides any credit support to, or is liable in any manner for any liabilities of, Minera Vidaluz, Zoe-Phos International, Rayovac Far East Limited or ROV International Finance Company.

         6.16 INSURANCE. Except as specifically disclosed in SCHEDULE 6.16, the properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies (which may be Affiliates of the Company), in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates.

         6.17 SOLVENCY, ETC. On the Effective Date (or, in the case of any Person that becomes a Guarantor after the Effective Date, on the date such Person becomes a Guarantor), and immediately prior to and after giving effect to each Credit Extension and the use of the proceeds thereof, each Borrower and each Guarantor will not have an unreasonably small capital (meaning that for the period from the date of determination through the scheduled U.S. Revolving Termination Date, each Borrower and each Guarantor, after consummation of the transactions contemplated by this Agreement, is a going concern and has sufficient capital to ensure that it will be able to pay its debts and liabilities as they mature and continue to be a going concern in the business in which such entities are engaged and proposed to be engaged for such period), each Borrower's and each Guarantor's assets will exceed its liabilities, each Borrower and each Guarantor will be solvent, will be able to pay its Stated Liabilities as they mature (meaning that such Borrower or such Guarantor, as the case may be, will have sufficient assets and cash flow to pay their respective Stated Liabilities as those liabilities mature or otherwise become payable in the normal course of business) and both the Fair Value and Present Fair Saleable Value of the assets of each Borrower and each Guarantor exceeds the Stated Liabilities, respectively, of each Borrower and each Guarantor.

         6.18 REAL PROPERTY. Set forth on SCHEDULE 6.18 is a complete and accurate list, as of the date of this Agreement, of the address and legal description of any real property located in the United States owned by the Company or any Subsidiary.

         6.19 SWAP OBLIGATIONS. Neither the Company nor any of its Subsidiaries has incurred any outstanding obligations under any Swap Contracts, other than Permitted Swap Obligations. The Company has undertaken its own independent assessment of its consolidated assets, liabilities and commitments and has considered appropriate means of mitigating and managing risks associated with such matters and has not relied on any swap counterparty or any Affiliate of any swap counterparty in determining whether to enter into any Swap Contract.

         6.20 FULL DISCLOSURE. None of the representations or warranties made by the Company or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made and none of the written statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents, considering each of the foregoing taken as a whole and in the context in which it was made and together with all other representations, warranties and written statements taken as a whole theretofore furnished by the Company and its Subsidiaries to the Administrative Agent and the Lenders in connection with the Loan Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make such representation, warranty or written statement, in light of the circumstances under which it is made, not misleading as of the time when made or delivered; PROVIDED that the Company's representation and warranty as to any forecast, projection or other statement regarding future performance, future financial results or other future development is limited to the fact that such forecast, projection or statement was prepared in good faith on the basis of information and assumptions that the Company believed to be reasonable as of the date such material was provided (IT BEING UNDERSTOOD that projections are subject to significant uncertainties and contingencies, many of which are beyond the Company's control, and that no assurance can be given that the projections will be realized).

         6.21 ENVIRONMENTAL WARRANTIES. Except as set forth in SCHEDULE 6.21:

              (a) all facilities and property (including underlying groundwater) owned or leased by the Company or any of its Subsidiaries are in compliance with all Environmental

Laws, except for such non-compliance as would not reasonably be expected to result in a Material Adverse Effect;

              (b) there are no pending or threatened Environmental Claims, except for such Environmental Claims that are not reasonably likely, either singly or in the aggregate, to result in a Material Adverse Effect;

              (c) there have been no Releases of Hazardous Materials at, on or under any property now or, to the best of the Company's knowledge, previously owned or leased by the Company or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect;

              (d) the Company and its Subsidiaries have been issued and are in compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for their businesses, except to the extent that the failure to have or comply with such permits, certificates, approvals, licenses and other authorizations relating to environmental matters would not be reasonably likely to have a Material Adverse Effect;

              (e) no property now or, to the best of the Company's knowledge, previously owned or leased by the Company or any of its Subsidiaries is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, or, to the best of the Company's knowledge, is on the Comprehensive Environmental Response Compensation Liability Information List or on any similar state list of sites requiring investigation or clean-up, except, in each case, for any such listing that, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and

              (f) to the best of the Company's knowledge, neither the Company nor any Subsidiary of the Company has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, or which is the subject of federal, state or local enforcement actions or other investigations which may lead to Environmental Claims against the Company or such Subsidiary except, in each case, to the extent that the foregoing would not reasonably be expected to have a Material Adverse Effect.

         6.22 VARTA FINANCIAL STATEMENTS. The audited financial statements of VARTA dated December 31, 2001 utilized to satisfy the requirements of Item 17 of SEC Form 20-F and the unaudited financial statements of VARTA dated June 30, 2002 (and the related consolidated statements of income or operations, shareholders' equity and cash flows for the periods then ended), in each case prepared under German GAAP and converted to U.S. GAAP:

               (i) present fairly the financial conditions of VARTA as of the date thereof and the results of operations for the period covered thereby; and

               (ii) show all material indebtedness and other liabilities, direct or contingent, of VARTA as of the date thereof, including liabilities for taxes, material commitment and Contingent Obligations, except that the unaudited financial statements do not reflect the effect of normal year end adjustments.

         6.23 VARTA ACQUISITION.

              (a) Concurrently with the initial Credit Extension, the VARTA Acquisition shall be consummated in accordance with the terms of the VARTA Acquisition Agreement, without waiver of any of the conditions thereof. The VARTA Acquisition Agreement is in full force and effect and no termination has taken place under Article 11 or 12 thereof.

              (b) The VARTA Acquisition complies with all Requirements of Law, and all necessary governmental, regulatory, shareholder and other consents and approvals required for the consummation of the VARTA Acquisition Agreement have been (or prior to the consummation thereof, will be) duly obtained and are (or will be) in full force and effect. All applicable waiting periods with respect to the VARTA Acquisition have expired without any action being taken by any competent Governmental Authority which restrains, prevents or imposes material adverse conditions upon the consummation of any such transaction.

              (c) The execution and delivery of the VARTA Acquisition Agreement and the consummation of the VARTA Acquisition did not violate any Requirement of Law, or result in a breach of, or constitute a default under, any Contractual Obligation affecting the Company or any of its Subsidiaries.

              (d) There does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the consummation of the VARTA Acquisition.

              (e) All of the representations and warranties of the Company and ROV LP GmbH and, to the best of the Company's knowledge, the other parties to the VARTA Acquisition Agreement which are contained in the VARTA Acquisition Agreement are true and correct in all material respects as of the date of this Agreement and as of the date of the initial Credit Extension.

                                  ARTICLE VII

                              AFFIRMATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Required Lenders waive compliance in writing:

         7.1 FINANCIAL STATEMENTS. The Company shall deliver to the Administrative Agent (which shall promptly deliver to the Lenders), in form and detail satisfactory to the Required Lenders:

              (a) as soon as available, but not later than 91 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of a nationally-recognized independent public accounting firm (the "INDEPENDENT AUDITOR"), which report (x) shall state that such consolidated financial statements present fairly the consolidated financial position of the Company and its Subsidiaries for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and (y) shall not have a "going concern" qualification or be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's (other than a Dormant Subsidiary's) records;

              (b) promptly when available, and in any event within 46 days after the end of each fiscal quarter (other than the last fiscal quarter of each fiscal year), a copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter, and the related consolidated statements of income, shareholders' equity and cash flows for such quarter and for the period beginning with the first day of the applicable fiscal year and ending on the last day of such quarter, including a comparison with the corresponding quarter and period of the previous fiscal year and a comparison with the budget for such quarter and for such period of the current fiscal year;

              (c) not later than 91 days after the end of each fiscal year (beginning with the fiscal year ended September 30, 2002), a copy of the projections of the Company of the consolidated operating budget and cash flow budget of the Company and its Subsidiaries for the succeeding fiscal year, such projections to be accompanied by a certificate of the chief financial officer of the Company to the effect that (i) such projections were prepared by the Company in good faith, (ii) the Company has a reasonable basis for the assumptions contained in such projections and (iii) such projections have been prepared according to such assumptions; and

              (d) not later than 90 days after the Effective Date, a copy of the audited consolidated financial statements of VARTA for the period from January 1, 2002 through September 30, 2002, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the period then ended prepared in accordance with GAAP.

         7.2 CERTIFICATES; OTHER INFORMATION. The Company shall furnish to the Administrative Agent, which shall promptly deliver to the Lenders (or, in the case of CLAUSE (E), the Subsidiary Borrower shall deliver to the Administrative Agent, which shall promptly deliver to the Lenders under the Euro Revolving Facility):

              (a) concurrently with the delivery of the financial statements referred to in SUBSECTION 7.1(a), a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default or Unmatured Event of Default, except as specified in such certificate;

              (b) concurrently with the delivery of the financial statements referred to in SUBSECTION 7.1(a) and each set of quarterly statements referred to in SUBSECTION 7.1(b), a Compliance Certificate executed by a Responsible Officer;

              (c) promptly, copies of all financial statements and reports that the Company sends to its shareholders, and copies of all financial statements and regular, periodic or special reports (including Forms 10K, 10Q and 8K) that the Company or any Subsidiary may make to, or file with, the SEC;

              (d) promptly from time to time, any notices (including notices of default or acceleration thereunder) received from any holder or trustee of, under or with respect to any Subordinated Debt;

              (e) within 30 days after the end of each month (or more frequently at the request of the Administrative Agent), a Borrowing Base Certificate; and

              (f) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Administrative Agent, at the request of any Lender, may from time to time reasonably request.

         7.3 NOTICES. Promptly upon a Responsible Officer obtaining knowledge thereof, the Company shall notify the Administrative Agent (and the Administrative Agent will promptly distribute such notice to the Lenders) of:

              (a) the occurrence of any Event of Default or Unmatured Event of Default;

              (b) any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect, including, if applicable, any breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary, any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority or the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary;

              (c) the occurrence of any of the following events affecting the Company or any ERISA Affiliate (but in no event more than ten days after such event, PROVIDED that the Company shall notify the Administrative Agent (which shall promptly inform each Lender thereof) not less than ten days before the occurrence of any event described in CLAUSE (II) below), and deliver to the Administrative Agent (which shall promptly deliver to each Lender a copy thereof) a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event:

               (i) an ERISA Event;

               (ii) a contribution failure with respect to a Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA;

               (iii) a material increase in Unfunded Pension Liabilities;

               (iv) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Company or any ERISA Affiliate; or

               (v) the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liabilities;

              (d) any material change in accounting policies or financial reporting practices by the Company or any of its consolidated Subsidiaries;

              (e) any proposed payment of or on Subordinated Debt prior to the making thereof (other than scheduled payments of interest); and

              (f) upon the request from time to time of the Administrative Agent, the Swap Termination Values, together with a description of the method by which such values were determined, relating to any then-outstanding Swap Contracts to which the Company or any of its Subsidiaries is party.

         Each notice under CLAUSE (a), (b) or (c) of this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under SUBSECTION 7.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or any other Loan Document that have been breached or violated.

         7.4 PRESERVATION OF CORPORATE EXISTENCE, ETC. The Company shall, and shall cause each Subsidiary (other than a Dormant Subsidiary) to:

              (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation except a Subsidiary (other than the Subsidiary Borrower) need not be in compliance with the foregoing to the extent such Subsidiary is sold pursuant to SECTION 8.2 or merged or consolidated unto another Person pursuant to SECTION 8.3;

              (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises, in each case which are material and which are necessary or desirable in the normal conduct of its business, except in connection with transactions permitted by SECTION 8.3 and dispositions of assets permitted by SECTION 8.2; and

              (c) preserve or renew all of its registered patents, copyrights, trademarks, trade names and service marks, the non-preservation of which would reasonably be expected to have a Material Adverse Effect.

         7.5 MAINTENANCE OF PROPERTY. The Company shall, and shall cause each Subsidiary (other than a Dormant Subsidiary) to, maintain and preserve all property material to the normal conduct of its business in good working order and condition, ordinary wear and tear excepted, other than obsolete, worn out or surplus equipment; provided, HOWEVER, that nothing in this SECTION 7.5 shall prevent the Company or any of its Subsidiaries from discontinuing the operation and the maintenance of any of its properties or any Dormant Subsidiary if such discontinuance is, in the opinion of the Board of Directors or senior management of the Company, desirable in the conduct of its business and not disadvantageous in any material respect to the Lenders.

         7.6 INSURANCE. The Company shall, and shall cause each Subsidiary (other than a Dormant Subsidiary) to, maintain with financially sound and reputable insurers (which may be

Affiliates of the Company), insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

         7.7 PAYMENT OF OBLIGATIONS. The Company shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable all of its material obligations and liabilities, including:

              (a) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary; and

              (b) all lawful claims which, if unpaid, would by law become a Lien upon its property.

         7.8 COMPLIANCE WITH LAWS. The Company shall, and shall cause each Subsidiary to, comply in all material respects with all material Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

         7.9 COMPLIANCE WITH ERISA. The Company shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

         7.10 INSPECTION OF PROPERTY AND BOOKS AND RECORDS. The Company shall, and shall cause each Subsidiary to, maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. The Company shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Administrative Agent or any Lender to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and to make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants and to inspect any of their inventory and equipment, to perform appraisals of any of their equipment, and to inspect, audit, check and make copies and/or extracts from the books, records, computer data and records, computer programs, journals, orders, receipts, correspondence and other data relating to inventory, accounts receivable, contract rights, general intangibles, equipment and any other collateral, or relating to any other transactions between the parties hereto; at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; PROVIDED, HOWEVER, that when an Event of Default exists, the Administrative Agent or any Lender may do any of the foregoing without advance notice. After the occurrence and during the continuance of any Event of Default, any such inspection shall be at the Company's expense.

         7.11 ENVIRONMENTAL COVENANT. The Company will, and will cause each of its Subsidiaries to,

              (a) use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws;

              (b) promptly notify the Administrative Agent and provide copies of all written Environmental Claims, and shall act in a diligent and prudent fashion to address such Environmental Claims, including Environmental Claims that allege that the Company or any of its Subsidiaries is not in compliance with Environmental Laws; and

              (c) provide such information and certifications which the Administrative Agent may reasonably request from time to time to evidence compliance with this SECTION 7.12.

         7.12 USE OF PROCEEDS. The Company shall use the proceeds of the Loans
(i) to consummate the VARTA Acquisition, (ii) for fees and expenses incurred in connection with the VARTA Acquisition, (iii) to make an investment in Cayman Finance Co., (iv) to refinance existing Indebtedness and (v) for working capital and other general corporate purposes not in contravention of any Requirement of Law or of any Loan Document.

         7.13 FURTHER ASSURANCES. (a) The Company shall, and shall cause each Subsidiary to, take such actions, and execute, acknowledge, deliver, record, file and register any and all such security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, notices of assignment, landlord waivers and other documents and instruments, as the Administrative Agent or the Required Lenders may reasonably request from time to time in order:

               (i) to ensure that:

          (w) the obligations of the Company hereunder and under the other Loan Documents are guaranteed by all Domestic Subsidiaries (other than Dormant Subsidiaries) and by Cayman Finance Co.;

          (x) the obligations of the Company hereunder and under the other Loan Documents, and the obligations of each ROV Guarantor under the applicable ROV Guaranty, are secured by substantially all of the assets of such Person; PROVIDED that, unless otherwise reasonably required by the Required Lenders, (I) any pledge of the capital stock (or other equity interests) of a Foreign Subsidiary (other than Cayman Finance Co.) shall be limited to 66% of the outstanding capital stock (or other equity interests) of such Foreign Subsidiary, (II) so long as ROV Holding owns no substantial business assets other than stock of Foreign Subsidiaries, the pledge of the stock of ROV Holding shall be limited to 66% of the outstanding capital stock of ROV Holding, and
          (III) no Person shall be required to pledge the capital stock of any Dormant Subsidiary;

          (y) the obligations of the Subsidiary Borrower hereunder and under the other Loan Documents are secured by 100% of the capital stock (or other equity interests) of each Subsidiary organized under the laws of the Federal Republic of Germany (other than German Finance Co.) and security assignments, security transfers or pledges, as the case may be, of trade receivables, equipment and bank accounts of the Subsidiary Borrower and each Subsidiary thereof (other than German Finance Co.), and

          (z) the obligations of each KGaA Guarantor under the KGaA Guaranty are secured by substantially all of the assets of such KGaA Guarantor other than stock of Dormant Subsidiaries; and

               (ii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby; and

               (iii) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Administrative Agent and the Lenders the rights granted or now or hereafter intended to be granted to the Administrative Agent and the Lenders under any Loan Document or under any other document executed in connection therewith.

Contemporaneously with the execution and delivery of any document referred to above, the Company shall, and shall cause each Subsidiary to, deliver all resolutions, opinions and corporate documents as the Administrative Agent or the Required Lenders may reasonably request to confirm the enforceability of such document and the perfection of the security interest created thereby, if applicable. Notwithstanding the foregoing provisions of this SUBSECTION (a), unless the Required Lenders otherwise request in writing (in which case the Company will, or will cause the applicable Subsidiary to, promptly comply with such request), neither the Company nor any Subsidiary shall have any obligation to (i) perfect the Lien of the Administrative Agent on (x) any motor vehicle which is subject to a certificate of title statute or (y) any note, shares of stock or other security taken in settlement of claim so long as the aggregate value of all such notes, shares and other securities not pledged to (or otherwise subject to a perfected Lien in favor of) the Administrative Agent does not exceed $250,000; or (ii) grant a Lien to the Administrative Agent on its real property located at 922 South Main Street, Covington, Tennessee, or 3436 Nappe Drive, Middleton, Wisconsin.

              (b) Without limiting the foregoing provisions of this SECTION 7.13, if any Subsidiary that on the date hereof is a Dormant Subsidiary ceases to be a Dormant Subsidiary, the Company shall promptly pledge or cause to be pledged, pursuant to documentation in form and substance satisfactory to the Administrative Agent, (i) 66% (or, if such Subsidiary is not a Foreign Subsidiary, 100%) of the stock of such Subsidiary to the Administrative Agent (so long as such Subsidiary is not owned by a Foreign Subsidiary), (ii) in connection with such pledge, deliver or cause to be delivered to the Administrative Agent such certificates and opinions of counsel as may be requested by the Administrative Agent, and (iii) deliver or cause to be delivered to the Administrative Agent the stock certificates (if any) to be pledged thereunder, together with undated stock powers duly executed in blank.

              (c) Without limiting the foregoing provisions of this SECTION 7.13 or any other provision of this Agreement, the Company will cause the Subsidiary Borrower to (i) permit the

Administrative Agent (or a Person designated by the Administrative Agent) to conduct field examinations of the collateral granted by the Subsidiary Borrower under the Collateral Documents from time to time and (ii) pay the reasonable costs and expenses of such field examinations; PROVIDED that, so long as no Event of Default or Unmatured Event of Default exists, not more than one such field examination shall be conducted in any calendar year and the Subsidiary Borrower shall not be obligated to pay more than $20,000 for such field examination. The Administrative Agent shall provide reasonable prior notice to the Company of any such field examination and shall use reasonable efforts to schedule and conduct any such field examination without undue interference with the Subsidiary Borrower's operations.

         7.14 SWAP CONTRACTS. Within 45 days after the Effective Date, the Company shall enter into one or more Swap Contracts with terms and counterparties reasonably satisfactory to the Administrative Agent covering at least $150,000,000 of Indebtedness of the Company for a period of not less than three years.

         7.15 SUBSIDIARY BORROWER FINANCIAL CONDITION. The Company shall:

              (a) provide at all times sufficient financial means to the Subsidiary Borrower and, if necessary, increase the capital of the Subsidiary Borrower, to ensure that none of the following situations occurs in which ROV GP GmbH would be obligated or entitled to file an application for the opening of insolvency proceedings against the Subsidiary Borrower under the German Insolvency Act (INSOLVENZORDNUNG) pursuant to Section 283 No. 14 in connection with Section 92 German Stock Corporation Act (AKTIENGESETZ):

               (i) the Subsidiary Borrower is not able to pay its obligations when they become due (ZAHLUNGSUNFAHIG) in the sense of Section 17(2) of the German Insolvency Act;

               (ii) the Subsidiary Borrower is overindebted (UBERSCHULDET) in the sense of Section 19(2) of the German Insolvency Act; or

               (iii) there is the threat that, in the immediate future, the Subsidiary Borrower is not able to pay obligations when they become due (DROHENDE ZAHLUNGSUNFAHIGKEIT) in the sense of Section 18(2) of the German Insolvency Act;

              (b) ensure that there are reporting procedures in place so that the Company is timely informed of the overall financial situation of the Subsidiary Borrower and, in particular the ability of the Subsidiary Borrower to pay its obligations when due and the status of its indebtedness; and

              (c) notify the Administrative Agent not less than two Business Days prior to making any investment in order to comply with its obligation under SUBSECTION (a) above.

         7.16 REAL ESTATE DOCUMENTS. Within 30 days after the Effective Date, the Company will deliver to the Administrative Agent, for each parcel of real property subject to a Mortgage, (a) an ALTA (or other form acceptable to the Administrative Agent) date down endorsement of the mortgagee policy of title insurance or a binder issued by a title insurance company satisfactory to the

Administrative Agent insuring (or undertaking to insure, in the case of a binder) that the Mortgage and Mortgage Amendment create and constitute a valid first mortgage Lien against such real property in favor of the Administrative Agent, subject only to exceptions acceptable to the Administrative Agent, with such endorsements and affirmative insurance as the Administrative Agent may reasonably request; and (b) copies of all documents of record concerning such parcel as shown on the endorsement or binder referred to above.

         7.17 OPINIONS. Within 60 days after the Effective Date, the Company will deliver to the Administrative Agent, in each case in form and substance reasonably satisfactory to the Administrative Agent, (a) an opinion of special German counsel to the Company as to (i) the validity and enforceability of the Credit Agreement, each German Share Pledge Agreement, each other Collateral Document governed by German law and such other documents executed by the German Entities as the Administrative Agent may reasonably request and (ii) such other matters as the Administrative Agent may reasonably request; (b) an opinion of special Canadian counsel to the Company as to the Canadian Share Pledge Agreement; and (c) an opinion of special Cayman Islands counsel to the Company as to the Cayman Pledge Agreements and any documents executed by Cayman Finance Co. pursuant hereto.

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Required Lenders waive compliance in writing:

         8.1 LIMITATION ON LIENS. The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("PERMITTED LIENS"):

              (a) any Lien existing on property of the Company or any Subsidiary on the Effective Date and set forth on SCHEDULE 8.1 securing Indebtedness outstanding on such date;

              (b) any Lien created under any Loan Document;

              (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by SECTION 7.7, PROVIDED that no notice of lien has been filed or recorded under the Code;

              (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

              (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

              (f) Liens on property of the Company or any Subsidiary securing the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety bonds (excluding appeal bonds and other bonds posted in connection with court proceedings or judgments) and other non-delinquent obligations of a like nature, in each case, incurred in the ordinary course of business; PROVIDED that all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

              (g) Liens consisting of judgment or judicial attachment Liens and Liens securing contingent obligations on appeal bonds and other bonds posted in connection with court proceedings or judgments, provided that the enforcement of such Liens is effectively stayed and all such Liens in the aggregate at any time outstanding for the Company and its Subsidiaries do not exceed $5,000,000;

              (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries taken as a whole;

              (i) purchase money security interests on any property acquired by the Company or any Subsidiary in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property, PROVIDED that any such Lien attaches to such property concurrently with or within 90 days after the acquisition thereof, such Lien attaches solely to the property so acquired in such transaction, the principal amount of the Indebtedness secured thereby does not exceed 100% of the cost of such property and the principal amount of the Indebtedness secured by all such purchase money security interests shall not at any time exceed $8,000,000;

              (j) Liens securing obligations in respect of capital leases and Synthetic Leases attaching only to the property subject to such leases; PROVIDED that such leases are otherwise permitted hereunder;

              (k) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution, PROVIDED that such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB and such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution;

              (l) extensions, renewals and replacements of Liens referred to in CLAUSES (A) through (K) above; PROVIDED that any such extension, renewal or replacement Lien is limited to the property or assets covered by the Lien extended, renewed or replaced and does not secure any Indebtedness in addition to that secured immediately prior to such extension, renewal or replacement;

              (m) Liens relating to IRB Debt permitted by SUBSECTION 8.5(j) covering only those capital improvements financed by such IRB Debt;

              (n) Liens on property of any Subsidiary in favor of the Company or any other Subsidiary, PROVIDED that any such Lien shall be subordinated to any Lien of the Administrative Agent on the applicable property pursuant to documentation in form and substance reasonably acceptable to the Administrative Agent; and

              (o) Liens securing other Indebtedness of the Company and its Subsidiaries not expressly permitted by CLAUSES (A) through (N) above; PROVIDED that the aggregate amount of the Indebtedness secured by Liens permitted pursuant to this CLAUSE (O) does not exceed $7,000,000 in the aggregate.

         8.2 DISPOSITION OF ASSETS. The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

              (a) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

              (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

              (c) dispositions not otherwise permitted hereunder (including the disposition of all of the capital stock of any operating Subsidiary and including a disposition pursuant to a sale and lease-back transaction) which are made for fair market value if the fair market value of all assets so disposed of by the Company and its Subsidiaries under this CLAUSE (C) does not exceed in the aggregate $10,000,000; PROVIDED that (i) at the time of any disposition, no Event of Default or Unmatured Event of Default shall exist or will result from such disposition, (ii) at least 75% of the consideration received by the Company or such Subsidiary from such disposition is in cash or Cash Equivalent Investments and (iii) the proceeds thereof are applied as provided in SUBSECTIONS 2.8(a) and 2.8(b);

              (d) mergers expressly permitted by SECTION 8.3 or transfers by any Wholly-Owned Subsidiary of the Company of its assets upon its liquidation to the Company or any of its Wholly-Owned Subsidiaries (subject, in the case of any such transfer to a foreign Subsidiary, to the limitations of SECTION 8.4);

              (e) the sale of patents, trademarks and other intellectual property to Rovcal pursuant to documentation reasonably acceptable to the Required Lenders;

              (f) the VARTA Exchange;

              (g) the sale of Kmart Pre-Petition Receivables; and

              (h) in addition to any other disposition permitted by this SECTION 8.2, the sale or disposition of any assets (including the disposition of all of the capital stock of any operating Subsidiary and including a disposition pursuant to a sale and lease-back transaction) if the fair market value of all assets so disposed of by the Company and its Subsidiaries under this CLAUSE (H) does not exceed $5,000,000 in the aggregate; PROVIDED that (i) at the time of any disposition, no Event of Default or Unmatured Event of Default shall exist or will result from such disposition and (ii) the proceeds thereof are applied as provided in SUBSECTIONS 2.8(a) and 2.8(b).

         8.3 CONSOLIDATIONS AND MERGERS. The Company shall not, and shall not permit any Subsidiary to, merge or consolidate with or into any other Person, except that (a) any Subsidiary may merge with the Company (PROVIDED that the Company shall be the continuing or surviving corporation) or with any one or more Wholly-Owned Subsidiaries (PROVIDED that the continuing or surviving corporation shall be a Wholly-Owned Subsidiary and, except in the case of a transaction involving only Foreign Subsidiaries, shall not be a Foreign Subsidiary); and (b) the Company or any Subsidiary may merge or consolidate in connection with any Acquisition permitted by SUBSECTION 8.4(i) or (j).

         8.4 LOANS AND INVESTMENTS. The Company shall not, and shall not permit any Subsidiary to, purchase or acquire, or make any commitment to purchase or acquire, any capital stock, equity interest or other obligations or securities of, or any interest in, any other Person, or make or commit to make any Acquisition, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any other Person, except for:

              (a) investments in Cash Equivalent Investments;

              (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

              (c) investments by the Company in its Wholly-Owned Subsidiaries or by any Subsidiary in any Wholly-Owned Subsidiary, in the form of contributions to capital or loans or advances; provided that, immediately before and after giving effect to such investment, no Event of Default or Unmatured Event of Default shall have occurred and be continuing and the aggregate amount invested by the Company and its Subsidiaries (other than Foreign Subsidiaries) in Foreign Subsidiaries after the Effective Date (excluding investments in Cayman Finance Co. which constitute Guaranty Obligations) shall not exceed $30,000,000;

              (d) loans or advances made by any Subsidiary to the Company;

              (e) loans and advances to employees in the ordinary course of business (such as travel advances) in an aggregate amount not at any time exceeding $10,000,000;

              (f) investments by the Company and its Subsidiaries in Joint Ventures in the form of contributions of capital, loans, advances or Contingent Obligations; PROVIDED that, immediately before and after giving effect to such investment, (x) no Event of Default or Unmatured Event of Default shall have occurred and be continuing, including pursuant to SECTION 8.9, and (y) the aggregate amount of all investments pursuant to this CLAUSE (F) shall not exceed $5,000,000 in the aggregate (with all such investments valued at the time of investment at the cash amount thereof, if in cash, the fair market value thereof as determined by the board of directors of the Company, if in property, and at the maximum amount thereof if in Contingent Obligations);

              (g) investments constituting Permitted Swap Obligations or payments or advances under Swap Contracts relating to Permitted Swap Obligations;

              (h) investments existing on the Effective Date and set forth on
SCHEDULE 8.4;

              (i) investments incurred in order to consummate the VARTA Acquisition;

              (j) investments incurred in order to consummate Acquisitions (in addition to the VARTA Acquisition), provided that (i) no Unmatured Event of Default or Event of Default exists or will result therefrom, (ii) the acquired Person is engaged in, or the acquired assets will be used in, a line of business engaged in by the Company and its Subsidiaries on the date of this Agreement or a business or activity that is substantially similar, related or incidental thereto or which constitutes a reasonable extension of product lines of the Company in existence on the date of this Agreement, (iii) after giving effect to such Acquisition, the Company would have been in compliance on a PRO FORMA basis, after giving effect to such Acquisition (as if such Acquisition had occurred, and any related Indebtedness had been assumed or incurred, on the first day of the most recently-ended Computation Period, but without adjustment for expected cost savings and other synergies) with SECTIONS 8.11, 8.12 and 8.13 as of such most recently-ended Computation Period, (iv) the board of directors of any entity proposed to be acquired has not announced that it will oppose such Acquisition and has not commenced any litigation which alleges that such Acquisition violates, or will violate, any Requirement of Law or any Contractual Obligation of such entity, (v) the Company shall have delivered to the Administrative Agent projections prepared by the Company demonstrating that at all times during the 12 months following such Acquisition (and after giving effect to increased working capital and other financing needs resulting therefrom) the Company will have unused availability hereunder in an amount not less than $10,000,000, (vi) if the total consideration to be paid in connection with such proposed Acquisition exceeds $3,000,000, the Company shall have delivered to the Agent a certificate setting forth calculations demonstrating compliance with the requirements set forth in CLAUSE (III) above, (vii) if the total aggregate consideration paid by the Company and its Subsidiaries in connection with all Acquisitions by the Company or any of its Subsidiaries completed after the Effective Date exceeds (or after such Acquisition would exceed) $75,000,000, such proposed Acquisition shall be approved in writing by the Required Lenders, and (viii) if the Company is involved in any merger or consolidation in connection with such Acquisition, the Company is the surviving or continuing Person of such merger or consolidation;

              (k) bank deposits in the ordinary course of business; PROVIDED that the aggregate amount of all such deposits (excluding (x) amounts in payroll accounts or for accounts payable, in each case to the extent that checks have been issued to third parties, and (y) amounts maintained (in the ordinary course of business consistent with past practice) in accounts of any Person which is acquired by the Company or a Subsidiary in accordance with the terms hereof during the 45 days following the date of such acquisition) which are maintained by the Company and the Subsidiaries (other than Foreign Subsidiaries) with any bank other than a Lender or a

Blocked Account Bank shall not at any time exceed $1,000,000 for three consecutive Business Days; and

              (l) other investments in an aggregate amount not exceeding $10,000,000 during the term of this Agreement (with all such investments valued at the time of investment at the cash amount thereof, if in cash, the fair market value thereof as determined by the board of directors of the Company, if in property, and at the maximum amount thereof if in Contingent Obligations).

         8.5 LIMITATION ON INDEBTEDNESS. The Company shall not, and shall not permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

              (a) Indebtedness incurred pursuant to this Agreement, any ROV Guaranty and any KGaA Guaranty;

              (b) Subordinated Debt;

              (c) Indebtedness consisting of Contingent Obligations permitted pursuant to SECTION 8.8;

              (d) Indebtedness of Foreign Subsidiaries to Persons other than the Company and its Subsidiaries in an aggregate amount not at any time exceeding $30,000,000 (PROVIDED the aggregate amount of Indebtedness of the Subsidiary Borrower, other than Indebtedness hereunder or permitted by SUBSECTION (e) below, shall not exceed $5,000,000);

              (e) Indebtedness of Subsidiaries to the Company or Wholly-Owned Subsidiaries;

              (f) Indebtedness secured by Liens permitted by SUBSECTION 8.1(i);

              (g) Indebtedness incurred in connection with leases permitted pursuant to SECTION 8.10;

              (h) Indebtedness of the Company or any Subsidiary of the Company in connection with guaranties resulting from endorsement of negotiable instruments in the ordinary course of business;

              (i) surety bonds and appeal bonds required in the ordinary course of business or in connection with the enforcement of rights or claims of the Company or in connection with judgments that do not result in an Unmatured Event of Default or an Event of Default;

              (j) IRB Debt in a principal amount not to exceed $10,000,000 at any one time outstanding; and

              (k) other unsecured Indebtedness (excluding Indebtedness of Foreign Subsidiaries) in an aggregate amount not at any time exceeding $10,000,000.

         Notwithstanding the foregoing, Rovcal shall not incur any Indebtedness other than Indebtedness to the Company.

         8.6 TRANSACTIONS WITH AFFILIATES. The Company shall not, and shall not permit any Subsidiary to, enter into any transaction with any Affiliate of the Company (other than a Subsidiary), except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate of the Company.

         8.7 USE OF PROCEEDS. The Company shall not, and shall not permit any Subsidiary to, use any portion of the proceeds of any Loan or any Letter of Credit, directly or indirectly, to purchase or carry Margin Stock, to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, to extend credit for the purpose of purchasing or carrying any Margin Stock or acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act; PROVIDED that the Company may use the proceeds of any Loan to repurchase Common Stock so long as (i) such repurchase is permitted by SECTION 8.14 and (ii) any such repurchased Common Stock is immediately cancelled and retired.

         8.8 CONTINGENT OBLIGATIONS. The Company shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligation except:

              (a) endorsements for collection or deposit in the ordinary course of business;

              (b) Permitted Swap Obligations;

              (c) Contingent Obligations of the Company and its Subsidiaries existing as of the Effective Date and listed in SCHEDULE 8.8;

              (d) Guaranty Obligations by the Company relating to Indebtedness of Wholly-Owned Subsidiaries which is permitted hereunder;

              (e) Contingent Obligations arising under the Loan Documents; and

              (f) Contingent Obligations with respect to Joint Ventures to the extent permitted by SECTION 8.9.

         8.9 JOINT VENTURES. The Company shall not, and shall not permit any Subsidiary to, enter into any Joint Venture, except that the Company or any Subsidiary may enter into any Joint Venture so long as the aggregate amount invested by the Company and its Subsidiaries in all Joint Ventures in any form (including by capital contribution, incurrence of Indebtedness by any such Joint Venture to the Company or any Subsidiary or the incurrence of Contingent Obligations by the Company or any Subsidiary with respect to any such Joint Venture), during the term of this Agreement does not exceed $5,000,000; PROVIDED, HOWEVER, that for purposes of determining the aggregate amount invested in Joint Ventures hereunder (x) any return of principal or equity received in cash on any amount invested hereunder and (y) the fair market value of any other property received in exchange for any amount invested hereunder shall be deducted.

         8.10 LEASE OBLIGATIONS. The Company shall not, and shall not permit any Subsidiary to, create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except for:

              (a) leases of the Company and its Subsidiaries in existence on the Effective Date and any renewal, extension or refinancing thereof;

              (b) operating leases entered into by the Company or any Subsidiary after the Effective Date in the ordinary course of business;

              (c) capital leases entered into by the Company to finance the acquisition of equipment; PROVIDED that no Event of Default or Unmatured Event of Default has occurred and is continuing or will result from the incurrence of the obligations of the Company contemplated thereby; and

              (d) Synthetic Leases; provided that the aggregate amount of all Synthetic Lease Obligations shall not at any time exceed $20,000,000.

         8.11 MINIMUM INTEREST COVERAGE RATIO. The Company shall not permit the Interest Coverage Ratio for any Computation Period to be less than the ratio set forth below opposite the period in which such Computation Period ends:

                               PERIOD ENDING                      RATIO
                               -------------                      -----
                            12/31/02 - 12/31/03                3.25 : 1.0
                             3/31/04 - 6/30/04                 3.50 : 1.0
                             9/30/04 - 6/30/05                 3.75 : 1.0
                             9/30/05 - 6/30/06                 4.00 : 1.0
                             9/30/06 - 6/30/07                 4.25 : 1.0
                                 Thereafter                    4.75 : 1.0

         8.12 MAXIMUM LEVERAGE RATIO. The Company will not permit the Leverage Ratio for any Computation Period to exceed the ratio set forth below opposite the period in which such Computation Period ends:

                               PERIOD ENDING                       RATIO
                               -------------                       -----
                             12/31/02 - 6/30/03                 3.90 : 1.0
                             9/30/03 - 12/31/03                 3.75 : 1.0
                             3/31/04 - 6/30/04                  3.50 : 1.0
                             9/30/04 - 6/30/05                  3.25 : 1.0
                             9/30/05 - 6/30/06                  2.75 : 1.0
                                 Thereafter                     2.50 : 1.0

         8.13 MINIMUM FIXED CHARGE COVERAGE RATIO. The Company shall not permit the Fixed Charge Coverage Ratio for any Computation Period to be less than the ratio set forth below opposite the period in which such Computation Period ends:

                               PERIOD ENDING RATIO
                             12/31/02 - 6/30/03                  1.25 : 1.0
                                 Thereafter                      1.30 : 1.0

         8.14 RESTRICTED PAYMENTS. The Company shall not, and shall not permit any Subsidiary to, (i) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding, or (ii) make any redemption, prepayment, defeasance, purchase or repurchase of any Subordinated Debt (any of the foregoing, a "DISTRIBUTION") except that:

              (a) any Subsidiary may declare and pay dividends to the Company or a Wholly-Owned Subsidiary;

              (b) the Company may declare and make dividend payments or other distributions payable solely in Common Stock;

              (c) the Company or any of its Subsidiaries may purchase Common Stock or options with respect to Common Stock held by employees or management of the Company or any of its Subsidiaries in connection with the termination of employment of any such employees or management, PROVIDED that all such payments do not exceed $5,000,000 in the aggregate and the price paid for any such Common Stock or options does not exceed the market value of such Common Stock or options at the time paid;

              (d) so long as no Event of Default or Unmatured Event of Default has occurred and is continuing or would result therefrom, the Company may repurchase Common Stock (PROVIDED that (x) the price paid does not exceed the fair market value of such Common Stock at the time paid and (y) any Common Stock repurchased by the Company shall be immediately cancelled and retired) and may make other Distributions (determined at the time of such Distribution) in an aggregate amount, for all such repurchases and other Distributions, not exceeding $25,000,000 during the term of this Agreement; and

              (e) VARTA S.A., a Columbian entity, may pay the dividend declared on September 30, 2002 to VARTA AG so long as the amount thereof does not exceed a Dollar Equivalent amount of $5,000,000.

         8.15 ERISA. The Company shall not, and shall not permit any of its ERISA Affiliates to: engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or would reasonably be expected to result in liability of the Company in an aggregate amount in excess of $1,000,000 at any time; or engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         8.16 LIMITATIONS ON SALE AND LEASEBACK TRANSACTIONS. The Company shall not, and shall not permit any Subsidiary to, enter into any arrangement with any Person providing for the leasing by the Company or any Subsidiary of any real or personal property, which property is or has been sold or transferred by the Company or any Subsidiary to such Person in contemplation of taking back a lease thereof in an aggregate amount in excess of $10,000,000.

         8.17 CAPITAL EXPENDITURES. The Company shall not permit the aggregate amount of all Capital Expenditures made by the Company and its Subsidiaries in any fiscal year to exceed $35,000,000 plus, beginning in the fiscal year ending September 30, 2004, an amount equal to $35,000,000 minus the actual amount of Capital Expenditures in the immediately preceding fiscal year.

         8.18 INCONSISTENT AGREEMENTS. The Company shall not, and shall not permit any Subsidiary to, enter into any agreement containing any provision which would be violated or breached by any borrowing by the Company hereunder or by the performance by the Company or any Subsidiary of their respective obligations hereunder or under any other Loan Document.

         8.19 CHANGE IN BUSINESS. The Company shall not, and shall not permit any Subsidiary to, engage in any business other than those lines of business carried on by the Company and its Subsidiaries on the date hereof, any business or activities that are substantially similar, related or incidental thereto and reasonable extensions of product lines of the Company in existence on the date hereof.

         8.20 AMENDMENTS TO CERTAIN DOCUMENTS. The Company shall not make or agree to any amendment to or modification of, or waive any of its rights under,
(i) any of the terms of the VARTA Acquisition Agreement, unless such amendment is not adverse in any respect to the Lenders; or (ii) any document evidencing or relating to Subordinated Debt, unless such amendment is not adverse in any material respect to the Lenders.

         8.21 LIMITATION ON ISSUANCE OF GUARANTY OBLIGATIONS. The Company shall not permit any Subsidiary to create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to any Guaranty Obligation relating to any Indebtedness of the Company unless

               (i) such Subsidiary, if it is not already a party to the Guaranty, simultaneously executes and delivers to the Administrative Agent a counterpart of the Guaranty, together with such supporting documentation as the Administrative Agent may reasonably request,

               (ii) if such Indebtedness is by its terms subordinated to the Obligations, any such assumption, guaranty or other liability of such Subsidiary with respect to such Indebtedness shall be subordinated, in form and substance satisfactory to the Administrative Agent, to such Subsidiary's Guaranty Obligation with respect to the Obligations to the same extent as such Indebtedness is subordinated to the Obligations (PROVIDED that such Subsidiary's Guaranty Obligation of such Indebtedness of the Company shall be subordinated to the full amount of such Subsidiary's Guaranty Obligation under the Guaranty without giving effect to any reduction thereto necessary to render the Guaranty Obligation of such Subsidiary thereunder not voidable under applicable law relating to fraudulent conveyance or fraudulent transfer), and

               (iii) such Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any right of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary as a result of any payment by such Subsidiary under such Guaranty Obligation.

         8.22 LIMITATIONS ON FINANCE COMPANIES AND CERTAIN GERMAN ENTITIES. The Company shall not permit (i) Cayman Finance Co. and German Finance Co. to engage in any business other than lending funds to ROV German Holding and VARTA AG, respectively, (ii) ROV German Holding to engage in any business other than holding stock of, and lending money to, its Subsidiaries, (iii) ROV GP GmbH to engage in any business other than acting as general partner of the Subsidiary Borrower and lending money to VARTA AG pursuant to the terms of the VARTA Acquisition Agreement and (iv) ROV LP GmbH to engage in any business other than acting as shareholder (prior to the Transformation) and as limited partner (after the Transformation) of the Subsidiary Borrower. Notwithstanding the foregoing, ROV German Holding, ROV GP GmbH and/or ROV LP GmbH may own and license, as licensor, intellectual property.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

         9.1 EVENT OF DEFAULT. Any of the following shall constitute an "EVENT OF DEFAULT":

              (a) NON-PAYMENT. Either Borrower fails to pay, when and as required to be paid herein, any amount of principal of any Loan or of any L/C Obligation, or, within three Business Days after the same becomes due, any amount of interest or any fees or other amounts payable hereunder or under any other Loan Document.

              (b) REPRESENTATION OR WARRANTY. Any representation or warranty by the Company, the Subsidiary Borrower or any other Subsidiary made or deemed made herein or in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, the Subsidiary Borrower, any other Subsidiary or any Responsible Officer furnished at any time under this Agreement or any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made.

              (c) SPECIFIC DEFAULTS. Either Borrower fails to perform or observe any term, covenant or agreement contained in any of SECTION 7.3(a) or ARTICLE VIII.

              (d) OTHER DEFAULTS. Either Borrower or any Guarantor party thereto fails to perform or observe any other term or covenant contained in this Agreement or any other Loan

Document, and such default shall continue unremedied for a period of 30 days after the earlier of the date upon which a Responsible Officer knew or reasonably should have known of such failure or the date upon which written notice thereof is given to the Company by the Administrative Agent or any Lender.

              (e) CROSS-DEFAULT. Either Borrower or any Guarantor fails to make any payment in respect of any Indebtedness or Contingent Obligation (other than in respect of Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $3,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise but subject to any applicable grace period) or fails to perform or observe any other condition or covenant, or any other event shall occur or condition shall exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable, or cash collateral in respect thereof to be demanded or there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from any event of default under such Swap Contract as to which either Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or any Termination Event (as so defined) as to which either Borrower or any Subsidiary is an Affected Party (as so defined), and, in either event, the Swap Termination Value owed by such Borrower or such Subsidiary as a result thereof is greater than $3,000,000.

              (f) INSOLVENCY; VOLUNTARY PROCEEDINGS. Either Borrower or any Subsidiary (other than a Dormant Subsidiary): ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due; voluntarily ceases to conduct its business in the ordinary course; commences any Insolvency Proceeding with respect to itself; or takes any action to effectuate or authorize any of the foregoing.

              (g) INVOLUNTARY PROCEEDINGS. Any involuntary Insolvency Proceeding is commenced or filed against either Borrower or any Subsidiary (other than a Dormant Subsidiary), or any writ, judgment, warrant of attachment, warrant of execution or similar process is issued or levied against a substantial part of either Borrower's or any Subsidiary's properties, and such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, warrant of execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; either Borrower or any Subsidiary (other than a Dormant Subsidiary) admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or either Borrower or any Subsidiary (other than a Dormant Subsidiary) acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor) or other similar Person for itself or a substantial portion of its property or business.

              (h) ERISA. One or more ERISA Events shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $3,000,000; a contribution failure shall have occurred with respect to a Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $3,000,000; or the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, one or more installment payments with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan which results in an aggregate withdrawal liability in excess of $3,000,000.

              (i) MONETARY JUDGMENTS. One or more judgments, orders, decrees or arbitration awards is entered against either Borrower or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), as to any single or related series of transactions, incidents or conditions, of $3,000,000 or more, and the same shall remain undischarged, unvacated and unstayed pending appeal for a period of 30 days after the entry thereof, or either Borrower or any Subsidiary shall enter into any agreement to settle or compromise any pending or threatened litigation (to the extent not covered by independent third party insurance as to which the insurer does not dispute coverage), as to any single or related series of claims, involving payment by either Borrower or any Subsidiary of $3,000,000 or more.

              (j) NON-MONETARY JUDGMENTS. Any non-monetary judgment, order or decree is entered against either Borrower or any Subsidiary which has or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

              (k) CHANGE OF CONTROL; OWNERSHIP OF CERTAIN ENTITIES. Any Change of Control shall occur; the Company shall fail to own, directly or indirectly at least 51% (or, after the consummation of the VARTA Exchange, 100%) of the ownership interests in the Subsidiary Borrower; the Transformation shall fail to occur within 90 days after the Effective Date; at any time after the Transformation, a Wholly-Owned Subsidiary of the Company shall fail to be the sole general partner of the Subsidiary Borrower; or at any time prior to the VARTA Exchange, the Subsidiary Borrower shall fail to own 100% of the ownership interests in German Finance Co.

              (l) GUARANTOR DEFAULTS. Any ROV Guaranty or KGaA Guaranty shall cease to be in full force and effect with respect to any Guarantor (other than as expressly permitted hereunder), any Guarantor shall fail to comply with or to perform any provision of any applicable Guaranty, or any Guarantor (or any Person acting by, through or on behalf of such Guarantor) shall contest in any manner the validity, binding nature or enforceability of the any Guaranty to which such Guarantor is a party.

              (m) COLLATERAL DOCUMENTS, ETC. Any Collateral Document shall cease to be in full force and effect with respect to either Borrower or any Guarantor (other than as expressly permitted hereunder), either Borrower or any Guarantor shall fail to comply with or to perform any applicable provision of any Collateral Document, or either Borrower or any Guarantor (or any Person acting by, through or on behalf of either Borrower or any Guarantor) shall contest in any manner the validity, binding nature or enforceability of any Collateral Document.

         9.2 REMEDIES. If any Event of Default occurs, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders do any or all of the following:

              (a) declare the commitment of each Lender to make Loans and any obligation of the Issuing Lender to Issue Letters of Credit to be terminated, whereupon such commitments and obligations shall be terminated;

              (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company;

              (c) require that the Company Cash Collateralize all L/C Obligations (in an amount equal to Effective Amount thereof); and

              (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

PROVIDED, HOWEVER, that upon the occurrence of any Event of Default specified in SUBSECTION 9.1(f) or (g), the obligation of each Lender to make Loans and the obligation of the Issuing Lender to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the Company shall become immediately obligated to Cash Collateralize all L/C Obligations (in an amount equal to the Effective Amount thereof), all without further act of the Administrative Agent, the Issuing Lender or any other Lender.

         9.3 RIGHTS NOT EXCLUSIVE. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                   ARTICLE X

                            THE ADMINISTRATIVE AGENT

         10.1 APPOINTMENT AND AUTHORIZATION.

              (a) Each Lender hereby irrevocably (subject to SECTION 10.9) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligation arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

              (b) The Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Required Lenders to act for the Issuing Lender with respect thereto; PROVIDED, however, that the Issuing Lender shall have all of the benefits and immunities provided to the Administrative Agent in this ARTICLE X with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit Issued by it or proposed to be Issued by it and the applications and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent", as used in this ARTICLE X, included the Issuing Lender with respect to such acts or omissions and as additionally provided in this Agreement with respect to the Issuing Lender.

              (c) The Swingline Lender shall act on behalf of the Lenders with respect to any Swingline Loan until such time and except for so long as the Administrative Agent may agree at the request of the Required Lenders to act for the Swingline Lender with respect thereto; PROVIDED, HOWEVER, that the Swingline Lender shall have all of the benefits and immunities provided to the Administrative Agent in this ARTICLE X with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Swingline Loans made or proposed to be made by it as fully as if the term "Administrative Agent", as used in this ARTICLE X, included the Swingline Lender with respect to such acts or omissions and as additionally provided in this Agreement with respect to the Swingline Lender.

         10.2 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

         10.3 LIABILITY OF ADMINISTRATIVE AGENT. None of the Agent-Related Persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the existence, creation, validity, attachment, perfection, enforceability, value or sufficiency of any collateral security for the Obligations or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

         10.4 RELIANCE BY ADMINISTRATIVE AGENT. (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

              (b) For purposes of determining compliance with the conditions specified in SECTIONS 5.1, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender.

         10.5 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Company referring to this Agreement, describing such Event of Default or Unmatured Event of Default and stating that such notice is a "notice of default". The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Event of Default or Unmatured Event of Default as may be requested by the Required Lenders in accordance with ARTICLE IX; PROVIDED, HOWEVER, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Unmatured Event of Default as it shall deem advisable or in the best interest of the Lenders.

         10.6 CREDIT DECISION. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

         10.7 INDEMNIFICATION. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Administrative Agent and the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; PROVIDED, HOWEVER, that no Lender shall be liable for the payment to the Administrative Agent or any Agent-Related Person of any portion of the Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

         10.8 ADMINISTRATIVE AGENT IN INDIVIDUAL CAPACITY. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though Bank of America were not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Affiliates) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America and any Affiliate thereof shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though Bank of America were not the Administrative Agent.

         10.9 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may, and at the request of the Required Lenders shall, resign as Administrative Agent upon 30 days' notice to the Lenders and the Company. If the Administrative Agent resigns under this Agreement, the Required Lenders shall have the right, with the consent of the Company so long as no Event of Default or Unmatured Event of Default has occurred and is continuing (which consent shall not be unreasonably withheld or delayed), to appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Company, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this ARTICLE X and SECTIONS 11.4 and
11.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Notwithstanding the foregoing, however, Bank of America may not be removed as the Administrative Agent at the request of the Required Lenders unless Bank of America and any Affiliate thereof acting as the Issuing Lender or Swingline Lender hereunder shall also simultaneously be replaced as the Issuing Lender and Swingline Lender pursuant to documentation in form and substance reasonably satisfactory to Bank of America (and, if applicable, such Affiliate).

         10.10 WITHHOLDING TAX. (a)(i) Each Lender that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (a "FOREIGN LENDER") shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Company pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Company pursuant to this Agreement) or such other evidence satisfactory to the Company and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 881(c) of the Code. Thereafter and from time to time, such Foreign Lender shall (A) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Company and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Company pursuant to this Agreement, (B) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any applicable Requirement of Law that the Company make any deduction or withholding for taxes from amounts payable to such Foreign Lender.

         (ii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender by the Company under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

         (iii) The Company shall not be required to pay any additional amount to any Foreign Lender under SECTION 4.1 (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this SECTION 10.10(a) or (b) if such Lender shall have failed to satisfy the foregoing provisions of this SECTION 10.10(a); PROVIDED that if such Lender shall have satisfied the requirement of this SECTION 10.10(a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment by the Company under any of the Loan Documents, nothing in this SECTION 10.10(a) shall relieve the Company of its obligation to pay any amounts pursuant to SECTION 4.1 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable by the Company under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

         (iv) The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Company is not required to pay additional amounts under this SECTION 10.10(a).

              (b) Upon the request of the Administrative Agent, each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If any applicable Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

              (c) If any Governmental Authority asserts that the Administrative Agent or the Company did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender (because the appropriate exemption form was not delivered or was not properly completed or executed, because such Lender failed to inform the Administrative Agent or the Company of a change in circumstances or as a result of any other action or inaction by such Lender), such Lender shall indemnify the Administrative Agent and the Company, as the case may be, therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent or the Company, as the case may be, under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive termination of the Commitments, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.

         10.11 COLLATERAL MATTERS.

              (a) The Administrative Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the collateral granted pursuant to the Collateral Documents.

              (b) The Administrative Agent's power of attorney to enter into Collateral Documents relating to collateral located in the Federal Republic of Germany shall be governed by laws of the Federal Republic of Germany. For the purpose of entering into the German Share Pledge Agreements, each Lender shall provide a power of attorney substantially in the form of EXHIBIT M hereto.

              (c) The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, (i) to release any Lien granted to or held by the Administrative Agent upon any collateral: (a) upon termination of the Commitments and payment in full of all Loans and all other obligations known to the Administrative Agent and payable under this Agreement or any other Loan Document; (b) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (c) constituting property in which the Company or any Subsidiary owned no interest at the time the Lien was granted or at any time thereafter; (d) constituting property leased to the Company or any Subsidiary under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Company or such Subsidiary to be, renewed or extended; (e) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness thereby has been paid in full; or
(f) if approved, authorized or ratified in writing by the Required Lenders or, if required by SECTION 11.1(f), all the Lenders; and (ii) to subordinate its interest in any collateral to the holder of any Lien permitted by CLAUSE (i) or
(j) of SECTION 8.1. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of collateral pursuant to this SUBSECTION 10.11(c).

              (d) Each Lender agrees with and in favor of each other (which agreement shall not be for the benefit of the Company or any Subsidiary) that any security interest in real property collateral received by a Lender in connection with the extension of any loan or financial commitment between such Lender and the Company or any of its Affiliates and not related to the transactions contemplated hereby shall not constitute collateral for the Company's obligations under this Agreement or any other Loan Document.

         10.12 ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to either Borrower or any Guarantor, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the applicable Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

              (a) to file and prove a claim for all (or the portion thereof attributable to the relevant Borrower) of the principal and interest owing and unpaid in respect of the Loans and L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under SECTIONS 2.11, 3.8 and 11.4) allowed in such judicial proceeding; and

              (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under SECTIONS 2.11 and 11.4.

         Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

         10.13 OTHER AGENTS. No Lender identified herein as the Documentation Agent or the Syndication Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, no Lender so identified as the "Documentation Agent" or the "Syndication Agent" shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any Lender so identified in deciding to enter into this Agreement or in taking or not taking any action hereunder.

                                   ARTICLE XI

                                  MISCELLANEOUS

11.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by either Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders and the Company and acknowledged by the Administrative Agent, and then any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED that no such amendment, waiver or consent:

              (a) shall increase or extend any Commitment of any Lender (or reinstate any Commitment terminated pursuant to SECTION 9.2) without the written consent of such Lender;

              (b) shall postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal of or interest on any Loan without the written consent of the Lender holding (or which is required to make) such Loan;

              (c) shall reduce the principal of, or the rate of interest specified herein on, any Loan without the written consent of the Lender holding (or which is required to make) such Loan;

              (d) shall reduce any fees payable hereunder or under any other Loan Document, or postpone or delay any date fixed by this Agreement or any other Loan Document for the payment of fees or any other amounts due to any Lender hereunder or under any other Loan Document, without the written consent of the Person to whom such fee or other amount is to be paid;

              (e) shall change the Percentage of the Lenders which is required for any waiver, amendment or consent hereunder, or amend the definition of "Required Lenders", without the written consent of all Lenders;

              (f) shall release the Company from its obligations under ARTICLE XII, release any substantial portion of the Guarantors or release all or any substantial part of the collateral securing the Obligations without the written consent of all Lenders;

              (g) shall amend or waive any provision of this Section or SECTION 2.15, or any other provision herein providing for consent or other action by all Lenders, without the written consent of all Lenders;

              (h) shall, unless in writing and signed by the Issuing Lender in addition to the Required Lenders or all Lenders, as the case may be, affect the rights or duties of the Issuing Lender under this Agreement or any L/C-Related Document;

              (i) shall, unless in writing and signed by the Swingline Lender in addition to the Required Lenders or all Lenders, as the case may be, affect the rights and duties of the Swingline Lender under this Agreement;

              (j) shall, unless in writing and signed by the Administrative Agent in addition to the Required Lenders or all Lenders, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document;

              (k) shall amend the permitted amount of Indebtedness of Foreign Subsidiaries to Persons other than the Company and its Subsidiaries specified in
SECTION 8.5(d) without the written consent of Lenders with aggregate Percentages of 66-2/3% or more;

              (l) shall change the last sentence of SECTION 2.8(a) without the written consent of each Lender affected thereby; or

              (m) shall change the requirements of SECTION 11.8(a) for the making of an assignment under any Facility without the consent of Lenders having Facility Percentages under such Facility of more than 50%.

         11.2 NOTICES. (a) All notices, requests and other communications hereunder shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered to the address or facsimile number specified for notices (x) in the case of the Company or the Administrative Agent, on SCHEDULE 11.2, or to such other address or facsimile number as shall be designated by such party in a written notice to the other parties and (y) in the case of any Lender, on such Lender's administrative questionnaire delivered to the Arrangers or the Administrative Agent or to such other address or facsimile number as shall be designated by such party in a written notice to the Company and the Administrative Agent. The Administrative Agent will, upon the request of the Company from time to time, promptly deliver to the Company a list of the addresses and fax numbers that the Administrative Agent has for the Lenders.

              (b) All such notices, requests and communications shall, if transmitted by overnight delivery, or faxed, be effective when delivered, or transmitted in legible form by facsimile machine, respectively, or if mailed, on the third Business Day after the date deposited into the U.S. mail; except that notices to the Administrative Agent pursuant to ARTICLE II, III or X shall not be effective until actually received by the Administrative Agent, and notices pursuant to ARTICLE III to the Issuing Lender shall not be effective until actually received by the Issuing Lender.

              (c) Any agreement of the Administrative Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Administrative Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Administrative Agent and the Lenders shall not have any liability to the Company or any other Person on account of any action taken or not taken by the Administrative Agent or the

Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans and L/C Obligations shall not be affected in any way or to any extent by any failure of the Administrative Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent and the Lenders of a confirmation which is at variance with the terms understood by the Administrative Agent and the Lenders to be contained in the telephonic or facsimile notice.

         11.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

         11.4 COSTS AND EXPENSES. The Company shall:

              (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse the Administrative Agent and its Affiliates (including the Arranger) within five Business Days after demand (subject to SUBSECTION 5.1(e)) for all reasonable and documented costs and expenses incurred by the Administrative Agent and its Affiliates in connection with the preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any other Loan Document and any other document prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including Attorney Costs incurred by the Administrative Agent and the Arranger with respect thereto; and

              (b) pay or reimburse the Administrative Agent and each Lender within five Business Days after demand (subject to SUBSECTION 5.1(e)) for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement or preservation of any right or remedy under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans and including in any Insolvency Proceeding or appellate proceeding).

         11.5 COMPANY INDEMNIFICATION. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify and hold the Agent-Related Persons and each Lender and each of their respective officers, trustees, advisors, directors, employees, counsel, agents and attorneys-in-fact (each an "INDEMNIFIED PERSON") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans, the termination of the Letters of Credit and the termination, resignation or replacement of the Administrative Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby or thereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding or any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by the Company or any of its Subsidiaries of any Hazardous Material) related to or arising out of this Agreement or the Loans or Letters of Credit or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"); PROVIDED that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations. Each Agent-Related Person and each Lender agrees that if any investigation, litigation or proceeding is asserted or threatened in writing or instituted against it or any other Indemnified Person, or any remedial, removal or response action is requested of it or any other Indemnified Party, for which such Agent-Related Person or such Lender may desire indemnity or defense hereunder, such Agent-Related Person or such Lender shall notify the Company in writing of such event; PROVIDED that failure to so notify the Company shall not affect the right of any Agent-Related Person or Lender to seek indemnification under this Section.

         11.6 PAYMENTS SET ASIDE. To the extent that either Borrower makes a payment to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee or receiver, or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its pro rata share of any amount so recovered from or repaid by the Administrative Agent.

         11.7 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Lender.

         11.8 ASSIGNMENTS, PARTICIPATIONS, ETC. (a) Any Lender may at any time assign and delegate to one or more Eligible Assignees (each, an "ASSIGNEE") all, or a ratable part of all, of the Loans, the Commitments, the L/C Obligations and the other rights and obligations of such Lender hereunder, in a minimum amount of $5,000,000, in the case of the U.S. Revolving Facility, (a)5,000,000, in the case of the Euro Revolving Facility and the Euro Term Loan A Facility,
(a)1,000,000, in the case of the Euro Term Loan B Facility, and $1,000,000 in the case of the U.S. Term Loan B Facility, or, in each case, all of such Lender's remaining rights and obligations under the applicable Facility or such lesser amount as may be agreed to by the Company and the Administrative Agent; PROVIDED that (A) the Borrowers, the Administrative Agent, the Issuing Lender and the Swingline Lender may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee shall have been given to the Company and the Administrative Agent by such Lender and the Assignee, (ii) such Lender and the Assignee shall have delivered to the

Company and the Administrative Agent an Assignment and Assumption in the form of EXHIBIT L (an "ASSIGNMENT AND ASSUMPTION") together with any Note or Notes subject to such assignment and (iii) the assignor Lender or the Assignee shall have paid to the Administrative Agent a processing fee in the amount of $3,500 (provided that no such fee shall be required in the case of an assignment by a Lender to an Affiliate or Approved Fund of such Lender) and (B) the Company shall not, as a result of any assignment by any Lender to any of such Lender's Affiliates, incur any increased liability for Taxes, Other Taxes or Further Taxes pursuant to SECTION 4.1. The Company designates the Administrative Agent as its agent for maintaining a book entry record of ownership identifying the Lenders and the amount of the respective Loans and Notes which they own (the "REGISTER"). No assignment shall be effective unless recorded by the Administrative Agent in the Register. The foregoing provisions are intended to comply with the registration requirements in Treasury Regulation Section 5f.103-1 so that the Loans and Notes are considered to be in "registered form" pursuant to such regulation.

              (b) From and after the date that the Administrative Agent notifies the assignor Lender that it has provided its consent (if applicable), and received the consents (to the extent applicable) of the Swingline Lender, the Issuing Lender and the Company, with respect to an executed Assignment and Assumption and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Assumption, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Assumption, relinquish its rights (except such rights as survive the termination hereof or the replacement of a Lender hereunder, including the indemnities pursuant to SECTION 11.5 hereof) and be released from its obligations under the Loan Documents.

              (c) Any Lender may, without notice to or consent of the Company or the Administrative Agent, at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "PARTICIPANT") participating interests in any Loan, the Commitments of such Lender and the other interests of such Lender (the "ORIGINATING LENDER") hereunder and under the other Loan Documents; PROVIDED, HOWEVER, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrowers, the Swingline Lender, the Issuing Lender and the Administrative Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents and (iv) except in the case of a transfer or grant of a participating interest by a Lender to an Affiliate of such Lender, no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Lenders or the consent of a particular Lender, in each case as described in the PROVISO to SECTION 11.1. In the case of any such participation, the Participant shall be entitled to the benefit of SECTIONS 4.1, 4.3 and 11.5 as though it were also a Lender hereunder (PROVIDED, with respect to SECTIONS 4.1 and 4.3, the Company shall not be required to pay any amount which it would not have been required to pay if no participating interest had been sold), and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, the Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. Each Lender may furnish any information concerning the Company and its Subsidiaries in the possession of such Lender from time to time to participants and prospective participants and may furnish information in response to credit inquiries consistent with general banking or investment practice. Each Lender which sells a participation will maintain a book entry record of ownership identifying the Participant(s) and the amount of such participation(s) owned by such Participant(s). Such book entry record of ownership shall be maintained by the Lender as agent for the Company and the Administrative Agent. This provision is intended to comply with the registration requirements in Treasury Regulation Section 5f.103-1 so that the Loans and Notes are considered to be in "registered form" pursuant to such regulation.

              (d) Notwithstanding any other provision of this Agreement, any Lender may at any time create a security interest in, or pledge all or any portion of, its rights under and interest in this Agreement and any Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

              (e) In the case of any Lender that is an Approved Fund, such Lender may, without the consent of the Company or the Administrative Agent, assign or pledge all or any portion of its rights under this Agreement, including its Loans and its Notes and any other instrument evidencing its rights as a Lender under this Agreement, to any holder of, trustee for or other representative of holders of obligations owned, or securities issued, by such fund, as security for such obligations or securities; PROVIDED that any foreclosure or similar action by such trustee or representative shall be subject to the provisions of SECTION 11.8(a) concerning assignments.

         11.9 CONFIDENTIALITY. Each Lender agrees to take, and to cause its Affiliates to take, normal and reasonable precautions and exercise due care to maintain the confidentiality of all non-public information provided to it by the Company or any Subsidiary, or by the Administrative Agent on the Company's or any Subsidiary's behalf, under this Agreement or any other Loan Document, and neither such Lender nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary, except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by such Lender or (ii) was or becomes available on a non-confidential basis from a source other than the Company (PROVIDED that such source is not bound by a confidentiality agreement with the Company or any Subsidiary known to such Lender); PROVIDED, HOWEVER, that any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which such Lender is subject or in connection with an examination of such Lender by any such authority, (B) pursuant to subpoena or other court process, (C) when required to do so in accordance with the provisions of any applicable Requirement of Law, (D) to the extent reasonably required in connection with any litigation or proceeding to which the Administrative

Agent or any Lender or any of their respective Affiliates may be party, (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document, (F) to such Lender's independent auditors and other professional advisors, (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder,
(H) as to any Lender or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with such Lender or such Affiliate, (I) to its Affiliates or (J) to any direct or indirect contractual counterparty in any swap, hedge or similar agreement (or to any such contractual counterparty's professional advisor), so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this
SECTION 11.9.

         11.10 SET-OFF. In addition to any right or remedy of the Lenders provided by law, if an Event of Default exists, or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Borrowers, any such notice being waived by the Borrowers to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of either Borrower against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the applicable Borrower and the Administrative Agent after any such set-off and application made by such Lender; PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application.

         11.11 AUTOMATIC DEBITS OF FEES. With respect to any non-use fee, arrangement fee, agency fee, letter of credit fee or other fee, or any other cost or expense (including Attorney Costs) due and payable to the Administrative Agent, the Swingline Lender or the Issuing Lender under the Loan Documents, each Borrower hereby irrevocably authorizes Bank of America to debit any deposit account of such Borrower with Bank of America in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in Bank of America's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

         11.12 NOTIFICATION OF ADDRESSES, LENDING OFFICES, ETC. Each Lender shall notify the Administrative Agent in writing of any change in the address to which notices to such Lender should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

         11.13 COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of which taken together shall constitute but one and the same instrument.

         11.14 SEVERABILITY. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or such instrument or agreement.

         11.15 NO THIRD PARTIES BENEFITED. This Agreement is made and entered into for the sole protection and legal benefit of the Borrowers, the Lenders, the Administrative Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other Loan Document.

         11.16 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Unmatured Event of Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

         11.17 INTEREST RATE LIMITATION. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Requirements of Law (the "MAXIMUM RATE"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans of the applicable Borrower or, if it exceeds such unpaid principal, refunded to such Borrower. In determining whether the interest contracted for, charged or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Requirements of Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

         11.18 JUDGMENT CURRENCY. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due in respect of any Obligation in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the applicable Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder shall, notwithstanding any judgment in a currency (the "JUDGMENT CURRENCY") other than that in which such sum is denominated in accordance with the applicable provisions hereof (the "AGREEMENT CURRENCY"), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or such Lender in the Agreement Currency, the applicable Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as applicable, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or such Lender in such currency, the Administrative Agent and each Lender agrees to return the amount of any excess to the applicable Borrower (or to any other Person who may be entitled thereto under applicable law).

         11.19 GOVERNING LAW AND JURISDICTION. (a) WITH THE EXCEPTION OF THE POWER OF ATTORNEY GRANTED IN SECTION 10.11(b) ABOVE, THIS AGREEMENT AND ANY NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK; PROVIDED THAT THE ADMINISTRATIVE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

              (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS. EACH OF THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

         11.20 WAIVER OF JURY TRIAL. THE BORROWERS, THE LENDERS AND THE ADMINISTRATIVE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE BORROWERS, THE LENDERS AND THE ADMINISTRATIVE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH

SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENT, RENEWAL, SUPPLEMENT OR MODIFICATION TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         11.21 ENTIRE AGREEMENT. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Borrowers, the Lenders and the Administrative Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

         11.22 EFFECTIVENESS WITH RESPECT TO SUBSIDIARY BORROWER. For the avoidance of doubt, the parties hereto agree that this Agreement and all other Loan Documents signed by the Subsidiary Borrower shall become effective with respect to the Subsidiary Borrower concurrently with (and not before) the consummation of the VARTA Acquisition.

         11.23 PARALLEL DEBT. Without prejudice to the provisions of any other Loan Document and for the purpose of ensuring and preserving the validity and continuity of the security rights granted and to be granted by the Pledgors (as defined in the Netherlands Share Pledge Agreements) under or pursuant to the Netherlands Share Pledge Agreements, each Lender, on behalf of itself and its Affiliates, and the other parties hereto acknowledge and consent to the Pledgors' undertaking to pay to Bank of America, in its own capacity, amounts
(i) equal to the amounts due from time to time by the Pledgors to the Lenders and their Affiliates in respect of all moneys owed by the Pledgors to the Lenders and their Affiliates under the Guaranties and (ii) due and payable at the same time as the corresponding amounts of such moneys under the Guaranties are or shall be due and payable (such payment undertaking and the obligations and liabilities resulting therefrom, the "Parallel Debt"). Each Lender, on behalf of itself and its Affiliates, and the other parties hereto agree that the Parallel Debt is a claim of Bank of America which is independent and separate from, and without prejudice to, the claims of the Lenders and their Affiliates, if applicable, in respect of the moneys owed by the Pledgors under the Guaranties, and is not a claim which is held jointly with the Lenders and their Affiliates provided that to the extent any amounts are paid to Bank of America under the Parallel Debt or that Bank of America otherwise receives moneys in payment of the Parallel Debt, the total amount due and payable in respect of the moneys owed by the Pledgors under the Guaranties shall be decreased as if said amounts were received directly in payment of the outstanding moneys under the Guaranties. Bank of America, acting in its own capacity, hereby agrees to transfer to such account as may be specified by the Administrative Agent, for the benefit of the Lenders and their Affiliates all proceeds that it receives in connection with any enforcement action taken under or pursuant to the Netherlands Share Pledge Agreements.

                                  ARTICLE XII

                                    GUARANTEE

         12.1 UNCONDITIONAL GUARANTEE. For valuable consideration, receipt whereof is hereby acknowledged, and to induce each Lender to make Loans to the Subsidiary Borrower, the

Company hereby unconditionally and irrevocably guarantees to each Lender and the Administrative Agent the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Subsidiary Borrower, whether for principal, interest, fees, expenses or otherwise, whether direct or indirect, absolute or contingent or now existing or hereafter arising (such Obligations being the "GUARANTEED OBLIGATIONS"). Without limiting the generality of the foregoing, the Company's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Subsidiary Borrower to the Administrative Agent or any other Lender under this Agreement but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Subsidiary Borrower. This is a guarantee set forth in this ARTICLE 12 is a guarantee of payment and not merely of collection.

         12.2 GUARANTEE ABSOLUTE. The Company guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender or the Administrative Agent with respect thereto. The Obligations of the Company under this ARTICLE XII are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against the Company to enforce this ARTICLE XII, irrespective of whether any action is brought against the Subsidiary Borrower or whether the Subsidiary Borrower is joined in any such action or actions. The liability of the Company under this guarantee shall be irrevocable, absolute and unconditional irrespective of, and the Company hereby irrevocably waives any defense it may now or hereafter have in any way relating to, any or all of the following:

              (a) any lack of validity or enforceability of this Agreement or any other agreement or instrument relating hereto;

              (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from this Agreement;

              (c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

              (d) any change, restructuring or termination of the corporate structure or existence of the Subsidiary Borrower; or

              (e) any other circumstance (including any statute of limitations to the fullest extent permitted by applicable Requirements of Law) which might otherwise constitute a defense available to, or a discharge of, the Company, the Subsidiary Borrower or a guarantor.

         This guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Lender or the Administrative Agent upon the insolvency, bankruptcy or reorganization of the Subsidiary Borrower or otherwise, all as though such payment had not been made.

         12.3 WAIVERS. The Company hereby expressly waives promptness, diligence, notice of acceptance, presentment, demand for payment, protest, any requirement that any right or power be exhausted or any action be taken against the Subsidiary Borrower or against any other guarantor of all or any portion of the Guaranteed Obligations, and all other notices and demands whatsoever.

              (a) The Company hereby waives any right to revoke this guaranty, and acknowledges that this guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future and regardless of whether the Guaranteed Obligations are reduced to zero at any time or from time to time.

              (b) The Company acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated herein and that the waivers set forth in this ARTICLE XII are knowingly made in contemplation of such benefits.

         12.4 SUBROGATION. The Company will not exercise any right that it may now or hereafter acquire against the Subsidiary Borrower or any other insider guarantor that arises from the existence, payment, performance or enforcement of the Guaranteed Obligations, including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Administrative Agent or any other Lender against the Subsidiary Borrower or any other insider guarantor or any collateral, whether or not such right arises in equity or under contract, statute or common law, including the right to take or receive from the Subsidiary Borrower or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations shall have been paid in full in cash and the Commitments under the Euro Revolving Facility shall have terminated. If any amount shall be paid to the Company in violation of the preceding sentence, such amount shall be held in trust for the benefit of the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as collateral for any Guaranteed Obligations. The Company acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement and that the waiver set forth in this Section is knowingly made in contemplation on such benefits.

         12.5 SURVIVAL. This guarantee is a continuing guarantee and shall (a) remain in full force and effect until payment in full in cash of the Guaranteed Obligations and the termination of the Commitments under the Euro Revolving Facility, (b) be binding upon the Company and its successors and assigns and (c) inure to the benefit of and be enforceable by the Administrative Agent on behalf of the Lenders and their respective successors, transferees and assigns.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.



                       RAYOVAC CORPORATION





                       By:      /S/ RANDALL J. STEWARD
                          --------------------------------
                       Name:    Randall J. Steward
                       Title:   Executive Vice President and Chief Financial
                                Officer

                       VARTA GERATEBATTERIE GmbH



                       By:      /S/ KENT J. HUSSEY
                          --------------------------------
                       Name:    Kent J. Hussey
                       Title:   Chief Executive Officer




                       By:      /S/ ANDREAS ROUVE
                          ------------------------
                       Name:    Andreas Rouve
                       Title:   Chief Financial Officer

                       BANK OF AMERICA, N.A., as Issuing Lender,
                       Swingline Lender and a Lender



                       By:      /S/ BRADFORD JONES
                          --------------------------------
                       Title:   Managing Director

                       BANK OF AMERICA, N.A., as Administrative Agent



                       By:      /S/ CHARLES D. GRABAR
                          --------------------------------
                       Name:    Charles D. Grabar
                       Title:   Vice President

                       CITICORP NORTH AMERICA, INC., as Syndication Agent and a Lender



                       By:      /S/ LELAND H. RICHARDS, JR.
                          -----------------------------------------
                       Title:   Vice President

                       LASALLE BANK NATIONAL ASSOCIATION, as a Lender



                       By:      /S/ JAMES A. MEYER
                          --------------------------------
                       Name:    James A. Meyer
                       Title:   Senior Vice President

                       METROPOLITAN LIFE INSURANCE COMPANY, as a Lender



                       By:      /S/ JAMES A. WIVIOTT
                          --------------------------------
                       Title:   Director

                       U.S. BANK NATIONAL ASSOCIATION, as a Lender



                       By:      /S/ JASON R. HICKEY
                          --------------------------------
                       Title:   Vice President